Execution Copy

CREDIT AGREEMENT

Dated as of June 25, 2013

among

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

and

CAPITAL ONE, NATIONAL ASSOCIATION,

AS ADMINISTRATIVE AGENT

and

JOINT LEAD ARRANGER AND SOLE BOOKRUNNER

and

BANK OF MONTREAL,

acting under its trade name BMO Capital Markets,

AS JOINT LEAD ARRANGER

and

BANK OF MONTREAL,

AS DOCUMENTATION AGENT

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Page

§1. DEFINITIONS OF RULES OF INTERPRETATION.

1

§1.1.

Definitions.

1

§1.2.

Rules of Interpretation.

26

§1.3.

Times of Day

27

§1.4.

Letter of Credit Amounts.

27

§1.5.

Rounding

27

§2. REVOLVING CREDIT FACILITY.

27

§2.1     Loans Commitment to Lend Revolving Loans; Limitations.

27

§2.2.

Changes in Total Commitment.

28

§2.3.

The Notes

30

§2.4.

Interest on Loans Payment of Principal and Interest

30

§2.5

Requests for Loans.

32

§2.6.

Conversion and Continuation Options.

§2.7.

Funds for Loans.

32

§2.8.

Letters of Credit.

33

§2.9.

Cash Collateral.

41

§2.10.

Defaulting Lenders.

42

§3. REPAYMENT OF THE LOANS.

47

§3.1.

Maturity

47

§3.2.

Mandatory Repayments of Loan

47

§3.3.

Optional Repayments of Loans.

47

§4. CERTAIN GENERAL PROVISIONS.

47

§4.1.

Fees.

47

§4.2.

Funds for Payments; Computations; Payments Set Aside.

48

§4.3.

Taxes.

49

§4.4.

Additional Costs, Etc.

52

§4.5.

Capital Adequacy

54

§4.6.

Certificate

54

§4.7.

Indemnity

54

i

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§4.8.

Default Interest and Late Charges

55

§4.10

Inability to Determine LIBOR.

57

§4.11

Illegality.

57

4.12

Mitigation Obligations; Replacement of Lenders.

58

4.13

Sharing of Payments by Lenders :

58

§5. UNENCUMBERED PROPERTIES; NO LIMITATION ON RECOURSE.

59

§5.1.

Unencumbered Properties

59

§5.2.

Waivers by Requisite Lenders

59

§5.3.

Rejection of Unencumbered Properties

59

§5.4.

Change in Circumstances

60

§5.5.

No Limitation on Recourse

60

§5.6.

Additional Guarantors

60

§6. REPRESENTATIONS AND WARRANTIES.

60

§6.1.

Authority; Etc.

60

§6.2.

Governmental Approvals and Consents

61

§6.3.

Title to Properties.

61

§6.4.

Financial Statements..

61

§6.5.

No Material Changes, Etc.

62

§6.6.

Franchises, Patents, Copyrights, Etc.

62

§6.7.

Litigation

62

§6.8.

No Materially Adverse Contracts, Etc.

63

§6.9.

Compliance With Other Instruments, Laws, Etc.

63

§6.10.

Tax Status

63

§6.11.

Event of Default

63

§6.12.

Investment Company Act.

63

§6.13.

Absence of Financing Statements, Etc.

63

§6.14.

Status of the Borrower.

63

§6.15.

Certain Transactions

64

§6.16.

Benefit Plans; Multiemployer Plans; Guaranteed Pension Plans

64

§6.17.

Regulations U and X

64

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§6.18.

Environmental Compliance

64

§6.19.

Subsidiaries and Affiliates

66

§6.20.

Loan Documents

66

§6.21.

Buildings on the Borrowing Base Property

66

§6.22.

Insurance

66

§6.23.

Disclosure

66

§6.24.

Solvency

67

§6.25

Use of Proceeds

67

§6.26

Anti-Terrorism Law

67

§7. AFFIRMATIVE COVENANTS OF THE BORROWER

68

§7.1.

Punctual Payment

68

§7.2.

Maintenance of Office

68

§7.3.

Records and Accounts

68

§7.4.

Financial Statements, Certificates and Information

68

§7.5.

Notices.

70

§7.6.

Existence; Maintenance of REIT Status; Maintenance of Properties

72

§7.7.

Insurance

73

§7.8.

Lender's Costs and Expenses

73

§7.9.

Taxes

74

§7.10.

Inspection of Properties and Books

74

§7.11.

Compliance with Borrowing Base Property Requirements

74

§7.12.

Compliance with Laws

74

§7.13.

Use of Proceeds

74

§7.14

Certificate of Loan Status

75

§7.15

Notices of Significant Transactions

75

§7.16.

Further Assurances

76

§7.17.

Environmental Indemnification

76

§7.18.

Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws   76

§7.20.

Response Actions

77

§7.21.

Employee Benefit Plans.

77

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§8. CERTAIN NEGATIVE COVENANTS OF THE BORROWER

78

§8.1.

Restrictions on Recourse Indebtedness

78

§8.2.

Restrictions on Investments

78

§8.3.

Merger, Consolidation and Other Fundamental Changes

79

§8.4.

Sale and Leaseback

79

§8.5.

Compliance with Environmental Laws.

80

§8.6.

Distributions

80

§8.7.

Assumption.

80

§8.8.

Development Financing.

80

§8.9.

Liens

80

§8.10.

Negative Pledge

81

§8.11.

Transactions with Affiliates

81

§8.12.

Change in Nature of Business

81

§8.13.

Information Regarding Collateral

81

§8.14

Affirmative Covenants with Respect to Leases

82

§8.15

Market Regulations

82

§8.16

Change in Fiscal Year

82

§8.17

Anti-Terrorism Law; Anti-Money Laundering

82

§9. FINANCIAL COVENANTS OF THE BORROWER

82

§9.1.

Debt Service Coverage Ratio

83

§9.2.

Total Debt to Total Asset Value

83

§9.3.

Minimum Tangible Net Worth.

83

§9.4.

Corporate Debt Yield

83

§9.5.

Adjusted EBITDA to Fixed Charges

§9.6.

Test Period

83

§9.7.

Pro Forma Calculations

83

§10. CONDITIONS TO EFFECTIVENESS:

83

§10.1.

Loan Documents

83

§10.2.

Certified Copies of Organization Documents; Good Standing Certificates

83

§10.3.

By-laws; Resolutions

84

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§10.4.

Incumbency Certificate; Authorized Signers

84

§10.5.

Opinions of Counsel Concerning Organization and Loan Documents

84

§10.6.

Payment of Fees

84

§10.7.

Closing Certificate

84

§10.8.

Compliance Certificate

84

§11. CONDITIONS TO ALL CREDIT ADVANCES

85

§11.1.

Representations True; No Event of Default; Compliance Certificatet.

85

§11.2.

No Legal Impediment

85

§11.3.

Governmental Regulation

86

§11.4.

Proceedings and Documents

86

§12. EVENTS OF DEFAULT; ACCELERATION; ETC.

86

§12.1.

Events of Default

86

§12.2.

Remedies

89

§12.3.

Remedies Cumulative.

90

§12.4.

Distribution of Enforcement Proceeds

90

§13. SETOFF

91

§14. THE AGENT.

92

§14.1.

Appointment and Authority

92

§14.2.

Rights as a Lender

92

§14.3.

Exculpatory Provisions

93

§14.4.

Reliance by Agent

95

§14.5.

Delegation of Duties

95

§14.6.

Resignation or Removal of Agent

95

§14.7.

Non-Reliance on Agent and Other Lenders

96

§14.8.

No Other Duties, Etc

97

§14.9.

Agent May File Proofs of Claim

97

§14.10.Guaranty Matters

98

§14.11.Payments by Agent

98

v

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§15. EXPENSES; INDEMNITY; DAMAGE WAIVER.

103

§16. TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.  .

106

§17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES..

107

§18. SUCCESSORS AND ASSIGNS.

107

§19. NOTICES, ETC.

112

§20. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

103

§21. HEADINGS

116

§22. COUNTERPARTS

116

§23. ENTIRE AGREEMENT

116

§24. WAIVER OF JURY TRIAL

116

§25. CONSENTS, AMENDMENTS, WAIVERS, ETC.

116

§26. SEVERABILITY

116

§27. ACKNOWLEDGMENTS

119

§28. NO WAIVER; CUMULATIVE REMEDIES

120

§29. INTEREST RATE LIMITATION

120

§30. USA PATRIOT ACT NOTICES.

120

§31. TIME OF THE ESSENCE

121

§32. FURTHER ASSURANCES

121

§33. CONFLICTS WITH OTHER LOAN DOCUMENTS

121

§34. PRESS RELEASES AND RELATED MATTERS

121

§35. REPLACEMENT OF LENDERS

122

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Exhibit A

Form of Note

Exhibit B

Form of Advance Request

Exhibit C

Form of Compliance Certificate

Exhibit D

Form of Assignment and Assumption

Exhibit E

Form of Letter of Credit Application

Exhibit F

Form of Joinder Agreement

Exhibit G

Form of Guaranty Agreement

Schedule 1

Lenders; Lending Offices

Schedule 1.1(a)

Portfolio Properties

Schedule 1.1(b)

Borrowing Base Properties

Schedule 1.2

Commitments and Commitment Percentages

Schedule 1.3

Related Companies; Guarantors

Schedule 6.1(a)

States of Formation

Schedule 6.3

Title to Properties

Schedule 6.7

Litigation

Schedule 6.15

Insider Transactions

Schedule 6.16

Employee Benefit Plans

Schedule 6.18

Environmental Matters

Schedule 6.21

Building Structural Defects, etc.

Schedule 6.22

Insurance

Schedule 8.1(c)

Investments

Schedule 8.2(b)

Indebtedness

Schedule 8.9

Existing Liens

CREDIT AGREEMENT

This CREDIT AGREEMENT is made as of the 25th day of June, 2013, by and among MONMOUTH REAL ESTATE INVESTMENT CORPORATION, a Maryland corporation (the “Borrower”), the Guarantors that are signatories to this Agreement from time to time, CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association (“Capital One”), the other lending institutions which are listed from time to time on Schedule 1 (collectively, with Capital One, the “Lenders”), CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent for itself and such other lending institutions (the “Agent”) and as joint lead arranger and sole bookrunner, and BANK OF MONTREAL , acting under its trade name BMO Capital Markets, as joint lead arranger (“ Bank of Montreal ”) and BANK OF MONTREAL, as documentation agent.

WHEREAS, the Borrower has requested the Lenders to establish an unsecured revolving line of credit facility (“Facility”) pursuant to which the Lenders shall, subject to the satisfaction of the terms and conditions set forth in this Agreement, make loans and advances (including the issuance of letters of credit) to the Borrower up to an aggregate principal amount at any time outstanding of not greater than $40,000,000.00, and provide for an option to the Borrower, on or after the Effective Date of this Agreement, to increase the amount of the Facility by an aggregate principal amount of $20,000,000.00 and thereupon increase the amount of the Facility from $40,000,000.00 to a maximum principal amount of $60,000,000.00, subject to the terms and provisions of this Agreement and specifically §2.2.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

§1.  DEFINITIONS OF RULES OF INTERPRETATION.

§1.1.

Definitions.  The following terms shall have the meanings set forth in this §l or elsewhere in the provisions of this Agreement referred to below:

Accordion Option. The option to the Borrower, subject to the provisions of §2.2 of this Agreement, to increase the Facility and Total Commitment by an amount of $10,000,000 per request and in the aggregate $20,000,000 (the “Accordion Amount”) and thereby increase the Facility in the Total Commitment to a maximum principal amount of up to $60,000,000.00.

Additional Commitment. The portion (if any) of any Lender’s Commitment that will become effective on the Commitment Increase Date if the Total Commitment is increased pursuant to §2.2.

Additional Commitment Lenders. Those Lenders that provide an Additional Commitment.

Administrative Agency Fee. The Administrative Agency Fee payable by Borrower to Agent in accordance with the terms of the Fee Letter.

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Administrative Questionnaire: an Administrative Questionnaire in a form supplied by Administrative Agent.

Affiliated Lenders.  Any commercial bank or financial institution which is (i) the parent corporation of any of the Lenders, (ii) Controlled by any of the Lenders or (iii) a subsidiary of the parent corporation of any of the Lenders that is under common Control with the applicable Lender.

Advance(s). Each advance and all advances of the Loans made by Lenders to Borrower hereunder.

Advance Request or Loan Request. The form of advance request set forth as Exhibit B attached hereto and made a part hereof.

Affiliate. As applied to any Person shall mean any other Person directly or indirectly through one or more intermediaries Controlled by or with that Person. For the avoidance of doubt, neither UMH Properties, Inc. nor any of its Affiliates shall be considered an Affiliate of Borrower or any Related Party of Borrower.

Agent.  Capital One acting in its capacity as administrative agent for the Lenders or any successor agent.

Agent’s Head Office.  The Agent’s head office located at 90 Park Avenue, New York, New York 10016, Attn: Agency Operations/David Ingram, or at such other location as the Agent may designate from time to time in accordance with §19(d).

Agreement.  This Credit Agreement, including the Schedules and Exhibits hereto as it may be amended, modified or supplemented from time to time.

Applicable Margin.  As of any date of determination, the margin set forth below based on the Leverage Ratio of the Borrower for each fiscal quarter:

Leverage Ratio	Applicable Margin
< 35%	1.75%
> 35% - < 40%	1.85%
> 40% - < 45%	2.00%
> 45% - < 50%	2.25%
> 50%	2.50%

The Applicable Margin shall be subject to increase or decrease upon receipt by Agent of the financial statements and corresponding Compliance Certificate for each Fiscal Quarter of Borrower then ended, which change shall be effective on the first day of the calendar month following receipt.  If, by the first day of the month after the end of any Fiscal Quarter of Borrower, any financial statements and Compliance Certificate due in the preceding month have not been received, then, at the option of Agent, in addition to any other remedy provided for in

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this Agreement, the Applicable Margin shall increase to the highest level set forth in the foregoing grid, until the first day of the first calendar month following delivery of financial statements and corresponding Compliance Certificate demonstrating that such an increase is not required.  In the event that there is a discrepancy between the Leverage Ratio calculated by Borrower and Agent, the calculation by Agent shall control and prevail absent manifest error.

If an Event of Default has occurred and is continuing at the time a reduction in the Applicable Margins is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Event of Default is waived or cured to the satisfaction of the Agent.

Approved Fund .. Shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, (c) an entity or an Affiliate of an entity that administers or manages a Lender, or (d) an Eligible Institution

Arranger.  Capital One and Bank of Montreal in their capacity as joint arrangers , or any successors thereto.

Arrangement Fee.   The Arrangement Fee payable by Borrower to Agent in accordance with the terms of the Fee Letter ..

Assignee Group.  Two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

Assignment and Assumption.  An assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by §18(b)) and accepted by the Agent, in substantially the form of Exhibit D or any other form approved by the Agent.

Availability.  The lesser of (i) 60% of the Borrowing Base Value or (ii) an amount equal to the NOI from the Borrowing Base Properties divided by 11%.

Bank. Capital One.

Base Rate. For any day, a rate per annum equal to the highest of (a) the Federal Funds Rate for such day plus 1/2 of 1%, (b) the Prime Rate for such day and (c) the sum of (i) LIBOR (for a one month Interest Period) plus (ii) the Applicable Margin.  Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

Base Rate Loans.  Those Loans bearing interest calculated by reference to the Base Rate.  All Base Rate Loans shall be denominated in Dollars.

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Borrower.  Monmouth Real Estate Investment Corporation, a Maryland corporation.

Borrower’s Notice Address.  3499 Route 9, North, Suite 3-C, Freehold, NJ 07728, or at such other location as the Borrower may designate from time to time in accordance with §19(d).

Borrower Materials.  Has the meaning ascribed to such term in §7.5.

Borrowing.  Means a borrowing hereunder consisting of Loans made on the same day by the Lenders to the Borrower.

Borrowing Base Properties. Those Portfolio Properties identified by the Borrower and approved by the Agent as Borrowing Base Properties as set forth on the Borrowing Base Properties Schedule and which properties shall:

(a)

be wholly owned by Borrower or a Guarantor and fully developed and operational, and to have been initially developed and operated principally as an industrial, manufacturing, or distribution building; and

(b)

not be subject to any lien, encumbrance, or negative pledge, other than a Permitted Lien, nor shall any interest of the Borrower or any Guarantor in the owner of said property be subject to any lien, pledge or encumbrance, other than a Permitted Lien; and

(c)

be free of major structural defects and architectural deficiencies, title defects, environmental conditions or other adverse matters, except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such property; and

(d)

be located in the contiguous United States, including the District of Columbia.

Borrowing Base Properties Schedule.  The schedule of Borrowing Base Properties attached hereto as Schedule 1.1(b), certified by Borrower to be true, correct and complete, as same shall be amended and supplemented by Borrower in accordance with §7.4(d) of this Agreement to include eligible Real Estate Assets acquired by the Borrower or any Guarantor during the term of this Agreement and to delete all Real Estate Assets withdrawn by the Borrower or any Guarantor during the term of this Agreement. The Borrowing Base Properties Schedule shall include an affirmative statement that all Borrowing Base Properties are readily marketable with no material impediments as to ability to finance.  Prior to the withdrawal of any Borrowing Base Property from the Borrowing Base Properties Schedule, a pro-forma Compliance Certificate is to be submitted by Borrower to Agent that excludes that property to be withdrawn.  If this results in Outstanding Obligations exceeding Availability then compliance is to be restored within the established timeframes as provided for under §2.1.  Notwithstanding the previous sentence, if the Real Estate Asset is being withdrawn based on (a) a sale/transfer, or (b) the Real Estate Asset is going to be financed with another source of capital, the Borrower shall immediately pay to the Agent the Mandatory Compliance Payment.

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Borrowing Base Value or BBV. The value derived by taking the aggregate NOI from the Borrowing Base Properties and capitalizing it by using a capitalization rate of 7.5%.

Borrowing Date.  The date on which any Loan is made or is to be made or Letter of Credit issued.

Business Day.  Means (a) for purposes of the Borrower’s performing its payment obligations under this Agreement, any day excluding Saturday, Sunday and any day which is a legal holiday under the Laws of the State of New York, or is a day upon which banking institutions located in such states are required or authorized by Law or other governmental action to close, (b) for purposes of the Lenders performing any of their obligations under this Agreement, any day excluding Saturday, Sunday and any day which is a legal holiday under the Laws of the State of New York, or is a day upon which banking institutions located in such states are required or authorized by Law or other governmental action to close, and (c) if the applicable day relates to LIBOR or an Interest Period for the Loans, a Business Day under the foregoing clauses (a) and (b), as applicable, and a day on which dealings on Dollar deposits are also carried on in the London interbank market and banks are open for business in London.

Capitalized Leases. Leases under which the Borrower is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the Borrower in accordance with Generally Accepted Accounting Principles.

Cash Collateralize.  To pledge and deposit with or deliver to the Agent, for the benefit of the Agent, L/C Issuer (as applicable) and the Lenders, as collateral for Letter of Credit Obligations, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Agent or (b) the L/C Issuer (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

Cash Equivalents. Means, as to any Person, (a) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such Person; (b) time deposits and certificates of deposit of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the Laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A-2” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such Person; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, which repurchase obligations are

2076882.7

secured by a valid perfected security interest in the underlying securities; (d) commercial paper issued by any Person incorporated in the United States rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s and in each case maturing not more than one year after the date of acquisition by such Person; (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above; and (f) demand deposit accounts maintained in the ordinary course of business.

CERCLA.  Means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq.

Change in Law.  The occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

Change of Control.  (a)

Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the voting interests of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)

during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such

2076882.7

election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

Code.  The Internal Revenue Code of 1986, as amended and in effect from time to time.

Commitment.  With respect to each Lender, the amount set forth from time to time on Schedule 1.2 hereto as the amount of such Lender’s commitment (a) to make Revolving Loans hereunder to the Borrower and (b) to participate in Letters of Credit hereunder, as adjusted from time to time as a result of any Commitment Increase pursuant to §2.2(a), any reduction in Commitments pursuant to §2.2(c), or any assignment pursuant to §18, and Commitments shall be the aggregate principal amount of the Commitments of all of the Lenders, the maximum amount of which shall be initially $40,000,000, as same may be increased from time to time pursuant to §2.2(a) or as decreased from time to time pursuant to §2.2(c).

Commitment Increase.  An increase in the Commitments such that the Total Commitment is not more than $60,000,000 pursuant to §2.2(a).

Commitment Increase Date.  Has the meaning as ascribed to such term in §2.2(a).

Commitment Percentage.  With respect to any Lender, at any time, the percentage (carried out to the 9th decimal place) of the Total Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in §2.2(a), §2.2(c), and §2.11.  If the Commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to §12.2 or if the Total Commitments have expired, then the Commitment Percentage of each Lender shall be determined based on the Commitment Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.2 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

Compliance Certificate.  Has the meaning ascribed to such term in §2.5(a).

Control.  The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

Corporate Debt Yield.  The  ratio of NOI to Total Debt.

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Covenant Default Condition.  Shall mean a breach of any of the Financial Covenants, which breach has not been cured by the next quarterly test as evidenced by the Borrower's next succeeding Form 10-Q or submitted Portfolio Schedule.

Credit Exposure.  With respect to each Lender as of any date of determination, the sum, without duplication, of the following: (i) the outstanding principal amount of all Loans advanced by such Lender under §2.1, and (ii) such Lender’s Commitment Percentage of the stated amount of each Letter of Credit issued under §2.9 which has not expired or terminated prior to the date of determination.

Debt Service Coverage Ratio.  As of any date of determination, the aggregate NOI from the Real Estate Assets divided by the sum of all principal and/or interest payments due from Borrower (whether paid or unpaid, but excluding all balloon principal payments) during the corresponding NOI period, annualized.

Debtor Relief Laws.  The Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

Default.  Means any event, condition or circumstance, including a Covenant Default Condition, which constitutes an Event of Default or which, with the giving of notice, the lapse of time, or both, would (if not cured, waived or otherwise remedied during such time) constitute an Event of Default.

Default Rate.  Means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate on the Loans plus (b) two percent (2%) per annum.  The Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.

Defaulting Lender.  Subject to §2.11(b), any Lender that, as determined by the Agent, (a) shall for any reason fail to (i) make any respective Loan required pursuant to the terms of this Agreement or participate in any respective Letters of Credit or (ii) pay its Commitment Percentage of any advance pursuant to Sections 2.1, 2.8 or 2.9 or any Protective Advance, or otherwise made as requested by Agent to be made in connection with the exercise by Agent of any of its remedies hereunder, or of any indemnification payment required pursuant to Section 15(c), and such failure shall continue for a period of three (3) Business Days following the delivery of written notice thereof by Agent to such Lender;  (b) shall assign or transfer its interest hereunder or in or to its Loan or Commitment in violation of Section 18; (c) shall exercise any rights of set-off in violation of Section 13; (d) has notified Borrower or Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default,

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shall be specifically identified in such writing or public statement) cannot be satisfied ); ( e ) has failed, within three (3) Business Days after written request by Agent or Borrower , to confirm in writing to Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause ( e ) upon receipt of such written confirmation by Agent and Borrower) ; or ( f ) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver , custodian , conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity ; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender ..  Any determination by Agent that a Lender is a Defaulting Lender under one or more of clauses (a) through ( f ) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender   upon delivery of written notice of such determination to the Borrowers and each Lender. If for any reason a Lender fails to make timely payment to Agent of any amount required to be paid to Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which Agent or Borrower may have under the immediately preceding provisions or otherwise, Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest.  Any amounts received by Agent in respect of a Defaulting Lender’s Loans shall not be paid to such Defaulting Lender and shall be held uninvested by Agent and either applied against the purchase price of such Loan under Sections 2.11 or paid to such Defaulting Lender upon the Defaulting Lender’s curing of its default.

Distribution.  The declaration or payment of any dividend or distribution of cash or Cash Equivalents to the holders of common shares of beneficial interest in the Borrower.

Documentation Agent. Bank of Montreal in its capacity as documentation agent, or any successors thereto.

Dollars or $.  Dollars in lawful currency of the United States of America.

Drawing Date.  The date on which a draft under a Letter of Credit is paid by the Agent.

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Effective Date.  The date upon which this Agreement shall become effective pursuant to §10. Unless the Agent notifies the Borrower and the Lenders that some other date is the Effective Date, the Effective Date shall be the date set forth on the first page of this Agreement.

Eligible Assignee.  Any of (a) a commercial bank organized under the Laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the Laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with Generally Accepted Accounting Principles; (c) any other assignee having a net worth of at least $100,000,000 that, in the reasonable judgment of the Agent, is a reputable institutional investor with substantial experience in lending and originating loans similar to the Facility, or in purchasing, investing in or otherwise holding such loans; (d) any Lender Affiliate; and (e) any Lender.  For purposes hereof, “Lender Affiliate” shall mean, with respect to any Person that would otherwise be an Eligible Assignee under clauses (a) - (c) above (a “Qualified Assignee”), (i) an affiliate of such Qualified Assignee or (ii) any Person that is engaged in making, purchasing, holding or otherwise investing in bank loans or similar extensions of credit in the ordinary course of its business and is administered (including as placement agent therefore) or managed by a Qualified Assignee or an affiliate of a Qualified Assignee.

Notwithstanding anything to the contrary, the term Eligible Assignee shall exclude any Person controlling, controlled by or under common control with, the Borrower.

Eligible Institution. Means any of (i) a commercial bank organized under the Laws of the United States, or any State thereof, and having (x) total assets in excess of $1,000,000,000 and (y) a combined capital and surplus of at least $250,000,000; (ii) a commercial bank organized under the Laws of any other country which is a member of the Organization of Economic Cooperation and Development (“ OECD ”), or a political subdivision of any such country, and having (x) total assets in excess of $1,000,000,000 and (y) a combined capital and surplus of at least $250,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of OECD; (iii) a life insurance company organized under the Laws of any State of the United States, or organized under the Laws of any country and licensed as a life insurer by any State within the United States and having admitted assets of at least $1,000,000,000; (iv) a nationally recognized investment banking company or other financial institution in the business of making loans, or an Affiliate thereof (other than any Person which is directly or indirectly a Borrower or Guarantor or directly or indirectly an Affiliate of Borrower or Guarantor) organized under the Laws of any State of the United States, and licensed or qualified to conduct such business under the Laws of any such State and having (1) total assets of at least $1,000,000,000 and (2) a net worth of at least $250,000,000; (v) an Approved Fund; or (vi) any Affiliate of Capital One, any other Person into which, or with which, Capital One is merged, consolidated or reorganized, or which is otherwise a successor to Capital One by operation of Law, or which acquires all or substantially all of the assets of Capital One, any other Person which is a successor to the business operations of Capital One and engages in substantially the same activities, or any Affiliate of any of the foregoing.

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Employee Benefit Plan.  Any employee benefit plan within the meaning of §3 (3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

Environmental Laws.  Means any and all applicable present and future treaties, Laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees, code or other binding requirements, and the common law, relating to pollution or protection of the Environment or to protection of public health as it relates to Releases of or exposure to Hazardous Materials, or to the Release or threatened Release of Hazardous Materials, or natural resource damages and any and all Environmental Permits.

Environmental Liability.  Any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, or any of its respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

Equity Interest. Means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Effective Date, but excluding debt securities convertible or exchangeable into such equity.

ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under §414 of the Code.

ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of §4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

Event of Default.  Has the meaning ascribed to such term in §12.1.

Excluded Taxes.  With respect to the Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes) as a result of a connection

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between the Agent, such Lender or the L/C Issuer and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent, such Lender or the L/C Issuer having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, and/or engaged in any other transaction pursuant to, any Loan Document), (b) any branch profits taxes imposed by the United States or any similar tax imposed as a result of a connection between the Agent, such Lender or the L/C Issuer and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent, such Lender or the L/C Issuer having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, and/or engaged in any other transaction pursuant to, any Loan Document), (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of §4.4(e)(ii), and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under §31), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of §4.4(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to §4.4(a)(ii) or (c).

Executive Order.  Has the meaning ascribed to such term in §6.26.

Facility.  The unsecured revolving line of credit facility provided to the Borrower pursuant to this Agreement initially in a maximum principal amount of up to $40,000,000.00, which subject to the terms and conditions hereof upon exercise of the Accordion Option and satisfaction of the requirements of §2.2(c) shall increase up to a maximum principal amount of $60,000,000.00.

Fee Letter ..  Means, the Fee Letter, dated as of the date hereof, between the Agent and the Borrower.

Financial Covenants.  The Financial Covenants described in §9.1 through §9.4 hereof.

Financial Statement Date.  March 31, 2013.

Financial Statements.  Means, according to the context in which it is used, the financial statements required to be given to the Lenders pursuant to this Agreement.

Fiscal Quarter. Means the fiscal quarter of any Person for financial accounting purposes.

Fiscal Year.  Means the fiscal year of any Person for financial accounting purposes.

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Foreign Lender.  (a) If Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

Form W-8BEN.  Means Form W-8BEN of the Department of the Treasury of the United States of America.

Form W-8ECI.  Means Form W-8ECI of the Department of the Treasury of the United States of America.

Form W-8IMY.  Means Form W-8IMY of the Department of the Treasury of the United States of America.

Fronting Exposure.  At any time there is a Defaulting Lender, with respect to the L/C Issuer, such Defaulting Lender’s Commitment Percentage of the outstanding Letter of Credit Obligations other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

Funding Date.  Means the date on which a Borrowing occurs.

Generally Accepted Accounting Principles or GAAP.  Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Borrower adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

Governing State. The State of New York.

Governmental Authority.  The government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

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Guarantors. All now or hereafter existing corporations, limited liability companies, partnerships, and other entities wholly owned by the Borrower, which now or hereafter own a Borrowing Base Property and any other Related Company that becomes a Guarantor pursuant to §5.6.

Guaranty or Guaranty Agreement. The Guaranty in the form of Exhibit G hereto from Guarantors to the Agent and the Lenders pursuant to which the Guarantors have unconditionally guaranteed the Obligations hereunder.

Hazardous Materials. Means the following:  hazardous substances; hazardous wastes; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, subject to regulation or which can give rise to liability under any Environmental Laws.

Indebtedness. All obligations, contingent and otherwise (without double-counting), of the following types: (a) the Obligations; (b) all debt and similar monetary obligations for borrowed money, whether direct or indirect; (c) all liabilities secured by any mortgage, pledge, negative pledge, security interest, lien, negative lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (d) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness or obligations of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit and bankers’ acceptances; (e) all obligations under Capitalized Leases; (f) all obligations under so-called forward equity purchase contracts to the extent such obligations are not payable solely in equity interests; (g) all uncollateralized obligations in respect of Interest Rate Contracts, financial derivatives contracts, and foreign exchange contracts; (h) all obligations in respect of any so-called synthetic leases (i.e. a lease of property which is treated as an operating lease under GAAP and as a loan for U.S. income tax purposes; and (i) such obligor’s pro-rata share of liabilities, contingent or otherwise of the type set forth in (a) through (h) above, under any joint venture, limited liability company or partnership agreement

Indemnified Taxes.  Taxes other than Excluded Taxes and Other Taxes.

Interest Payment Date. As to any Loan, the 1st day of each and every calendar month during the Term and the Maturity Date.

Interest Period.   (i) The period beginning on (and including) the date hereof and ending on (but excluding) July 1, 2013, and (ii) thereafter, the period beginning on (and including) the

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last day of the previous Interest Period and ending on (but excluding) the day which is one (1) month thereafter.  Notwithstanding the foregoing, (i) if any Interest Period is scheduled to end on a day that is not a Business Day, then the Interest Period will end on (but exclude) the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; (ii) any Interest Period scheduled to end after the Maturity Date shall end on the Maturity Date (and if the Maturity Date is a day that is not a Business Day, then the final Interest Period will end on the immediately preceding Business Day); and (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

Interest Rate. Shall have the meaning assigned and ascribed to such term as set forth in §2.4 of this Agreement.

Interest Rate Contracts. Interest rate swap, cap or similar agreements providing for interest rate protection.

Interest Rate Determination Date.  Means the date that is two (2) London Banking Days prior to the Reset Date.

Investments.  As to any Person, any direct or indirect acquisition or investment by such Person relating to (i) the purchase or other acquisition of capital stock or other securities or Equity Interest of another Person, (ii) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guarantees Indebtedness of such other Person, or (iii) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty or secured by a letter of credit shall be taken at not less than the principal amount of the obligations guaranteed or secured by such letter of credit and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital; (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

IRS. The United States Internal Revenue Service.

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Issuer Documents.  With respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

L/C Advance.  With respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Commitment Percentage.

L/C Borrowing.  An extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Loan.

L/C Credit Extension.  With respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

L/C Issuer. Capital One, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

Laws. Means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority

Lenders.  Capital One and the other lending institutions listed from time to time on Schedule 1 hereto and any other Person who becomes an assignee of any rights of a Lender pursuant to §18 or a Person who acquires all or substantially all of the stock or assets of a Lender.  The L/C Issuer shall be deemed a Lender, as applicable.

Lender's Notice Address is 499 Thornall Street, 11th Floor, Edison, New Jersey 08837, Attn: Commercial Real Estate Department, or at such other location as Lenders may designate from time to time in accordance with §19(d) .

Lending Office.  As to any Lender, the office or offices of such Lender as a Lender may from time to time notify the Borrower and the Agent.

Letter of Credit. A letter of credit issued or deemed issued by the L/C Issuer for the account of the Borrower pursuant to §2.9.

Letter of Credit Application.  An application and agreement for the issuance or amendment of a Letter of Credit in the form Exhibit E hereto or such other form from time to time in use by the L/C Issuer.

Letter of Credit Expiration Date.  The day that is fifteen (15) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day); provided that Letters of Credit may have a later expiration date so long as (a) such expiration

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date is not later than 364 days after the Maturity Date and (b) the Borrower provides Cash Collateral for each such Letter of Credit at least fifteen (15) days prior to the Maturity Date.

Letter of Credit Fee.  Has the meaning ascribed to such term in §2.9(h).

Letter of Credit Obligations.  As at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with §1.4.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

Letter of Credit Sublimit.  An amount equal to $5,000,000.00.  The Letter of Credit Sublimit is part of, and not in addition to, the Total Commitments.

Leverage Ratio.  As of any date shall mean the ratio of Total Debt to Total Asset Value on such date.

LIBOR.  Means, with respect to any Interest Period, the rate for deposits in U.S. Dollars for a period of one (1) month, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London, England, time, on the Business Day that is at least two (2) London Banking Days preceding the Reset Date for such Interest Period.  If such rate does not appear on the Reuters Screen LIBOR01 Page, then LIBOR for that Interest Period will be determined as if the parties had specified “USD-LIBOR-Reference Banks” as the applicable rate.

LIBOR Rate Loan. Loans denominated in Dollars bearing interest calculated by reference to LIBOR.

LIBOR Reserve Percentage. Shall mean for any date that percentage, if any (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Lender (which determination shall be conclusive) which is in effect on such date, as prescribed by the Federal Reserve Board, for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" having a term equal to the applicable LIBOR Interest Period (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR rate loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

Lien. Means, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, deemed trust, security interest or encumbrance of any kind or any arrangement to provide priority or preference, including any easement, servitude, right-of-way or other encumbrance on title to Real Estate, in each of the

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foregoing cases whether voluntary or imposed by Law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, Capitalized Lease or title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

Loan Documents. This Agreement, the Notes, each Guaranty and any and all other agreements, documents and instruments now or hereafter evidencing, securing or otherwise relating to the Loans.

Loan Parties. Means the Borrower and the Guarantors.

Loan Obligations. At any time, the outstanding principal amount of the Loans at such time.

Loans. All Revolving Loans made or to be made by one or more of the Lenders to the Borrower hereunder, including Loans pursuant to §2.1 and §2.9.

London Banking Day.  Means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.

Mandatory Compliance Payment.  Has the meaning ascribed to such term in §2.1.

Material Adverse Effect. Means (a) a material adverse change in, or a material adverse effect upon, the business, operations, properties, condition (financial or otherwise) or results of operations of any of the Borrower or any Guarantor, taken as a whole; (b) material impairment of the ability of the Borrower or any Guarantor, taken as a whole, to fully and timely perform its obligations under any Loan Document; or (c) material impairment of the rights or remedies available to the Lender under any Loan Document.

Maturity Date. June 30, 2016, or such earlier date on which all Loans made hereunder shall become due and payable pursuant to the terms hereof.  The Borrower may, by written notice to the Agent given at least thirty (30) days but not more than ninety (90) days prior to the Maturity Date (“Extension Notice”), extend the Maturity Date for one (1) year, provided that (a) no Default or Event of Default shall have occurred and be continuing on the date of such notice and (b) the Borrower pays an extension fee equal to 0.15% of the then Total Commitment, which fee shall be paid to the Agent (for the ratable benefit of the Lenders) simultaneously with the delivery of the Extension Notice.

Maximum Credit Amount. The least of the following: (a) Availability; and (b) the Total Commitment.

Maximum Rate. Has the meaning ascribed to such term in §29.

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Mortgage Receivable. Means a promissory note secured by a mortgage, deed of trust, deed to secure debt or similar security interest made by a Person owning an interest in real estate granting a Lien on such interest in real estate as security for the payment of Indebtedness of  which Borrower, a Guarantor or a Related Party is the holder and retains the rights of collection of all payments thereunder.

Multiemployer Plan. A "multiemployer plan" as defined in Section 4001(a)(3) or ERISA to which Borrower is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years.

Net Offering Proceeds or “Equity Raises”. All cash proceeds received after the Effective Date by the Borrower as a result of the sale of common, preferred or other classes of stock of the Borrower less customary costs and discounts of issuance paid by Borrower in connection therewith.

NOI.  Means, for the most recent fiscal quarter ended, annualized, with respect to any wholly owned property of the Borrower, each Guarantor and the Related Companies, all rental and other income (as determined by GAAP) attributable to such property accruing for such period (adjusted to eliminate (a) the straight lining of rents, (b) income from tenants in bankruptcy whose leases have not been affirmed by the bankruptcy court, and (c) income from tenants operating under default leases after expiration of any applicable notice and cure periods with respect to the default in question) minus the amount of all expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the ownership and operation of such property for such period, including, without limitation, actual management fees and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding any general and administrative expenses related to the operation of the Borrower, any Guarantor or any Related Company, any interest expense or other debt service charges and any non-cash charges such as depreciation or amortization if financing costs.

Notes. Means the Notes issued by the Borrower to the Lenders substantially in the form of Exhibit A, evidencing the Loans made and to be made by each Lender hereunder and all promissory notes delivered in substitution or exchange therefor, as amended, replaced, supplemented or otherwise modified from time to time.

Obligations. Means the Loans and other present and future loans, advances, Indebtedness, liabilities, obligations, covenants, duties, and debts owing by the any Loan Party to the Lenders, arising under or pursuant to this Agreement or any of the other Loan Documents, or in respect of any of the Loans, Letters of Credit or the Notes or other instruments that any time evidence any the foregoing whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or liquidated, secured or unsecured, due or to become due, primary or secondary, as principal or guarantor, arising by contract, operation of Law or otherwise and

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including all principal, interest (including, but not limited to, any interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Loan Party under any Debtor Relief Laws, naming any such Person as a debtor in such proceedings, whether or not a claim for post-filing or post-petition interest is allowed or allowable in whole or in part in any such proceeding), charges, expenses, fees, attorneys’ fees, filing fees (including, but not limited to, any fees or expenses accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, under any Debtor Relief Laws, relating to any Loan Party, whether or not allowed or allowable in whole or in part as a claim in any such proceeding), any and all mortgage recording taxes or similar taxes payable to any Governmental Authority and any other sums chargeable to any of the Loan Parties hereunder or under any of the other Loan Documents.

OFAC List. Means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Requirements of Law, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List currently is accessible through the internet website www.treas. gov/ofacitllscin.pdf

Other Taxes.  Means any present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents, excluding, however, any such Taxes imposed solely as a result of an assignment or other transfer by the Lender of the Loan to another Person (other than an assignment or other transfer that occurs at a Borrower’s request or with a Borrower’s consent), and excluding Indemnified Taxes and Excluded Taxes.

Outstanding Obligations. As of any date of determination, the sum of the outstanding principal amount of the Loan Obligations and the Letter of Credit Obligations.

Participant.  Has the meaning ascribed to such term in §18(d).

PBGC. The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.

Permitted Acquisition. The acquisition by Borrower, any Guarantor or any Related Company of Real Estate Assets which, in the aggregate, are primarily leased or intended to be leased primarily for industrial, manufacturing or distribution purposes (including “flex” and warehouse uses) or other similar commercial purposes of a type consistent with the Borrower’s business strategy, whether such acquisition is accomplished by a direct purchase of such Real Estate Assets or by a merger or acquisition of stock or other ownership interests or debt securities such that the owner of such Real Estate becomes a Related Company.

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Permitted Liens. The following Liens, security interests and other encumbrances:

(a)

Liens in favor of Agent;

(b)

Liens to secure taxes, assessments and other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with GAAP;

(c)

Liens that do not create a violation of the Financial Covenants;

(d)

deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations, and deposits with utility companies and other similar deposits made in the ordinary course of business;

(e)

Liens approved in writing by the Agent prior to their creation based upon a written request of the Borrower or any Guarantor;

(f)

encumbrances consisting of easements, rights of way, restrictions on the use of real property, minor defects and irregularities in the title thereto, and similar or minor Liens or encumbrances, none of which in the reasonable opinion of the Agent interferes materially and adversely with the ordinary conduct of the business of the Borrower, and which matters neither (x) individually or in the aggregate could have a Material Adverse Effect nor (xx) individually or in the aggregate could have a Materially Adverse Effect on the value of a Borrowing Base Property;

(g)

other than with respect to Borrowing Base Properties, Liens that do not create a violation of any term or provision of this Agreement or any document, instrument or agreement related to the Indebtedness of any Real Estate Asset; or

(h)

Leases entered into in the ordinary course of business.

Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

Platform. Has the meaning ascribed to such term in §7.5.

Portfolio Properties.  All Real Estate Assets owned by the Borrower, any Guarantor, or any Related Company described on the Portfolio Schedule (including without limitation all Borrowing Base Properties).

Portfolio Schedule. Shall mean the schedule of Portfolio Properties attached hereto as Schedule 1.1(a), certified by Borrower to be true, correct and complete, as same shall be amended and supplemented by Borrower in accordance with §7.4(d) of this Agreement to

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include all properties acquired by the Borrower, any Guarantor, or any Related Company during the term of this Agreement and delete all properties withdrawn by the Borrower, any Guarantor, or any Related Company during the term of this Agreement. The Portfolio Schedule may be amended from time to time as properties are acquired and/or sold during the Term of the Facility.  Real Estate Assets may also be added by the Borrower, any Guarantor, or any Related Company from time to time as they become unencumbered or change status to generate positive NOI.  Conversely, Real Estate Assets may be deleted by the Borrower, any Guarantor, or any Related Company from time to time as they become encumbered or change status to generate negative NOI.

Prime Rate.  means the rate of interest from time to time announced by Capital One at its principal office as its prime commercial lending rate, it being understood that such prime commercial rate is a reference rate and does not necessarily represent the lowest or best rate being charged by Capital One to any customer and such rate is set by Capital One based upon various factors including Capital One’s costs and desired return, general economic conditions and other factors.  Any change in such prime rate announced by Capital One shall take effect at the opening of business on the day specified in the announcement of such change.

Public Lender.  Has the meaning ascribed to such term in §7.5.

Real Estate. All real property (including without limitation all Portfolio Properties) at any time owned, leased (as lessee or sublessee) or operated by the Borrower, any Guarantor or any Related Company, as applicable.

Real Estate Assets. Those fixed and tangible properties consisting of land, buildings and/or other improvements owned by the Borrower, any Guarantor or any Related Company at the relevant time of reference thereto, but excluding all leasehold interests other than leaseholds under ground leases which either have an unexpired term of at least twenty-five (25) years or contain a purchase option for nominal consideration.

Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan.

Reference Banks.  Major banks in the London interbank market selected by Administrative Agent.

Register. Has the meaning ascribed to such term in §18.3.

REIT. A domestic trust or corporation that qualifies as a real estate investment trust under the provisions of §856, et seq. of the Internal Revenue Code or any successor provisions.

Related Companies. The Subsidiaries of Borrower entities listed and described on Schedule 1.3 hereto, as now or hereafter amended whose financial statements are consolidated or combined with Borrower pursuant to Generally Accepted Accounting Principles.

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Related Parties. With respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.  For the avoidance of doubt, neither UMH Properties, Inc. nor any of its Affiliates shall be considered a Related Party of Borrower or any Related Party of Borrower.

Release. Any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

Reportable Event.  Any of the events set forth in § 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Requirement of Law. As to any Person, any Law (statutory or common), treaty, rule or regulation or determination of an arbitrator or commissioner or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

Requisite Lenders.  As of any date, the Lenders whose aggregate Commitments constitute at least sixty-six and sixty-seven hundredths percent ( 66.67%) of the Total Commitment, provided that on and after the date that Commitments which constitute at least sixty-six and sixty-seven hundredths percent ( 66.67%) of the Total Commitment have terminated pursuant to §12.2, Requisite Lenders shall mean the Lenders whose aggregate Credit Exposures constitute at least sixty-six and sixty-seven hundredths percent ( 66.67%) of the aggregate Credit Exposures of all Lenders, and provided that the Commitments (or the Credit Exposures) of any Defaulting Lenders shall be disregarded when determining the Requisite Lenders and provided further that at any time there are less than three (3) Lenders , Requisite Lenders shall mean Lenders whose aggregate commitments constitute one hundred percent (100%) of the Total Commitments or Credit Exposure, as applicable (excluding Commitments or Credit Exposure of any Defaulting Lenders ) ..

Reset Date. The first day of an Interest Period.

Responsible Officer. With respect to the Borrower, any one of its Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, Executive Vice Presidents, Senior Vice Presidents or other executive officers.

Revolving Loans. Loans made by the Lenders pursuant to §§2.1 and 2.9.

Sole Bookrunner. Capital One in its capacity as sole bookrunner, or any successors thereto.

Solvent. When used with respect to any Person, means that at the time of determination:

(a)

the fair saleable value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and

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(b)

the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

(c)

it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

(d)

it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

Subsidiary. Any corporation, association, trust, limited liability company, or other business entity of which the designated parent or other controlling Person shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding voting interests.

Support Obligations. Means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee against the loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person.

Tangible Net Worth. As of any date, the consolidated stockholders' equity of Borrower, plus accumulated depreciation and amortization, minus (to the extent included when determining stockholders' equity): (a) the amount of any write-up in the book value of any assets reflected in any balance sheet resulting from revaluation thereof or any write up in excess of the cost of such assets acquired, and (b) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, service marks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like assets which would be classified as intangible assets under GAAP, all determined on a consolidated basis.

Taxes.  All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term.  The period from the Effective Date to the Maturity Date.

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Termination Event. Shall mean any one of the following:

(a)

a "Reportable Event" described in §4043 of ERISA and the regulations issued thereunder;

(b)

the withdrawal of Borrower from an Employee Benefit Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or

(c)

the termination of an Employee Benefit Plan, the filing of a notice of intent to terminate an Employee Benefit Plan  or the treatment of an Employee Benefit Plan  amendment as a termination under Section 4041 of ERISA;

(d)

the institution of proceedings to terminate an Employee Benefit Plan  by the PBGC;

(e)

any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Benefit Plan;

(f)

the partial or complete withdrawal of Borrower from a Multiemployer Plan;

(g)

the imposition of a Lien pursuant to Section 412 of the Internal Revenue Code or Section 302 of ERISA;

(h)

any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or

(i)

any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

Total Asset Value.  The sum of (a) Total Real Estate Asset Value, (b) Borrower’s consolidated cash and Cash Equivalents, and (c) Borrower’s consolidated marketable securities available for sale.

Total Commitment. The aggregate principal amount of the Commitments of all of the Lenders, as in effect from time to time, the maximum principal amount of which shall be $40,000,000.00 on the Effective Date, as increased from time to time pursuant to §2.2(a) or as decreased from time to time pursuant to §2.2(c).

Total Debt. As of any date of determination the sum of (a) Borrower’s consolidated Indebtedness including all recourse and non-recourse mortgage debt, letters of credit, net obligations under uncovered Interest Rate Contracts, contingent obligations to the extent the obligations are binding, unsecured debt, Capitalized Lease obligations (including ground leases),

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guarantees of Indebtedness (excluding traditional carve-outs relating to non-recourse debt obligations), subordinated debt, all consolidated secured debt of the Borrower, (b) the Usage under the Facility, and (c) amounts outstanding under any margin line facilities of the Borrower.

Total Real Estate Asset Value.  The value derived by taking the aggregate NOI from the Real Estate Assets and capitalizing it by using a capitalization rate of 7.5%.

Usage.  The average daily balance for each Fiscal Quarter of all Outstanding Obligations divided by the amount of Facility (including the Accordion Amount , as and if applicable ); provided, however, in calculating the amount of the Facility for the first Fiscal Quarter that an Accordion Amount is available under the Facility, such Accordion Amount shall be prorated based on the number of days such Accordion Amount was in effect for such Fiscal Quarter.

Unused Amount.  The difference between (a) the amount of the Facility (including the Accordion Amount, as and if applicable) and (b) average daily balance for each Fiscal Quarter of all Outstanding Obligations; provided, however, in calculating the amount of the Facility for the first Fiscal Quarter that an Accordion Amount is available under the Facility, such Accordion Amount shall be prorated based on the number of days such Accordion Amount was in effect such first Fiscal Quarter ..

Unused Fee. The fee percentage (determined by Usage) multiplied by the Unused Amount payable by Borrower to Agent (for the ratable benefit of the Lenders) quarterly in arrears based upon the following grid:

Usage	Fee
Usage > 50%	0.25%
Usage < 50%	0.35%

Unreimbursed Amount.  Has the meaning ascribed to such term in §2.9(c)(i).

Upfront Fee.  The Upfront Fee payable by Borrower to Agent in accordance with the terms of the Fee Letter.

USD-LIBOR-Reference Banks.  With respect to any Interest Period, the rates at which deposits in Dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the day that is two (2) London Banking Days preceding the Reset Date for such Interest Period to prime banks in the London interbank market for a period of one month, commencing on that Reset Date and in an amount equal to the portion of the principal amount outstanding under the Notes.  Administrative Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two (2) such quotations are provided, the rate for that Reset Date will be the arithmetic mean of the quotations.

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Notwithstanding the foregoing, if fewer than two (2) quotations are provided as requested, the rate for that Reset Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by Administrative Agent, at approximately 11:00 a.m., New York City time, on that Reset Date for loans in U.S. Dollars to leading European banks for a period of one month, commencing on that Reset Date, and in an amount equal to the portion of the principal amount outstanding under the Notes.

U.S. Person. Any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

§1.2

Rules of Interpretation.

(a)

A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

(b)

The singular includes the plural and the plural includes the singular.

(c)

A reference to any Law includes any amendment or modification to such Law.

(d)

A reference to any Person includes its permitted successors and permitted assigns.

(e)

Accounting terms not otherwise defined herein have the meanings assigned to them by Generally Accepted Accounting Principles applied on a consistent basis by the accounting entity to which they refer and, except as otherwise expressly stated, all use of accounting terms with respect to the Borrower shall reflect the consolidation of the financial statements of Borrower, the Guarantors and the Related Companies.

(f)

If at any time any change in Generally Accepted Accounting Principles would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in Generally Accepted Accounting Principles (subject to the approval of the Requisite Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with Generally Accepted Accounting Principles prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in Generally Accepted Accounting Principles.

(g)

The words “include”, “includes” and “including” are not limiting.

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(h)

All terms not specifically defined herein or by Generally Accepted Accounting Principles, which terms are defined in the Uniform Commercial Code as in effect in Massachusetts, have the meanings assigned to them therein.

(i)

Reference to a particular “§” refers to that section of this Agreement unless otherwise indicated.

(j)

The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

(k)

The words “so long as any Loan or Note is outstanding” shall mean so long as such Loan or Note is not indefeasibly paid in full in cash.

§1.3.

Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

§1.4.

Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any other document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

§1.5 Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). By way of illustration, in the event the actual result equals (a) 7.6562%, then such figure shall be rounded up to 7.66% and (b) 7.6546%, then such figure shall be rounded down to 7.65%.

§2

REVOLVING CREDIT FACILITY.

§2.1 Loans - Commitment to Lend Revolving Loans; Limitation on Commitments.

Subject to the provisions of §2.5 and the other terms and conditions set forth in this Agreement until the earlier of the occurrence of a Default, Event of Default, or the Maturity Date, each of the Lenders severally (and not jointly) agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow in Dollars from time to time between the Effective Date and the earlier of the occurrence of a Default, Event of Default and the Maturity Date upon notice by the Borrower to the Agent given and approved by the Agent in accordance with §2.5, such sums as are requested by the Borrower up to a maximum aggregate principal amount (after giving effect to all amounts requested) such that such Lender’s Credit Exposure  does not exceed

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such Lender’s Commitment, provided that the Outstanding Obligations (after giving effect to all amounts requested) shall not at any time exceed the Maximum Credit Amount.

The Revolving Loans under this §2.1 shall be made pro rata in accordance with each Lender’s Commitment Percentage and the Lenders shall at all times immediately adjust inter se any inconsistency between each Lender’s outstanding principal amount thereof and each Lender’s Commitment. Each request for a Revolving Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in §10 or §11 (whichever is applicable) have been satisfied on the date of such request and will be satisfied on the proposed Borrowing Date of the requested Revolving Loan, provided that the making of such representation and warranty by Borrower shall not limit the right of any Lender not to lend upon a determination by the Agent that such conditions have not been satisfied. The proceeds of the Facility may be used for working capital, capital expenditures, and other lawful corporate purposes (including, without limitation, Permitted Acquisitions, property acquisitions and improvements, and mortgage note purchases).

To the extent the Outstanding Obligations are greater than Availability at any time, the Borrower shall be required to pay to the Agent an amount necessary to restore compliance (a) within 90 days if the Outstanding Obligations are ≤ 65% of BBV or Corporate Debt Yield is ≥ 10%, or (b) within 30 days if the Outstanding Obligations are > 65% of BBV or Corporate Debt Yield is < 10%.  Notwithstanding the foregoing, if the Outstanding Obligations are greater than Availability as a result of a Real Estate Asset being withdrawn from the Borrowing Base Schedule based on (a) a sale/transfer of such asset, or (b) the Real Estate Asset being financed with another source of capital, the Borrower shall immediately pay to the Agent an amount necessary to restore compliance (“Mandatory Compliance Payment”).

§2.2.

Changes in Total Commitment.

(a)

Provided that no Default or Event of Default has occurred and is continuing, the Borrower shall have the Accordion Option and, if elected, shall exercise the Accordion Option by written notice to the Agent who shall, on a best efforts basis, arrange the requested increase.  The Borrower shall pay the Arrangement Fee and the Upfront Fees in accordance with the terms of the Fee Letter ..  The Agent shall send a notice to all Lenders with a Commitment (the “Additional Commitment Request Notice”) informing them of the Borrower’s request to increase the Total Commitment and of the Upfront Fees to be paid with respect thereto. Each Lender who desires to provide an Additional Commitment upon such terms shall provide the Agent with a written commitment letter specifying the amount of the Additional Commitment by which it is willing to provide prior to such deadline as may be specified in the Additional Commitment Request Notice. If the requested increase is oversubscribed then the Agent and the Arranger shall allocate the Commitment Increase among the Lenders who provide such commitment letters on such basis as the Arranger shall determine in its sole discretion. If

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the Additional Commitments so provided are not sufficient to provide the full amount of the Commitment Increase requested by the Borrower, then the Arranger may, but shall not be obligated to, invite one or more Eligible Assignees to become a Lender and provide an Additional Commitment. The Agent shall provide all Lenders with a notice setting forth the amount, if any, of the Additional Commitment to be provided by each Lender and the revised Commitment Percentages which shall be applicable after the effective date of the Commitment Increase specified therein (the “Commitment Increase Date”).  Nothing in this §2.2 shall constitute or be deemed to constitute an agreement by any Lender to increase its Commitment hereunder.

(b)

If the Arranger has successfully arranged the Commitment Increase, then on the Commitment Increase Date the outstanding principal balance of the Revolving Loans shall be reallocated among the Lenders such that after the Commitment Increase Date the outstanding principal amount of Revolving Loans owed to each Lender shall be equal to such Lender’s Commitment Percentage (as in effect after the Commitment Increase Date) of the outstanding principal amount of all Revolving Loans. On the Commitment Increase Date those Lenders whose Commitment Percentage is increasing shall advance the funds to the Agent and the funds so advanced shall be distributed among the Lenders whose Commitment Percentage is decreasing as necessary to accomplish the required reallocation of the outstanding Loans. To the extent such reallocation results in certain Lenders receiving funds which are applied to LIBOR Rate Loans prior to the last day of the applicable Interest Period, then the Borrower shall pay to the Agent for the account of the affected Lenders the Prepayment Fee which shall be determined separately for each such Lender in the manner set forth in §3.3. On the Commitment Increase Date, the Lenders’ respective interests in outstanding Letters of Credit shall also be adjusted to reflect the revised Commitment Percentages. Upon request from any Lender whose interest in an outstanding Letter of Credit is so increasing, the Borrower will pay additional Letter of Credit fees for the amount of such increase at the rate provided in §2.9(h) prorated for the period from the Commitment Increase Date until the expiration of the applicable Letter of Credit.

(c)

The Borrower shall have the right at any time upon at least ten (10) Business Days’ prior written notice to the Agent, to reduce by $ 5,000,000.00 or an integral multiple of $ 5,000,000.00 in excess thereof the unborrowed portion of the then Total Commitment, provided that (i) the Total Commitment shall not be reduced to less than $40,000,000.00 unless the Total Commitment is reduced to zero and (ii) the Commitments as reduced shall not be in an amount less than the sum of the aggregate Loan Obligations and the aggregate Letter of Credit Obligations.  The Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages by the amount specified in any such notice. Upon the effective date of any such reduction, the Borrower shall pay to the Agent for the respective accounts of the Lenders the full amount of any Upfront Fee then accrued on the amount of the reduction. No reduction of the Commitments may be reinstated.

(d)

Upon the effective date of each increase or reduction in the Total Commitment pursuant to this §2.2, the Agent may make such other changes by way of supplement, amendment or restatement of any Loan Documents as may be necessary or desirable

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to reflect the Commitment Increase, notwithstanding anything to the contrary in §25, without the consent of any Lenders other than the Lenders with an Additional Commitment.  The Borrower shall also execute and deliver to the Agent new Notes for each Lender whose Commitment has changed so that the principal amount of such Lender’s Note  shall equal its Commitment. The Agent shall deliver such replacement Notes to the respective Lenders in exchange for the Notes replaced thereby which shall be surrendered by such Lenders. Such new Notes shall provide that they are replacements for the surrendered Notes and that they do not constitute a novation, shall be dated as of the Commitment Increase Date or the effective date of such reduction in the Total Commitment, as applicable, and shall otherwise be in substantially the form of the replaced Notes.  The surrendered Notes shall be canceled and returned to the Borrower.

§2.3.

The Notes.  The Loans under the Facility shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a “Note”), and completed with appropriate insertions. One or more Notes shall be payable to the order of each Lender in an aggregate principal amount equal to such Lender’s Commitment. The Borrower irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Borrowing Date of any Loan or at the time of receipt of any payment of principal on such Lender’s Note, an appropriate notation on such Lender’s Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Lender’s Record shall (absent manifest error) be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on the Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due. Upon receipt of an affidavit of an officer of any Lender as to the loss, theft, destruction or mutilation of its Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

§2.4.

Interest on Loans; Payment of Principal and Interest

(a)

Interest Rate on the Loan.

(i)

Interest shall be computed daily on the advanced and unpaid principal amount of the Loans from each Borrowing Date until paid in full, at a fluctuating rate of interest per annum equal to LIBOR plus the Applicable Margin (“Interest Rate”).

(ii)

All computations of interest and fees on the Loans shall be calculated on the basis of a 360-day year for the actual number of days elapsed.  In computing interest on the Loans, the date of the making of the Loans or the first day of each Interest Period shall be included and the date of payment or the expiration date of each Interest Period shall be excluded; provided, however, that if the Loan is repaid on the same day on which it is made, one day's interest shall be paid on the Loans.

(b)

Repayment of Principal and Interest on the Loans.

2076882.7

(i)  The Borrower unconditionally promises to pay interest on the outstanding principal balance of all Loans monthly in arrears commencing on the first (1st) day of the first month following the month in which the Loan is made and continuing on the same day of each month thereafter, until paid in full.

(ii)   On the Maturity Date the then outstanding principal balance of the Loans, together with all accrued and unpaid interest, fees, expenses or other sums due and owing under the Loans and/or the Loan Documents, is payable in full.

(c)

Tender of Payment.

(i)  All payments due on the Loans shall be made by automatic debit from a demand deposit account maintained by the Borrower (Account #5504007278) for such purpose at the Agent’s office (“Designated Account”).  The Borrower shall maintain balances sufficient to pay each monthly payment due to the Lenders under the Loan Documents.  In the event that the balance maintained in such account is insufficient for any payment due under the Loan Documents, the Agent may charge any account of the Borrower for any payment due to the Lenders under the Loan Documents.

(ii)

Except as otherwise provided herein with respect to automatic debits to the Designated Account, all payments on the Loans shall be made in immediately available lawful funds of the United States at the office of the Agent located at Agent’s Head Office, or at such other place as the Agent shall designate in writing from time to time and shall be credited as the funds become available lawful money of the United States.  All payments on the Loans shall be applied to pay late charges, accrued and unpaid interest, principal, escrows (if any) and any other fees, costs and expenses which the Borrower is obligated to pay under the Loans, in such order as the Agent may elect from time to time in its sole discretion.

(d)

Late Charge.  If any payment required under the terms of the Notes, this Agreement, or any other Loan Document shall not be received within ten (10) days of when due a late charge shall apply. The late charge shall be five ($.05) cents for each dollar so overdue shall become immediately due to the Lenders as liquidated damages for failure to  make timely payment and such late charge shall be secured by the Collateral. Agent shall bill the borrower for the late charge for the ratable benefit of each Lender.

(e)

Time of Payment.  Time is of the essence as to all dates set forth herein.  Whenever any payment to be made by the Borrower to the Lenders pursuant to the terms of the Notes, this Agreement and/or any Loan Document (a) shall be tendered by the Borrower to the Agent  in immediately available funds, prior to or at 2:00 p.m. on any Business Day, then such payment shall be considered to have been made on that Business Day, (b) shall be tendered by the Borrower to the Agent in immediately available funds, after 2:00 p.m. on any Business Day, then such payment shall be considered to have been made on the next succeeding Business Day, or (c) shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

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§2.5

Requests for Loans

(a)

The Borrower shall give to the Agent written notice in the form of Exhibit B hereto of each Loan requested hereunder (a “Loan Request”) no later than 11:00 a.m. not less than three (3) Business Days prior to the proposed Borrowing Date of any Loan.  Each such notice shall specify (i) the principal amount of the proposed Loan, (ii) the proposed Borrowing Date of such Loan, (iii) the purpose of such Loan, and (iv) the Availability as of the date of the Loan Request, and shall be accompanied by a statement in the form of Exhibit C hereto signed by a Responsible Officer setting forth in reasonable detail computations evidencing compliance with the covenants contained in §9.1 through §9.4 hereof after giving effect to such requested Loan (a “Compliance Certificate”). Submission of a Loan Request shall be deemed to be a representation by the Borrower that it will be in compliance with §9.1 through §9.4 after giving effect to such requested Loan.  Upon receipt of a Loan Request, the Agent shall promptly notify each Lender of the amount of its Commitment Percentage of the requested Loans.  Each Lender shall be obligated to fund its Commitment Percentage of the requested Loans in accordance with § 2.8(a).  Each such Loan Request shall be irrevocable and binding on the Borrower and the Borrower shall be obligated to accept the Loan requested from the Lenders on the proposed Borrowing Date. Each Loan Request shall be in a minimum aggregate amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof.  If any such request sent via facsimile or email, it shall be so confirmed in writing, signed by a Responsible Officer of the Borrower to the Agent within two (2) Business Days thereafter.  Unless notification is otherwise furnished by the Borrower to the Agent (in a manner consistent with this section) all loans will be via a credit to Borrowers Designated Account maintained with the Agent.

§2.6

Unused Fee.  The Borrower shall pay to the Agent for the ratable benefit of the Lenders on the first (1st) day of each fiscal quarter in arrears, and on the Maturity Date, the Unused Fee.  The Unused Fee shall be computed on the basis of a 360 day year of the actual days elapsed.

§2.7

Intentionally Deleted

§2.8

Funds for Loans.

(a)

Subject to §2.5 and other provisions of this Agreement, not later than 1:00 p.m. on the proposed Borrowing Date of any Loans, each of the Lenders will make available to the Agent, at the Agent’s Head Office, in immediately available funds, the amount of such Lender’s Commitment Percentage of the amount of the requested Loans. Upon receipt from each Lender of such amount, and upon receipt of the documents required by §§10 or 11 (whichever is applicable) and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Lenders. The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place on any Borrowing Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender’s Commitment

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Percentage of any requested Loans but shall not obligate any other Lender or Agent to fund more than its Commitment Percentage of the requested Loans or to increase its Commitment Percentage.

(b)

The Agent may, unless notified to the contrary by any Lender prior to a Borrowing Date, assume that such Lender has made available to the Agent on such Borrowing Date the amount of such Lender’s Commitment Percentage of the Loans to be made on such Borrowing Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Lender makes available to the Agent such amount on a date after such Borrowing Date, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Lender’s Commitment Percentage of such Loans, times (iii) a fraction, the numerator of which is the number of days or portion thereof that elapsed from and including such Borrowing Date to the date on which the amount of such Lender’s Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Lender.

(c)

Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and to make payments pursuant to §15(c) are several and not joint.  The failure of any Lender to make any Revolving Loan, to fund any such participation or to make any payment under §15(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make such other Lender’s Revolving Loan, to purchase its participation or to make its payment under §15(c).

§2.9.

Letters of Credit.

(a)

The Letter of Credit Commitment.

(i)

Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this §2.9, (1) from time to time on any Business Day during the period from the Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the aggregate Credit Exposures of all Lenders shall not exceed the Maximum Credit Amount, (y) the Credit Exposure of any Lender shall not exceed such Lender’s Commitment, and (z) the outstanding amount of the Letter of Credit Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the Borrower for the issuance or amendment of a Letter of Credit

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shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)

The L/C Issuer shall not issue any Letter of Credit, if:

(A)

subject to §2.9(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Requisite Lenders have approved such expiry date; or

(B)

the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date (subject to the provisions of such definition), unless the Requisite Lenders have approved such expiry date.

(iii)

The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)

any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the L/C Issuer in good faith deems material to it;

(B)

the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)

except as otherwise agreed by the Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $ 100,000.00 ;

(D)

the Letter of Credit is to be denominated in a currency other than Dollars (and the L/C Issuer shall not issue any Letter of Credit denominated in a currency other than Dollars without the consent of the Requisite Lenders);

(E)

any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to §2.12(a)(iv)) with respect to

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the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion;

(F)

the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(G)

the Letter of Credit is to be a documentary Letter of Credit with a time draft.

(iv)

The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)

The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi)

The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Agent in §14 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in §14 included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)

Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)

Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Agent not later than 11:00 a.m. at least five (5) Business Days (or such later date and time as the Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may reasonably require.  In the case of a request for an amendment of any outstanding Letter of

2076882.7

Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require.  Additionally, the Borrower shall furnish to the L/C Issuer and the Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Agent may reasonably require.

(ii)

Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any Lender, the Agent or the Borrower or a Guarantor, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in §10 or §11 shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Commitment Percentage times the amount of such Letter of Credit.

(iii)

If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer agrees to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of §2.9 or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Agent that the Requisite Lenders have elected not to permit such extension or (2) from the Agent, any Lender or the Borrower that one or more of the applicable conditions specified in §11 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

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(iv)

Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Agent a true and complete copy of such Letter of Credit or amendment.

(c)

Drawings and Reimbursements; Funding of Participations.

(i)

Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Agent thereof.  Not later than 1:00 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Agent in an amount equal to the amount of such drawing.  If the Borrower fails to so reimburse the L/C Issuer by such time, the Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Commitment Percentage thereof.  In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in §2.5 for the principal amount of Loans, but subject to the amount of the unutilized portion of the Total Commitments and the conditions set forth in §11 (other than the delivery of a Loan Request).  Any notice given by the L/C Issuer or the Agent pursuant to this §2.9(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)

Each Lender shall upon any notice pursuant to §2.9(c)(i) make funds available (and the Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Agent’s Head Office in an amount equal to its Commitment Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Agent, whereupon, subject to the provisions of §2.9(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Agent shall remit the funds so received to the L/C Issuer.

(iii)

With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in §11 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender’s payment to the Agent for the account of the L/C Issuer pursuant to §2.9(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this §2.9.

(iv)

Until each Lender funds its Revolving Loan or L/C Advance pursuant to this §2.9(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Commitment Percentage of such amount shall be solely for the account of the L/C Issuer.

2076882.7

(v)

Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this §2.9(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this §2.9(c) is subject to the conditions set forth in §11 (other than delivery by the Borrower of a Loan Request).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)

If any Lender fails to make available to the Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this §2.9(c) by the time specified in §2.9(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the L/C Issuer submitted to any Lender (through the Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)

Repayment of Participations.

(i)

At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with §2.9(c), if the Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Agent), the Agent will distribute to such Lender its Commitment Percentage thereof in the same funds as those received by the Agent.

(ii)

If any payment received by the Agent for the account of the L/C Issuer pursuant to §2.9(c)(i) is required to be returned under any of the circumstances described in §4.3(c) (including pursuant to any settlement entered into by the L/C Issuer with the consent of the Requisite Lenders), each Lender shall pay to the Agent for the account of the L/C Issuer its Commitment Percentage thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to

2076882.7

the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)

Obligations Absolute.  Without limiting the L/C Issuer’s potential liability under §2.9(f) for its gross negligence or willful misconduct, the obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)

any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)

the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)

any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)

any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v)

any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)

Role of L/C Issuer.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain

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any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Requisite Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at Law or under any other agreement.  None of the L/C Issuer, the Agent, any Lender, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of §2.9(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; in each case in the absence of the L/C Issuer’s gross negligence or willful misconduct.

(g)

Applicability of ISP and UCP.  Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(h)

Letter of Credit Fees.  The Borrower shall pay to the Agent for the account of each Lender in accordance with its Commitment Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for all Letters of Credit equal to the Applicable Margin times the daily average amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this §2.9 shall be payable, to the maximum extent permitted by applicable

2076882.7

Law, to the other Lenders in accordance with the upward adjustments in their respective Commitment Percentages allocable to such Letter of Credit pursuant to §2.11(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account.  For purposes of computing the daily average amount available to be drawn under any Letter of Credit, the amount of such Letters of Credit shall be determined in accordance with §1.4.  Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears based on the average daily amount available to be drawn under all Letters of Credit during such quarter.  If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

(i)

Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  Upon issuance of any Letter of Credit, the Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, in an amount equal to the rate of one-eighth percent (0.125%) multiplied by the amount available to be drawn under such Letter of Credit.  In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)

Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

§2.10.

Cash Collateral.

(a)

Certain Credit Support Events.  Upon the request of the Agent or the L/C Issuer if, as of the Letter of Credit Expiration Date (without giving effect to the proviso in such definition), any Letter of Credit Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then outstanding amount of all Letter of Credit Obligations.  At any time that there shall exist a Defaulting Lender, immediately upon the request of the Agent or the L/C Issuer, the Borrower shall deliver to the Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to §2.12(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)

Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, interest bearing deposit accounts at the Agent.  The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Agent, for the benefit of the Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which

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such Cash Collateral may be applied pursuant to§2.11(c).  If at any time the Agent reasonably determines that Cash Collateral is subject to any right or claim of any Person other than the Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Agent, pay or provide to the Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)

Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this §2.10 or 2.9, 2.11, 12.2 or 3.2 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific Letter of Credit Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)

Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations and the interest thereon shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with §18(b)(vi))) or (ii) the Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this §2.11 may be otherwise applied in accordance with §12.4), and (y) the Person providing Cash Collateral and the L/C Issuer as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

§2.11.

Defaulting Lenders.

(a)

Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)

Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in §25.

(ii)

Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to §12 or otherwise, and including any amounts made available to the Agent by that Defaulting Lender pursuant to §13), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or hereunder; third, if so determined by the Agent or requested by the L/C Issuer, to be held as Cash Collateral

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for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrower, to be held in an interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, or the L/C Issuer or as a result of any judgment of a court of competent jurisdiction obtained by any Lender, or the L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in §11 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this §2.12(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)

Certain Fees.  That Defaulting Lender (x) shall be entitled to receive any upfront fee pursuant to §4.2(a) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding amount of the Revolving Loans funded by it and (2) its Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to §2.8, §2.9, §2.11, or §2.12(a)(ii), as applicable (and the Borrower shall (A) be required to pay to the L/C Issuer the amount of such fee allocable to its Fronting Exposure arising from that Defaulting Lender and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in §2.9(h).

(iv)

Reallocation of Commitment Percentages to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to § 2.9, the “Commitment Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the

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Commitment of that non-Defaulting Lender minus (2) the aggregate outstanding amount of the Revolving Loans of that Lender.

(b)

Defaulting Lender Cure.  If the Borrower, the Agent, and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages (without giving effect to §2.11(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)

Purchase or Cancellation of Defaulting Lender’s Commitment ..  Any Lender who is not a Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire by assignment all of a Defaulting Lender’s Commitments.  Any Lender desiring to exercise such right shall give written notice thereof to Agent and Borrower no sooner than two (2) Business Days and not later than five (5) Business Days after such Defaulting Lender became a Defaulting Lender.  If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender’s Commitments in proportion to the respective Commitments of the Lenders exercising such right.  If after such fifth (5th) Business Day, the Lenders have not elected to acquire all of the Commitments of such Defaulting Lender, then Borrower may (but shall not be obligated to), by giving written notice thereof to Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Commitments to an Eligible Assignee subject to and in accordance with the provisions of Section 18 for the purchase price provided for below.  Upon any such assignment, the Defaulting Lender’s interest in the Loan and its rights hereunder (but not its liability in respect thereof or under the Loan Documents to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Acceptance Agreement and, notwithstanding Section 18(b)(iv), shall pay to Agent an assignment fee in the amount of $10,000.  The purchase price for the Commitments of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and participations in Letters of Credit and owed by Borrower to the Defaulting Lender plus interest thereon, accrued fees and all other amounts payable to such Defaulting Lender hereunder and under the other Loan Documents.  Prior to payment of such purchase price to a Defaulting Lender, Agent

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shall apply against such purchase price any amounts retained by Agent pursuant to the last sentence of the definition of Defaulting Lender.

(d)

Optional Advance by Lender of Defaulting Lender’s Commitment Percentage ..  If a Defaulting Lender shall for any reason fail to (i) make any respective Loan required pursuant to the terms of this Agreement or purchase a participation in a Letter of Credit or (ii) pay its Commitment Percentage of a Protective Advance, any of the other Lenders may, but shall not be obligated to, make all or a portion of the Defaulting Lender’s Loan or Commitment Percentage of such advance, provided that such Lender gives the Defaulting Lender and Agent prior notice of its intention to do so.  The right to make such advances in respect of the Defaulting Lender shall be exercisable first by the Lender holding the greatest Commitment Percentage and thereafter to each of the Lenders in descending order of their respective Commitment Percentage of the Loans or in such other manner as the Requisite Lenders (excluding the Defaulting Lender) may agree on.  Any Lender making all or any portion of the Defaulting Lender’s Commitment Percentage of the applicable Loan or advance in accordance with the foregoing terms and conditions shall be referred to as a “ Special Advance Lender ”.

(e)

Special Advance Lender ..  In any case where a Lender becomes a Special Advance Lender, the Special Advance Lender shall be deemed to have purchased, and the Defaulting Lender shall be deemed to have sold, a senior participation in the Defaulting Lender’s respective Loans and participations in a Letter of Credit to the extent of the amount so advanced or disbursed (the “ Advanced Amount ”) bearing interest (including interest at the Default Rate, if applicable).  It is expressly understood and agreed that each of the respective obligations under this Agreement and the other Loan Documents, including advancing Loans, losses incurred in connection with the Loan, costs and expenses of enforcement shall be without regard to any adjustment in the Commitment Percentage occasioned by the acts of a Defaulting Lender.  The Special Advance Lender shall be entitled to an amount (the “ Unpaid Amount ”) equal to the applicable Advanced Amount, plus any unpaid interest due and owing with respect thereto, less any repayments thereof made by the Defaulting Lender immediately upon demand.  The Defaulting Lender shall have the right to repurchase the senior participation in its Loan from the Special Advance Lender, pro rata if there is more than one Special Advance Lender, at any time by the payment of the Unpaid Amount.

(f)

Notice Requirements ..  A Special Advance Lender shall (i) give notice to the Defaulting Lender, Agent and each of the other Lenders (provided that failure to deliver said notice to any party other than the Defaulting Lender shall not constitute a default under this Agreement) of the Advance Amount and the percentage of the Special Advance Lender’s senior participation in the Defaulting Lender’s Loan and (ii) in the event of the repayment of any of the Unpaid Amount by the Defaulting Lender, give notice to the Defaulting Lender and Agent of the fact that the Unpaid Amount has been repaid (in whole or in part), the amount of such repayment and, if applicable, the revised percentage of the Special Advance Lender’s senior participation.  Provided that Agent has received notice of such participation, Agent shall have the same obligations to distribute interest, principal and other sums received by Agent with respect to a

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Special Advance Lender’s senior participation as Agent has with respect to the distribution of interest, principal and other sums under this Agreement; and at the time of making any distributions to the Lenders, shall make payments to the Special Advance Lender with respect to a Special Advance Lender’s senior participation in the Defaulting Lender’s Loan out of the Defaulting Lender’s share of any such distributions.

(g)

Special Advance Lender’s Rights to Sums Paid to Defaulting Lender ..  A Defaulting Lender shall immediately pay to a Special Advance Lender all sums of any kind paid to or received by the Defaulting Lender from Borrower, whether pursuant to the terms of this Agreement or the other Loan Documents or in connection with the realization of the security therefor until the Unpaid Amount is fully repaid.  Notwithstanding the fact that the Defaulting Lender may temporarily hold such sums, the Defaulting Lender shall be deemed to hold same as a trustee for the benefit of the Special Advance Lender, it being the express intention of the Lenders that the Special Advance Lender shall have an ownership interest in such sums to the extent of the Unpaid Amount.

(h)

Defaulting Lender’s Indemnification of Agent and Lenders ..  Each Defaulting Lender shall indemnify, defend and hold Agent and each of the other Lenders harmless from and against any and all losses, damages, liabilities or expenses (including reasonable attorneys’ fees and expenses and interest at the Default Rate) which they may sustain or incur by reason of the Defaulting Lender’s failure or refusal to abide by its obligations under this Agreement or the other Loan Documents.  Agent shall, after payment of any amounts due to any Special Advance Lender pursuant to the terms of Section (e) above, set-off against any payments due to such Defaulting Lender for the claims of Agent and the other Lenders pursuant to this indemnity.

§3.  REPAYMENT OF THE LOANS.

§3.1.

Maturity.  The Borrower unconditionally promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest, and fees and charges thereon.

§3.2.

Mandatory Repayments of Loan.  If at any time the sum of the Outstanding Obligations exceeds the Maximum Credit Amount, as applicable, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Lenders for application to the Loans to restore compliance within the times as provided for in §2.1.  If after repayment of the Revolving Loans, the Outstanding Obligations still exceed the Maximum Credit Amount, then the Borrower shall Cash Collateralize the Letter of Credit Obligations in an amount equal to the remaining excess.  If no Event of Default then exists, the Borrower may designate which Loans are to be repaid therewith.

§3.3.

Optional Repayments of Loans.  The Borrower shall have the right, at its election, to repay the outstanding amount of the Loans, as a whole or in part, on any Business Day, without penalty or premium; and the full or partial prepayment of the outstanding amount

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of any LIBOR Rate Loans made pursuant to this §3.3 may be made only on the last day of the Interest Period relating thereto, except as set forth below in this §3.3. The Borrower shall give the Agent prior written notice of any prepayment pursuant to this §3.3 no later than 10:00 a.m., on the day that is three (3) Business Days prior to any proposed repayment of any LIBOR Rate Loans, specifying the proposed date of payment of Loans and the principal amount to be paid. The Agent shall promptly notify each Lender of the principal amount of such payment to be received by such Lender. Each such partial prepayment of the Loans shall be in an integral multiple of $500,000 and, to the extent requested by the Agent, shall be accompanied by the payment of all charges outstanding on all Loans and of accrued interest on the principal repaid to the date of payment. The principal payments so received shall be applied first to the principal of Base Rate Loans, if any, and then to the principal of LIBOR Rate Loans.  Notwithstanding anything contained herein to the contrary, if the Borrower makes a full or partial prepayment of a LIBOR Rate Loan on a date other than the last day of the Interest Period relating thereto, the Borrower shall also make the indemnity payments described in §4.8.

§4.  CERTAIN GENERAL PROVISIONS.

§4.1.

Fees.

(a)

Upfront Fee ..  The Borrower shall pay to the Agent the Upfront Fee in accordance with the terms of the Fee Letter ..

(b)

Administrative Agency Fee.  The Borrower shall pay to the Agent, for the Agent’s own account, the Administrative Agency Fee in accordance with the terms of the Fee Letter.

(c)

Arrangement Fee.  The Borrower shall pay to the Agent, the Arrangement Fee in accordance with the terms of the Fee Letter.

§4.2.

Funds for Payments; Computations; Payments Set Aside.

(a)

All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as expressly provided herein, all payments of principal, interest, closing fees, Facility Fees and any other amounts due hereunder (other than as provided in §2.2(b), §4.1, §4.4 and §4.5) or under any of the other Loan Documents, and all prepayments, shall be made to the Agent, for the respective accounts of the Lenders, at the Agent’s Head Office, in each case in Dollars in immediately available funds not later than 2:00 p.m. on the dates specified herein.  All payments received by the Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

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(b)

All computations of interest on the Loans (other than Base Rate Loans) and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term “Interest Period” with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment. The outstanding amount of the Loans as reflected on the Records from time to time shall (absent manifest error) be considered correct and binding on the Borrower unless within thirty (30) Business Days after receipt by the Agent or any of the Lenders from Borrower of any notice by the Borrower of such outstanding amount, the Agent or such Lender shall notify the Borrower to the contrary.

(c)

To the extent that any payment by or on behalf of the Borrower is made to the Agent, the L/C Issuer or any Lender, or the Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

§4.3.

Taxes.

(a)

Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

Any and all payments by or on account of any Obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes.  If, however, applicable Laws require the Borrower or the Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower or the Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

If the Borrower or the Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Agent shall withhold or make such deductions as are

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determined by the Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)

Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c)

Tax Indemnifications.  (a) Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify the Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Agent or paid by the Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (other than penalties and interest attributable to the gross negligence or willful misconduct of the Person seeking indemnification).  The Borrower shall also, and does hereby, indemnify the Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay to the Agent as required by clause (ii) of this subsection.  A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error, provided that the Borrower shall not be required to compensate a Lender, the Agent or the L/C Issuer pursuant to this Section for any such payment or liability incurred more than 180 days prior to the date that such Lender, the Agent or the L/C Issuer, as the case may be, provides notice thereof to the Borrower; provided further that, if the event giving notice to such additional amount is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, indemnify the Borrower and the Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Agent) incurred by or asserted against the Borrower or the Agent by any Governmental Authority as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result

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of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to the Borrower or the Agent pursuant to subsection (e).  Each Lender and the L/C Issuer hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Agent under this clause (ii).  The agreements in this clause (ii) shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Total Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d)

Evidence of Payments.  Upon request by the Borrower or the Agent, as the case may be, after any payment of Taxes by the Borrower or by the Agent to a Governmental Authority as provided in this §4.3, the Borrower shall deliver to the Agent or the Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Agent, as the case may be.

(e)

Status of Lenders; Tax Documentation.  (b) Each Lender shall deliver to the Borrower and to the Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,

(A)

any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B)

each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter

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upon the request of the Borrower or the Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I)

executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II)

executed originals of Internal Revenue Service Form W-8ECI,

(III)

executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(IV)

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of  Internal Revenue Service Form W-8BEN, or

(V)

executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Agent to determine the withholding or deduction required to be made.

Each Lender shall promptly (A) notify the Borrower and the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Agent make any withholding or deduction for Taxes from amounts payable to such Lender.

(f)

Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be.  If the Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses

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incurred by the Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent, such Lender or the L/C Issuer in the event the Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

§4.4.

Additional Costs, Etc.

(2)

If any Change in Law shall:

(i)

subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by §4.3 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(ii)

materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender under this Agreement or the other Loan Documents; or

(iii)

impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of Law) against assets held by, or deposits in or for the account of, or Loans by, or commitments of an office of any Lender (except any reserve requirement contemplated by §4.4(b)), or

(iv)

impose on any Lender any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, the Total Commitment, or any class of Loans or commitments of which any of the Loans or the Total Commitment forms a part;

(v)

and the result of any of the foregoing is

(A)

to increase the cost to such Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender’s Commitment, or

(B)

to reduce the amount of principal, interest or other amount payable to such Lender or the Agent hereunder on account of the Commitments or any of the Loans, or

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(C)

to require such Lender or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within ten days after submission of the applicable certificate pursuant to §4.6, pay to such Lender or the Agent, to the extent permitted by Law, such additional amounts as will be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum, provided that the Borrower shall not be required to compensate a Lender or the Agent pursuant to this Section for any such additional amounts incurred more than 180 days prior to the date that such Lender or the Agent, as the case may be, provides notice thereof to the Borrower; provided further that, if the event giving notice to such additional amount is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.  Notwithstanding the foregoing provisions of this Section, neither any Lender, the Agent nor the L/C Issuer shall be entitled to a payment pursuant to this Section if it is not at the time the general policy or practice of the Lender, the Agent or the L/C Issuer to demand such a payment in similar circumstances in similar credit agreements.

(b)

Reserves on LIBOR Rate Loans.  The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including LIBOR funds or deposits (currently known as “LIBOR liabilities”), additional interest on the unpaid principal amount of each LIBOR Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

§4.5.

Capital Adequacy.  If any Change in Law affects the amount of capital required or expected to be maintained by banks or bank holding companies and any Lender or the Agent determines that the amount of capital required to be maintained by it is increased by or based upon the existence of the Loans made or deemed to be made pursuant hereto, then such Lender or the Agent may notify the Borrower of such fact, and the Borrower within ten days after submission of the applicable certificate pursuant to §4.6 shall pay to such Lender or the Agent as an additional fee payable hereunder, such amount as such Lender or the Agent shall determine in good faith and certify in a notice to the Borrower to be an amount that will adequately compensate such Lender or the Agent in light of these circumstances for its increased costs of maintaining such capital. Each Lender and the Agent shall allocate such cost increases among its customers in good faith and on an equitable basis.  Notwithstanding the foregoing provisions of this Section, neither any Lender nor the Agent shall be entitled to a payment pursuant to this Section if it is not at the time the general policy or practice of the Lender or the Agent to demand such a payment in similar circumstances in similar credit agreements.

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§4.6.

Certificate.  A certificate setting forth any additional amounts payable pursuant to §4.4 or §4.5 and a brief explanation (but reasonably detailed) of such amounts which are due, submitted by any Lender or the Agent to the Borrower shall be conclusive absent manifest error.

§4.7.

Indemnity.  Upon demand of any Lender (with a copy to the Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)

any continuation, conversion, payment or prepayment of any LIBOR Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)

any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any LIBOR Rate Loan on the date or in the amount notified by the Borrower; or

(c)

any assignment of a LIBOR Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to §4.12(b);

including any loss of anticipated profits and any loss or expense, but excluding any other incidental or consequential damages, arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

§4.8.

Default Interest and Late Charges.  During any period when an Event of Default has occurred and is continuing, or after the Maturity Date or after judgment has been rendered on any Note or Loan, unpaid principal of all Loans shall, at the option of the Agent bear interest at the Default Rate.  The Borrower acknowledges the Default Rate to be liquidated damages, and as such, to be reasonable compensation to the Lenders for expenses, work and services arising from the loss of income as well as loss of other investment opportunities by reason of allocating the amount of the Loan for the term of the Notes.

§4.9

Special LIBOR Provisions Governing the Loan.  Notwithstanding any term, condition or other provision of this Agreement to the contrary, if any, the following provisions shall govern with respect to the Loans as to the matters covered herein:

(a)

Determination of Interest Period. The following provisions shall apply to all Interest Periods:

(i)

Each successive Interest Period shall commence on the day on which the next preceding Interest Period expires; and

(ii)

If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall be extended to expire on the next succeeding Business

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Day; provided, however, that if any such Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in that month, such Interest Period shall expire on the immediately preceding Business Day.

(b)

Determination of Interest Rate. As soon as practicable after 11:00 A.M. (New York City, New York time) on any Interest Rate Determination Date, the Agent shall determine (which determination shall, absent manifest error, be presumptively correct) the interest rate which shall apply to LIBOR Loans for the applicable Interest Period.

(c)

Compensation.  In addition to the principal, interest, and other amounts as are required to be paid by the Borrower pursuant to the Note, the Borrower shall pay to the Agent, at the Agent’s request and regardless of whether the Agent or any Lender actually “matches funds” (i.e., purchases LIBOR contracts), such amount or amounts, as shall be sufficient (in the reasonable opinion of the Agent) to compensate the Agent or any Lender for any and all losses, costs, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds required by the Agent or any Lender to fund or maintain any Loan to the Borrower at an interest rate based upon LIBOR) incurred as a result of: (i) any payment of the Loan while bearing interest based upon LIBOR on a date other than the last day of the Interest Period applicable to the Loan including, without limitation, any payment the Borrower are required to make hereunder, whether by acceleration or otherwise; and/or (ii) the consequence of any other failure by the Borrower to repay the Loan while the Loan is bearing interest at a rate based on LIBOR when required by the terms of the Note.  The Agent shall deliver to the Borrower a written statement as to such losses, expenses and liabilities which statement shall be conclusive as to such amounts in the absence of manifest error.  All Interest Rate Contracts are independent agreements governed by the written provisions of said Interest Rate Contracts, which will remain in full force and effect unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of the applicable Note, except as otherwise expressly provided in said written Interest Rate Contracts, and any payoff statement from the Agent relating to any applicable Note shall not apply to said Interest Rate Contracts except as otherwise expressly provided in such payoff statement.

(d)

Affiliates Not Obligated.  Unless expressly provided herein, no Eurodollar affiliate or other affiliate of the Lender shall be deemed a party to the Note or any other Loan Document or shall have any rights, liability or obligation under the Note or any other Loan Document.

(e)

 LIBOR Rate Taxes.  The Borrower agrees that:

(i)

the Borrower will pay, prior to the date on which penalties attach thereto, all present and future income, stamp and other taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of the Loan solely as a result of the interest rate being determined by reference to the LIBOR or the recording, registration, notarization or other formalization of any thereof or any payments of principal, interest or other amounts made on or in respect of the Loan made to the Borrower when the interest rate is

2076882.7

determined by reference to the LIBOR (all such taxes, levies, costs and charges being hereinafter collectively called "LIBOR Rate Taxes"); provided, however, that LIBOR Rate Taxes shall not include net income or franchise taxes imposed by any jurisdiction.  The Borrower shall also pay such additional amounts equal to increases in net income or franchise taxes attributable to payments made by the Borrower pursuant to this clause (i).  Promptly after the date on which payment of any such LIBOR Rate Tax is due pursuant to applicable Law, the Borrower will, at the request of the Agent, furnish to the Agent evidence, in form and substance satisfactory to the Agent, that the Borrower has met its obligation under this section; and

(ii)

the Borrower will indemnify the Lenders against, and reimburse the Agent and Lenders on demand for, any LIBOR Rate Taxes paid by the Lenders, as determined by the Agent in its sole discretion.  The Agent shall provide the Borrower with (1) appropriate receipts for any payments or reimbursements made by the Borrower pursuant to this clause (b) and (2) such information as may reasonably be required to indicate the basis for such LIBOR Rate Taxes; provided, however, that if the Agent or any Lender subsequently recovers, or receives a net tax benefit with respect to, any amount of LIBOR Rate Taxes previously paid by the Borrower pursuant to this clause, the Agent or Lenders as applicable shall, within thirty (30) days after receipt of such refund, and to the extent permitted by applicable Law, pay to the Borrower the amount of any such recovery or permanent net tax benefit.

§4.10

Inability to Determine LIBOR.  In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the LIBOR that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower. In such event (a) any Loan Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and (c) the obligations of the Lenders to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower.

§4.11

Illegality.  Notwithstanding any other provisions herein, if  any present or future Law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrower and thereupon (a) the Commitment of such Lender to make LIBOR Rate Loans or convert Loans of another Type to LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by Law. The Borrower hereby agrees promptly to pay to the Agent for the account of such Lender, upon demand, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this §4.11, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate

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Loans hereunder. If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by the Lenders as compensation for fees, services or expenses incidental to the making, negotiating or collection of the Loans or the other Obligations, shall be deemed by any competent court of Law, Governmental Authority or tribunal to exceed the maximum rate of interest permitted to be charged by any Lender to Borrower under applicable Law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal without penalty (including, without limitation, prepayment fees required pursuant to §4.2(a) hereof). As used herein, the term “applicable Law” shall mean the Law in effect as of the date hereof, provided, however, that in the event there is a change in the Law which results in a higher permissible rate of interest, then this Agreement and the Notes shall be governed by such new Law as of its effective date.

§4.12

Mitigation Obligations; Replacement of Lenders.

(a)

Designation of a Different Lending Office.  If any Lender requests compensation under §4.4 or §4.5, or the Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to §4.3, or if any Lender gives a notice pursuant to §4.11, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to §4.3, §4.4 or §4.5, as the case may be, in the future, or eliminate the need for the notice pursuant to §4.11, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)

Replacement of Lenders.  If any Lender requests compensation under §4.4 or §4.5, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to §4.3, the Borrower may replace such Lender in accordance with §31.

§4.13

Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in Letter of Credit Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and sub-participations in Letter of Credit Obligations of the other Lenders, or make such other

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adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(a)

if any such participations or sub-participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or sub-participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b)

the provisions of this section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in §2.10, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or sub-participations in Letter of Credit Obligations to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

§5.  BORROWING BASE PROPERTIES; NO LIMITATION ON RECOURSE.

§5.1.

Borrowing Base Properties.  The Borrower represents and warrants that each of the Real Estate Assets constituting a Borrowing Base Property listed on Schedule 1.1(b) will on the Effective Date satisfy all of the conditions set forth in the definition of Borrowing Base Properties.  From time to time during the term of this Agreement additional Real Estate Assets may become Borrowing Base Properties and certain Real Estate Assets which previously satisfied the conditions set forth in the definition of Borrowing Base Properties may cease to be Borrowing Base Properties by virtue of property dispositions, creation of Liens or other reasons. There shall be attached to each Compliance Certificate delivered pursuant to §7.4(e) or §7.15 an updated listing of the Borrowing Base Properties relied upon by the Borrower in computing the Borrowing Base Values (before reserves are deducted) stated in such Compliance Certificate. Compliance Certificates delivered pursuant to §2.5(a), §2.9, or §11.1 may, at Borrower’s option, include an updated listing of the Borrowing Base Properties and shall include such updated listing whenever a redetermination of the Borrowing Base Value or Total Real Estate Asset based on such an updated listing would result in a decrease by more than $ 3,000,000.00 (from that shown on the most recently delivered Compliance Certificate) by virtue of property dispositions, creation of Liens or other reasons.

§5.2.

Waivers by Required Lemders.  If any Real Estate Asset fails to satisfy any of the requirements contained in the definition of Borrowing Base Property then the applicable Real

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Estate Asset may nevertheless be deemed to be Borrowing Base Property hereunder if the Requisite Lenders grant the necessary waivers and accept such Real Estate Asset as an Borrowing Base Property.

§5.3.

Rejection of Borrowing Base Properties.  If at any time the Agent becomes aware (based on the Borrower's failure or inability to so certify or upon receipt of written notice from the Borrower or any Lender, and without any duty of the Agent to make any independent investigation) that any Real Estate Asset listed as an Borrowing Base Property by the Borrower does not satisfy all of the requirements of the definition of Borrowing Base Property (to the extent not waived by the Requisite Lenders pursuant to §5.2) it may reject a Borrowing Base Property by notice to the Borrower, and if the Agent so requests the Borrower shall revise the applicable Compliance Certificate to reflect the resulting change in the Borrowing Base Value, Total Real Estate Property Value and the NOI to reflect a resulting change in the Borrowing Base Value and Total Real Estate Asset Value and all related Financial Covenants.

§5.4.

Change in Circumstances.  If at any time during the term of this Agreement Borrower becomes aware that any of the representations contained in §6 are no longer accurate in any material respect with respect to any Borrowing Base Property, it will promptly so notify the Agent and either request a waiver pursuant to §5.2 or confirm that such Real Estate Asset is no longer an Borrowing Base Property. If any waiver so requested is not granted by the Agent within ten (10) Business Days the Agent shall reject the applicable Borrowing Base  Property pursuant to §5.3.

§5.5.

No Limitation on Recourse.  The Obligations are full recourse obligations of the Borrower and, to the extent provided in the Guaranty, of the Guarantors, and all of their respective Real Estate Assets and other properties shall be available for the indefeasible payment in full in cash and performance of the Obligations.

§5.6.

Additional Guarantors.  The Borrower may from time to time elect to add as a Borrowing Base Property a Real Estate Asset owned by a Related Company. In such event, such Related Company shall become a Guarantor upon delivery to the Agent of the following, all in form and substance reasonably satisfactory to the Agent: (a) a Joinder Agreement in substantially the form of Exhibit F hereto, (b) a Guaranty Agreement in substantially the form of Exhibit G hereto, (c) good standing certificates, ownership certificates, secretary certificates, opinions of counsel and such other documents as may be reasonably requested by the Agent. The Agent shall provide copies of said documents to the Lenders.

§6.  REPRESENTATIONS AND WARRANTIES.  The Borrower represents and warrants to the Agent and each of the Lenders as follows:

§6.1.

Authority; Etc.

(a)

Organization; Good Standing. The Borrower (i) is a Maryland corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland, and each Guarantor is an entity described in and duly organized, validly existing and in good

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standing under the Laws of the State of its formation as shown on Schedule 6.1(a), and each has all requisite power to own its properties and conduct its business as presently contemplated and is duly authorized to do business in the States in which any Borrowing Base Properties owned by it are located and in each other jurisdiction where such qualification is necessary except where a failure to be so qualified in such other jurisdiction would not have a Material Adverse Effect.

(b)

Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or any Guarantor is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of the Borrower and each such Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and each such Guarantor, (iii) do not conflict with or result in any breach or contravention of any provision of Law, statute, rule or regulation to which the Borrower, or any Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower, any Guarantor and (iv) do not conflict with any provision of the Borrower’s or any Guarantor’s, certificate of incorporation or formation, by-laws, charter documents, or any agreement (except agreements as to which such a conflict would not result in a Material Adverse Effect) or other instrument binding upon, the Borrower or any Guarantor or to which any of their properties are subject.

(c)

Enforceability. The execution and delivery of this Agreement, the Guaranty and the other Loan Documents to which the Borrower or any Guarantor is or is to become a party will result in valid and legally binding obligations of the Borrower and each Guarantor enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting generally the enforcement of creditors’ rights and general equitable principles.

§6.2.

Governmental Approvals and Consents.  The execution, delivery and performance by the Borrower, and each Guarantor of this Agreement and the other Loan Documents to which the Borrower, or such Guarantor is or is to become a party and the transactions contemplated hereby and thereby do not require the Borrower, or any Guarantor to obtain the approval or consent of, or require the filing by the Borrower, or any Guarantor with, any Governmental Authority, or any third party, other than those already obtained or made.

§6.3.

Title to Properties.

(a)

Either the Borrower or a Guarantor holds good and marketable record fee simple title to each Borrowing Base Property, subject to no Liens except for the Permitted Liens.

(b)

Except as indicated on Schedule 6.3 hereto, the Borrower or a Guarantor owns all of the Portfolio Properties reflected in the consolidated balance sheet of the Borrower as at the Financial Statement Date or acquired since that date (except Real Estate Assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, Liens or other encumbrances except Permitted Liens.

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§6.4.

Financial Statements.  The following financial statements have been furnished to each of the Lenders.

(a)

An annual report on Form 10-K of Borrower filed with the SEC, including balance sheet of the Borrower and each Guarantor as of September 30, 2012 (“ Financial Statement Date ”), and a statement of operations and statement of cash flows of the Borrower and each Guarantor for the fiscal period then ended, all accompanied by an auditor’s report prepared without qualification by PKF O’Connor Davies. Such balance sheets and statements of operations and of cash flows have been prepared in accordance with Generally Accepted Accounting Principles and fairly present, in all material respects, the financial condition of the Borrower and each Guarantor as at the close of business on the date thereof and the results of operations and cash flows for the Fiscal Year then ended. There are no contingent liabilities of the Borrower or any Guarantor, respectively, as of such date involving material amounts, known to the officers of the Borrower or any Guarantor not disclosed in said balance sheet and the related notes thereto which are required to be so disclosed therein in accordance with Generally Accepted Accounting Principles.

(b)

A balance sheet and a statement of operations and statement of cash flows of the Borrower and each Guarantor for each of the fiscal quarters ended since September 30, 2012 for which the Borrower has filed form l0-Q with the SEC, which the Borrower’s Responsible Officer certifies has been prepared in accordance with Generally Accepted Accounting Principles (except to the extent otherwise described in such Form 10-Q) consistent with those used in the preparation of the annual audited statements delivered pursuant to paragraph (a) above and fairly represents, in all material respects, the financial condition of and the Borrower and each Guarantor, respectively, as at the close of business on the dates thereof and the results of operations and of cash flows for the fiscal quarters then ended (subject to year-end adjustments). There are no contingent liabilities of the Borrower or any Guarantor as of such dates involving material amounts, known to the officers of the Borrower, not disclosed in such balance sheets and the related notes thereto which are required to be so disclosed therein in accordance with Generally Accepted Accounting Principles.

(c)

A statement prepared by the Borrower which sets forth the Total Real Estate Asset Value and Borrowing Base Value for the fiscal quarter of the Borrower ended on March 31, 2013.

§6.5.

No Material Changes, Etc.  Since the Financial Statement Date, there has occurred no material adverse change in the financial condition or assets or business of the Borrower or any Guarantor, as shown on or reflected in the consolidated balance sheet of the Borrower as of the Financial Statement Date, or the statement of income for the Fiscal Year then ended, other than changes in the ordinary course of business that have not had any Material Adverse Effect either individually or in the aggregate.

§6.6.

Franchises, Patents, Copyrights, Etc.  The Borrower possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, if any, adequate for the conduct of its business substantially as now conducted without

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known conflict with any rights of others, except to the extent the Borrower’s failure to possess the same does not have a Material Adverse Effect.

§6.7.

Litigation.  Except as listed and described on Schedule 6.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to Borrower’s knowledge, threatened against the Borrower, any Guarantor or any of the Related Companies before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, have a Material Adverse Effect or materially impair the right of the Borrower, any Guarantor or any of the Related Companies, taken as a whole, to carry on business substantially as now conducted by it, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, or which would result in a Lien on any Borrowing Base Property, or which will materially adversely affect the ability of the Borrower, or any Guarantor, taken as a whole, to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.

§6.8.

No Materially Adverse Contracts, Etc.  Each of the Borrower and any Guarantor is not subject to any charter, trust or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect. Neither the Borrower nor any Guarantor is a party to any contract or agreement that has or is expected, in the judgment of the Borrower’s officers, to have any Material Adverse Effect.

§6.9.

Compliance With Other Instruments, Laws, Etc.  Neither the Borrower nor any Guarantor is in violation of any provision of the Borrower’s or any Guarantor’s charter documents, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that is reasonably likely to result in the imposition of substantial penalties or have a Material Adverse Effect.

§6.10.

Tax Status.  The Borrower and each Guarantor (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, and (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

§6.11.

Event of Default.  No Default or Event of Default has occurred and is continuing.

§6.12.

Investment Company Act.  Neither the Borrower nor any Guarantor nor any of the Related Companies is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.

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§6.13.

Absence of Financing Statements, Etc.  There is no financing statement, security agreement, chattel mortgage, real estate mortgage, equipment lease, financing lease, option, encumbrance or other document existing, filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien or encumbrance on, or security interest in, any Borrowing Base Property, except Permitted Liens.

§6.14.

Status of the Borrower.  The Borrower (a) is a REIT, (b) has not revoked its election to be a REIT, (c) has not engaged in any “prohibited transactions” as defined in Section 856(b)(6)(iii) of the Code (or any successor provision thereto), and (d) for its current “tax year” (as defined in the Code) is, and for all prior tax years subsequent to its election to be a real estate investment trust has been, entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code. The common stock of the Borrower is listed for trading on the New York Stock Exchange.

§6.15.

Certain Transactions.  Except as set forth on Schedule 6.15 hereto, as of the date hereof, none of the officers or employees of the Borrower, or any Guarantor are presently a party to any transaction with the Borrower, or any Guarantor (other than for services as employees, officers and trustees), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee or such employee or, to the knowledge of the Borrower and each Guarantor, any corporation, partnership, trust or other entity in which any officer, trustee or any such employee or natural Person related to such officer, trustee or employee or other Person in which such officer, trustee or employee has a direct or indirect beneficial interest has a substantial interest or is an officer or trustee.

§6.16.

Benefit Plans; Multiemployer Plans; Guaranteed Pension Plans.  As of the date hereof as to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, neither the Borrower nor any ERISA Affiliate maintains or contributes to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, except as may be set forth on Schedule 6.16.  Any Employee Benefit Plan or Guaranteed Pension Plan that the Borrower or any ERISA Affiliate maintains or contributes to as of the date of this Agreement or hereafter is or shall be, as applicable, maintained and operated in compliance with §7.21 hereof.

§6.17.

Regulations U and X.  No portion of any Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.  The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying “margin stock” or extending credit for the purpose of purchasing or carrying “margin stock”.

§6.18.

Environmental Compliance.  The Borrower has previously caused Phase I environmental assessments to be conducted with respect to the Portfolio Properties.  Based on, and in reliance on, the information contained in the reports received by Borrower with respect to said environmental assessments, Borrower makes the following representations and warranties:

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(a)

Except as may be set forth on Schedule 6.18, to the Borrower’s knowledge none of the Borrower, any Guarantor, any of the Related Companies or any operator of the Real Estate or any portion thereof, or any operations thereon is in violation, or alleged material violation, of any judgment, decree, order, Law, license, rule or regulation pertaining to environmental matters (hereinafter collectively referred to as the “Environmental Laws”), including without limitation, those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment, including, without limitation, the environmental statutes, regulations, orders and decrees of the States in which any of the Portfolio Properties may be located, which violation would have a Material Adverse Effect.

(b)

Except as set forth on Schedule 6.18 attached hereto, none of Borrower, any Guarantor, or the Related Companies has received written notice from any third party including, without limitation any federal, state or local Governmental Authority with respect to any of the Portfolio Properties or otherwise if the same would have a Material Adverse Effect, (i) that it has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. §9601(5), any hazardous substances as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) or any toxic substances, oil or Hazardous Materials or other chemicals or substances or wastes of any nature regulated by any Environmental Laws which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, any Guarantor, or any of the Related Companies conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Materials.

(c)

Except as set forth on Schedule 6.18 attached hereto and except to the extent the same would neither have a Material Adverse Effect, (i) to the Borrower’s knowledge no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Materials except in material compliance with applicable Environmental Laws; and except as set forth on Schedule 6.18, no underground tank or other underground storage receptacle for Hazardous Materials is located on any portion of the Real Estate constituting any Portfolio Property; (ii) in the course of any activities conducted by the Borrower, any Guarantor, any of the Related Companies or the operators of any Portfolio Property, or to the Borrower’s knowledge, any ground or space tenants on any Portfolio Property, no Hazardous Materials have been generated or are being used on any Real Estate constituting a Portfolio Property except in material compliance with applicable Environmental Laws; (iii) there has been no present, or to

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the Borrower’s knowledge past (a “Release”) or threatened Release of Hazardous Materials on, upon, into or from any Real Estate constituting a Portfolio Property; (iv) to the Borrower’s knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate constituting a Portfolio Property which, through soil or groundwater contamination, may have come to be located on; and (v) to the Borrower’s knowledge, any Hazardous Materials that have been generated on any of the real estate constituting a Portfolio Property have been transported off-site only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the Borrower’s knowledge, operating in material compliance with such permits and applicable Environmental Laws. Notwithstanding that any representation contained herein may be limited to the knowledge of the Borrower, any such limitation shall not affect the covenants specified in §7.12 or elsewhere in this Agreement.

(d)

None of the Portfolio Properties is or shall be subject to any applicable environmental clean-up responsibility Law or environmental restrictive transfer Law or regulation, solely by virtue of the transactions set forth herein and contemplated hereby.

§6.19.

Subsidiaries and Affiliates.  As of the date hereof, the Borrower has no Subsidiaries except for the Guarantors and Related Companies listed on Schedule 1.3 and does not have an ownership interest in any entity whose financial statements are not consolidated with the Borrower’s.

§6.20.

Loan Documents.  All of the representations and warranties of the Borrower, or any Guarantor made in the other Loan Documents or any document or instrument delivered or to be delivered to the Agent or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects.

§6.21.

Buildings on the Borrowing Base Property.  Except as set forth on Schedule 6.21, to the Borrower’s knowledge, there are no material defects in the roof, foundation, structural elements and masonry walls of the buildings, structures or improvements on any of the Borrowing Base Properties or their heating, ventilating and air conditioning, electrical, sprinkler, plumbing or other mechanical systems which would materially decrease the value of such Borrowing Base Property.

§6.22.

Insurance.  The insurance policies and programs in effect as of the Effective Date and thereafter with respect to the Real Estate Assets, assets and business of the Borrower and the Related Companies are in compliance with §7.7.  Schedule 6.22 accurately sets forth as of the date hereof all of the insurance policies currently maintained by the Borrower, each Guarantor and the Related Companies.

§6.23.

Disclosure.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of the Borrower or any Guarantor to the Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in

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each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

§6.24.

Solvency.  After giving effect to the Loans to be made or Letters of Credit to be issued, and the disbursement of the proceeds of such Loans pursuant to the Borrower’s instructions, each of the Borrower and each Guarantor is Solvent.

§6.25

Use of Proceeds.  The proceeds of the Facility are to be used solely for those purposes described in §1.1 hereof.  None of the proceeds of the Facility will be used to purchase or carry Margin Stock or to extend credit for the purchase or carrying of Margin Stock.

§6.26

Anti-Terrorism Law.

(a)

Neither the Borrower nor any Guarantor and, to the knowledge of each, none of the Related Companies is in violation of any applicable Law relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

(b)

Neither the Borrower nor any Guarantor and, to the knowledge of each, no Related Company or broker or other agent of Borrower or any Guarantor acting or benefiting in any capacity in connection with the facility is any of the following:

(i)

a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)

a Person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)

a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)

a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v)

a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

Neither the Borrower nor any Guarantor and, to the knowledge of each, no Related Company, broker or other agent of any Borrower or any Guarantor acting in any

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capacity in connection with the Facility (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in the immediately preceding paragraph, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

§7.  AFFIRMATIVE COVENANTS.  So long as any Loan or Note or Letter of Credit (or interest or fees thereon) is outstanding, any Obligation with respect to principal, interest, fees or other non-contingent liabilities is unsatisfied, or any Lender has any Commitment or other obligations to make Loans or issue or renew any Letters of Credit, the Borrower will and cause each Guarantor to:

§7.1.

Punctual Payment.  Unconditionally, duly and punctually pay the principal and interest on the Loans and all other amounts provided for in the Notes, this Agreement, and the other Loan Documents all in accordance with the terms of the Notes, the Guaranty Agreement, this Agreement and the other Loan Documents.

§7.2.

Maintenance of Office.  Maintain borrower’s chief executive office in Freehold, New Jersey or at such other place in the United States Of America as the Borrower shall designate upon written notice to the Agent to be delivered within fifteen (15) days of such change, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

§7.3.

Records and Accounts.  Keep true and accurate, in all material respects, records and books of account in which full, true and correct, in all material respects, entries will be made in accordance with Generally Accepted Accounting Principles.

§7.4.

Financial Statements, Certificates and Information.  Deliver to the Agent and each of the Lenders:

(a)

as soon as practicable, but in any event not later than ninety (90) days after the end of each Fiscal Year of the Borrower, the audited balance sheets of the Borrower and each Guarantor at the end of such Fiscal Year, and the related audited statements of operations and statements of cash flows and taxable income for such Fiscal Year, each setting forth in comparative form the figures for the previous Fiscal Year and all such statements to be in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles on a consolidated basis including the Borrower, the Guarantors and the Related Companies, and accompanied by an auditor’s report prepared by PKF O’Connor Davies or by another independent certified public accountant reasonably acceptable to the Agent and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; provided, however, that for so long as the Borrower is filing Form 10-K with the SEC, the delivery of a copy thereof pursuant to this paragraph (a) of this §7.4 shall be deemed to satisfy this paragraph (a);

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(b)

Intentionally Omitted.

(c)

as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of the Borrower, copies of the unaudited balance sheets of the Borrower and each Guarantor as at the end of such quarter, and the related unaudited statements of operations and statements of cash flow and estimated taxable income for the portion of the Borrower’s and each Guarantor’s Fiscal Year then elapsed, all in reasonable detail and prepared in accordance with Generally Accepted Accounting Principles on a consolidated basis including the Borrower, the Guarantors and the Related Companies, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and each Guarantor on the date thereof (subject to year-end adjustments); provided, however, that for so long as the Borrower is filing Form 10-Q with the SEC, the delivery of a copy thereof pursuant to paragraph (f) of this §7.4 shall be deemed to satisfy this paragraph (c);

(d)

A Portfolio Schedule and Borrowing Base Property Schedule at the time of each Loan request and as soon as available but in any event not later than forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of the Borrower and within 90 days of the end of each Fiscal Year ..  The Portfolio Schedule and Borrowing Base Property Schedule shall certify (i) which Portfolio Properties and Borrowing Base Properties are Negative Pledge Properties as of the date shown on such Portfolio Schedule and Borrowing Base Schedule, and (ii) that all Borrowing Base Properties are readily marketable with no material impediments as to ability to finance and shall include a calculation of the current Debt Service Coverage Ratio, certified by the Borrower pursuant to a certificate signed on the Borrower’s behalf by a Responsible Officer of the Borrower and, (ii) at the time of the annual financial statements referred to in subsection (a) above, and, if requested by the Agent, at the time of quarterly financial statements referred to in subsection (c) above, a statement setting forth the NOI for such fiscal quarter for each Borrowing Base Property and Portfolio Property listed by address;

(e)

simultaneously with the delivery of the financial statements referred to in subsections (a) and (c) above, a Compliance Certificate in the form of Exhibit C  hereto signed on the Borrower’s behalf by a Responsible Officer of the Borrower and setting forth in reasonable detail computations evidencing compliance with the covenants contained herein (including §9.1 through 9.4) and (if applicable) reconciliations to reflect changes in Generally Accepted Accounting Principles since the delivery of the immediately preceding financial statements required to be delivered pursuant to subsections (a) and (c) above.

(f)

prompt notice of the filing of each (i) Form 10-K statement filed with the Securities and Exchange Commission (“SEC”) for such Fiscal Year and (ii) Form 10-Q statement filed with the SEC for such fiscal quarter;

(g)

prompt notice of posting and/or filing of (i) each annual report, proxy or financial statement or other report or communication posted to the Borrower’s website and (ii) all annual, regular, periodic and special reports and registration statements which the Borrower

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may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and prompt delivery of a copy of any of the foregoing that is not made publicly available;

(h)

promptly, and in any event within five Business Days after receipt thereof by Borrower, any Guarantor, any Related Company or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of Borrower, any Guarantor, any Related Company or any Subsidiary thereof which could have a Material Adverse Effect; and

(i)

Within a reasonable period of time and from time to time, such, other financial data or information as Agent  may reasonably request with respect to Borrower, any Guarantor, any Related Company or any Portfolio Properties (including any Borrowing Base Properties), including, without limitation, any information, schedules or reports as shall be required from time to time by regulatory Governmental Authority having supervisory authority over Lender.

§7.5.

Notices.

(a)

Defaults. Promptly notify the Agent in writing of the occurrence of any Default or Event of Default of which a Responsible Officer is aware. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting a Default or an Event of Default under this Agreement) under any note, evidence of Indebtedness, indenture or other obligation to which or with respect to which the Borrower, any Guarantor, or any of the Related Companies is a party or obligor, whether as principal or surety, and if the principal amount thereof exceeds $ 15,000,000.00 for any one obligation and $25,000,000.00 in the aggregate (with respect to recourse obligations) and $ 15,000,000.00 for any one obligation and $25,000,000.00 in the aggregate (with respect to non-recourse obligations), and such default would permit the holder of such note or obligation or other evidence of Indebtedness to accelerate the maturity thereof, the Borrower shall forthwith give written notice thereof to the Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

(b)

Environmental Events. Promptly notify the Agent in writing of any of the following events: (i) upon Borrower’s or any Guarantor’s obtaining knowledge of any violation of any Environmental Law regarding a Portfolio Property (including any Borrowing Base Property) or Borrower’s or any Guarantor’s operations which violation is reasonably likely to have a Material Adverse Effect; (ii) upon Borrower’s or any Guarantor’s obtaining knowledge of any known Release, or reasonably likely threat of Release, of any Hazardous Materials at, from, or into a Portfolio Property (including any Borrowing Base Property) which it reports in writing or is reportable by it in writing to any Governmental Authority and which reasonably could have a Material Adverse Effect; (iii) upon Borrower’s or any Guarantor’s receipt of any notice of violation of any Environmental Laws or of any Release or threatened Release of Hazardous

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Materials, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) Borrower’s or any Guarantor’s or any Person’s operation of a Portfolio Property (including any Borrowing Base Property) if the same would have a Material Adverse Effect, (B) contamination on, from or into an Portfolio Property (including any Borrowing Base Property) if the same would have a Material Adverse Effect, or (C) investigation or remediation of off-site locations at which Borrower, any Guarantor or any of its predecessors are alleged to have directly or indirectly disposed of Hazardous Materials if the same would have a Material Adverse Effect; or (iv) upon Borrower’s or any Guarantor’s obtaining knowledge that any material expense or loss has been incurred by such Governmental Authority in connection with the assessment, containment, removal or remediation of any Hazardous Materials with respect to which Borrower, any Guarantor, or any of the Related Companies is reasonably expected to be liable or for which a lien is reasonably expected to be imposed on an Borrowing Base Property.

(c)

Notification of Liens Against Borrowing Base Properties or Other Material Claims. Promptly after becoming aware thereof, notify the Agent in writing of any Liens (except Permitted Liens) placed upon or attaching to any Borrowing Base Properties and any other setoff, claims (including environmental claims), withholdings or other defenses, in each case, which if successfully prosecuted would have a Material Adverse Effect.

(d)

Notice of Litigation and Judgments. Give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation, proceedings or material governmental investigations threatened in writing or any pending litigation, proceedings and material governmental investigations affecting any of the Portfolio Properties (including any Borrowing Base Property) affecting Borrower, any Guarantor, or any of the Related Companies or to which the Borrower, any Guarantor, or any of the Related Companies is or is to become a party involving an uninsured claim (or as to which the insurer reserves rights) against the Borrower, any Guarantor, or any of the Related Companies that at the time of giving of notice could reasonably be expected to have a Material Adverse Effect, and stating the nature and status of such litigation, proceedings or governmental investigation. The Borrower will give notice to the Agent, in writing, in form and detail reasonably satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower in an amount in excess of $10 ,000,000.00.

(e)

Notice of ERISA Reportable Events. Promptly notify the Agent in writing of the occurrence of any ERISA Reportable Event.

(f)

Notice of Changes in Accounting or Financial Reporting Practices. The Borrower will promptly notify the Agent in writing of the occurrence of any material change in accounting policies or financial reporting practices by the Borrower or Guarantor or any Related Company.

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Documents required to be delivered pursuant to §7.4 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in §19; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender and (ii) the Borrower shall notify the Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”).  The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Agent, the Arranger, and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities Laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”   Notwithstanding the foregoing, all Borrower Materials posted on the Platform by the Agent and/or the Arranger shall be marked “private” unless the Borrower instructs Agent and/or Arranger otherewise.

§7.6.

Existence; Maintenance of REIT Status; Maintenance of Properties.  Do or cause to be done all things necessary to preserve and keep in full force and effect Borrower’s existence as a Maryland corporation and its status as a self-administered REIT.  The common shares of beneficial interest of the Borrower will at all times be listed for trading on either the New York Stock Exchange or one of the other major stock exchanges. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and

2076882.7

franchises which in the judgment of the Borrower may be necessary to properly and advantageously conduct the businesses being conducted by it, any Guarantor or any of the Related Companies. The Borrower (a) will cause all of the material properties used or useful in the conduct of the business of Borrower, any Guarantor or any of the Related Companies to be maintained and kept in good condition, repair and working order, ordinary wear and tear excepted, and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will continue to engage primarily in the businesses now conducted by it and in related businesses.

§7.7.

 Insurance.  With respect to the Real Estate Assets and other properties and businesses of Borrower, the Guarantors and the Related Companies, maintain or cause to be maintained insurance with financially sound and reputable insurers against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent. With respect to all buildings, improvements, fixtures and personal property in the Portfolio Properties insured with so-called "all risk or special form" casualty insurance policies, and such other forms of coverage as Lender shall require (which may include, without limitation, earthquake, steam boiler, plate glass, business interruption, and building ordinance coverages) in an amount which, in Agent's judgment, shall be 100% of the replacement costs of said buildings, improvements, fixtures, and personal property and not less than an amount sufficient to prevent Borrower from becoming a coinsurer within the terms of such policies, including loss of rents for 12 months. Borrower shall also provide, maintain, and keep in full force and effect general commercial liability insurance, with limits reasonably acceptable, from time to time, with a contractual liability endorsement. Borrower shall also provide, maintain, and keep in force, if the buildings and improvements in the Portfolio Properties (or any part thereof) are located in a flood prone, flood risk, or flood hazard area as designated pursuant to the Federal Flood Disaster Protection Act of 1973, as amended, and regulations thereunder, a policy of flood insurance issued under and in compliance with that Act and those regulations in an amount determined from time to time by Lender and which will comply with the requirements of that Act and those regulations.

§7.8.

Lender's Costs and Expenses. Pay all costs and expenses incurred by Lender in connection with the loan evidenced by the Loan Documents, including all costs payable to third parties for the implementation and administration of the Loans (but not assignments or participations), the collection of outstanding indebtedness, and the enforcement of Agent’s and Lenders' rights under the Loan Documents, whether incurred prior or subsequent to any judgment which may be obtained by Agent against Borrower. Without limiting the generality of the foregoing, such costs and expenses shall include, at the option of Lender, all reasonable attorneys' and trustee's fees and costs.

§7.9.

Taxes.  Pay real estate taxes, other taxes, assessments and other governmental charges against the Real Estate Assets before the same become delinquent, and will duly pay and

2076882.7

discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its other properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by Law become a lien or charge upon any of its properties; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

§7.10.

Inspection of Properties and Books.  Permit the Lenders (at Lenders’ sole expense), through the Agent or any of the Lenders’ other designated representatives, to visit and inspect any of the Portfolio Properties (including any of the Borrowing Base Properties) to examine the books of account of the Borrower, any Guarantor and the Related Companies (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Lender may reasonably request upon reasonable prior notice, but only during normal business hours; provided, however, that when an Event of Default exists the Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

§7.11

Compliance with Borrowing Base Property Requirements.  Subject to the terms and conditions herein, at all times comply with and cause each Guarantor to comply with the Borrowing Base Property Requirements with respect to all Borrowing Base Properties now and hereafter in existence.

§7.12

Compliance with Laws, Contracts, Licenses, and Permits.  Will comply, and will cause each Guarantor to comply, with (a) all applicable Laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (b) the provisions of all applicable partnership agreements, charter documents and by-laws, (c) all agreements and instruments to which it is a party or by which it or any of its Real Estate Assets may be bound including any leases, and (d) all applicable decrees, orders, and judgments except (with respect to (a) through (d) above) to the extent such non-compliance would not have a Material Adverse Effect. If at any time any permit or authorization from any governmental Person shall become necessary or required in order that the Borrower or any Guarantor may fulfill or be in compliance with any of its obligations hereunder or under any of the Loan Documents, the Borrower will promptly take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof.

§7.13

Use of Proceeds.  Subject to the provisions of §2.5 hereof, use the proceeds only for permitted capital expenditures, and for working capital and other general corporate purposes consistent with the covenants contained herein.

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§7.14

Release of a Guarantor. Subject to the Borrower’s full and complete compliance with the provisions governing the withdrawal of a Borrowing Base Property from the Borrowing Base Schedule (as provided in the definition of Borrowing Base Schedule), the Borrower may request in writing that the Agent release, and upon receipt of such request, together with any Mandatory Compliance Payment that may be required, the Agent shall release, a Guarantor from the Guaranty so long as: (i) such Guarantor has ceased to be, or simultaneously with its release from the Guaranty will cease to be, a direct owner of a Borrowing Base Property; and (ii) no Default or Event of Default shall then be in existence or would occur as a result of such release. Delivery by the Borrower to the Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct in all material respects with respect to such request.

§7.15

Notices of Significant Transactions.  Notify the Agent in writing prior to the closing of any of the following transactions (but subject to receipt of prior written consent of the Agent and Requisite Lenders, which shall not be unreasonably withheld or delayed) pursuant to a single transaction or a series of related transactions:

(a)

The sale or transfer of one or more Real Estate Assets for an aggregate sales price or other consideration of $ 20,000,000.00 or more.

(b)

The creation of Indebtedness of the Borrower or a Related Company exceeding $ 20,000,000.00 in a single transaction.

(c)

The sale or transfer of the ownership interest of Borrower or any of the Related Companies in any of the Related Companies if the aggregate consideration to be received by the Borrower or the Related Companies in connection with such transaction exceeds $ 20,000,000.00.

Each notice given pursuant to this §7.15 shall be accompanied by a Compliance Certificate including an updated list of the Real Estate Assets and demonstrating in reasonable detail compliance, after giving effect to the proposed transaction, with the covenants contained in §9.1 through §9.4.

§7.16.

Further Assurances.  Cooperate with the Agent and the Lenders and execute such further instruments and documents and perform such further acts as the Agent and the Lenders shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

§7.17.

Environmental Indemnification.  The Borrower covenants and agrees that it will indemnify and hold the Agent and each Lender harmless from and against any and all claims, expense, damage, loss or liability incurred by the Agent or any Lender (including all reasonable costs of legal representation incurred by the Agent or any Lender, but excluding, as applicable, for the Agent or a Lender any claim, expense, damage, loss or liability as a result of the gross negligence or willful misconduct of the Agent or such Lender) relating to (a) any Release or

2076882.7

threatened Release of Hazardous Materials on any Portfolio Property (including any Borrowing Base Property); (b) any violation of any Environmental Laws with respect to conditions at any Portfolio Property or any Borrowing Base Property or the operations conducted thereon; (c) the investigation or remediation of off-site locations at which the Borrower or its predecessors are alleged to have directly or indirectly disposed of Hazardous Materials; (d) the imposition or recording of a Lien by any local, state or federal government or Governmental Authority pursuant to any Environmental Laws; (e) claims of any private parties regarding violations of Environmental Laws by Borrower, any Guarantor or any Related Company; and (f) costs and expenses (including, without limitation, reasonable attorneys' fees and fees incidental to the securing of repayment of such costs and expenses) incurred by Agent or any Lender in connection with compliance by Agent or such Lender with any statute, regulation or order issued pursuant to any Environmental Laws by any local, state or federal government or Governmental Authority.  It is expressly acknowledged by the Borrower that this covenant of indemnification shall survive the payment of the Loans and shall inure to the benefit of the Agent and the Lenders, and their successors and assigns.

§7.18.

Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. Shall and shall cause each Related Company and Related Party to comply with all Requirements of Law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect. Upon Lender's request from time to time during the Term of the Loans, Borrower and each Guarantor shall certify in writing to Agent that Borrower's and each Guarantor’s representations, warranties and obligations under §6.26 and this §7.18 remain true and correct and have not been breached. Borrower shall immediately notify Lender in writing if any of such representations, warranties or covenants are no longer true or have been breached or if Borrower has a reasonable basis to believe that they may no longer be true or have been breached. In connection with such an event, Borrower shall comply with all Requirements of Law and directives of Governmental Authorities and, at Agent's request, provide to Agent copies of all notices, reports and other communications exchanged with, or received from, Governmental Authorities relating to such an event. Borrower shall also reimburse Agent any expense incurred by Agent in evaluating the effect of such an event on the Loans, in obtaining any necessary license from Governmental Authorities as may be necessary for Agent to enforce its rights under the Loan Documents, and in complying with all Requirements of Law applicable to Agent as the result of the existence of such an event and for any penalties or fines imposed upon Lender as a result thereof.

§7.19.

Accounts. To establish and maintain at the Agent for so long as the Loans are available (a) all property operating and tenant security accounts, and (b) the Borrower's operating account.

§7.20.

Response Actions.  If any Release or, disposal of Hazardous Materials shall occur or shall have occurred on any Portfolio Property (including any Borrowing Base Property) if the same would have a Material Adverse Effect, the Borrower (or the Guarantor that owns the applicable Real Estate) will cause the prompt containment and removal of such Hazardous Materials and remediation of such Portfolio Property (including any Borrowing Base Property)

2076882.7

as necessary to comply with all Environmental Laws or to preserve the value of such Portfolio Property (including any Borrowing Base Property) to the extent necessary to avoid a Material Adverse Effect.

§7.21.

Employee Benefit Plans.

(a)

Representation. The Borrower and its ERISA Affiliates do not currently maintain or contribute to any Employee Benefit Plan, Guaranteed Pension Plan or Multiemployer Plan, except as set forth on Schedule 6.16.

(b)

Notice. The Borrower will obtain the consent of the Agent prior to the establishment by the Borrower or any ERISA Affiliate of any Guaranteed Pension Plan, or any other Employee Benefit Plan if the establishment of such Plan could reasonably be expected to create a Material Adverse Effect.

(c)

In General. Each Employee Benefit Plan maintained by the Borrower or any ERISA Affiliate will be operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

(d)

Terminability of Welfare Plans. With respect to each Employee Benefit Plan maintained by the Borrower or an ERISA Affiliate which is an employee welfare benefit plan within the meaning of §3(1) or §3(2)(B) of ERISA, the Borrower, or the ERISA Affiliate, as the case may be, has the right to terminate each such plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) without liability other than liability to pay claims incurred prior to the date of termination.

(e)

Multiemployer Plans. Without the consent of the Agent, the Borrower will not enter into, maintain or contribute to, any multiemployer Plan.

(f)

Unfunded or Underfunded Liabilities. The Borrower will not, at any time, have accruing unfunded or underfunded liabilities with respect to any Employee Benefit Plan (other than an Employee Benefit Plan which is a "top-hat plan" that is eligible for the alternate method of compliance with ERISA reporting and disclosure requirements provided in Department of Labor regulation section 2520.104-23 and which could not reasonably be expected to create material liability for the Borrower), Guaranteed Pension Plan or Multiemployer Plan, or permit any condition to exist under any Multiemployer Plan that would create a withdrawal liability.

§8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.  The Borrower (and to the extent provided herein, each Guarantor) covenants and agrees as follows, so long as any Loan or Note or Letter of Credit (or interests or fees thereon) is outstanding, or any Obligation with respect to principal, interest, fees or other non-contingent liabilities is unsatisfied, or any Lender has any Commitment or other obligation to make any Loans or issue or renew any Letters of Credit:

2076882.7

§8.1.

Restrictions on Indebtedness.  Except with the prior written consent of the Requisite Lenders, the Borrower will not, and the Borrower will not permit any Guarantor or any of the Related Companies to create, incur, assume, guarantee or become or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a)

Indebtedness under the Loan Documents;

(b)

Indebtedness that constitutes an Investment pursuant to the definition of Investments and that does not cause a violation of §8.2;

(c)

Indebtedness outstanding on the date hereof, as listed on Schedule 8.1(c), and any refinancings, refundings, replacements, renewals or extensions (“refinancings”) thereof, provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing except by an amount equal to the sum of unpaid accrued interest and the premium paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the final maturity of the refinancing Indebtedness shall not be earlier than the final maturity of the refinanced Indebtedness;

(d)

obligations (contingent or otherwise) existing or arising under any Interest Rate Contracts; provided, that such obligations are (or were) entered into by such Person in the ordinary course of business; or

(e)

(i) Indebtedness on margined securities which exceed fifty (50%) percent of the value of securities owned by Borrower, such value to be determined at the time of borrowing, or (ii) enter into, assume or suffer to exist any other line of credit, except the Loan and the margin line of credit referenced above.

§8.2.

Restrictions on Investments.  The Borrower will not, and will not permit any Guarantor or any of the Related Companies to make or permit to exist or to remain outstanding any Investment, except Investments in:

(a)

Investment in Cash Equivalents;

(b)

Investments existing or contemplated on the date hereof and listed on Schedule 8.2(b) hereto;

(c)

Investments in derivatives and hedges made in the ordinary course of the such Person’s business in connection with managing risk for which the Borrower, any Guarantor or any Related Company has actual exposure (and not for speculative purposes) including, without limitation, Interest Rate Contracts;

(d)

Investments in Permitted Acquisitions;

(e)

Investments by the Borrower in one or more Guarantors or by a Guarantor in the Borrower or one or more other Guarantors;

2076882.7

(f)

Investments in Mortgage Receivables not to exceed $5,000,000 in the aggregate;

(g)

Support Obligations of any Loan Party or Related Company;

(h)

Investments in marketable securities available for sale; or

(i)

any other Investments approved by the Requisite Lenders.

§8.3.

Merger, Consolidation and Other Fundamental Changes.  The Borrower will not, and will not permit any Guarantor or any of the Related Companies to (i) merge, wind-up, dissolve, liquidate, consolidate with or into another Person, (ii) sell, transfer, lease or dispose of (whether in one transaction or a series of transactions) (x) any Borrowing Base Property, or (y) all or substantially all of its assets to or in favor of any Person (other than sale of inventory and obsolescent, uneconomic or obsolete personal property and lease of Real Estate in the ordinary course of business), or (iii) agree to or effect any property acquisition or stock acquisition (other than a Permitted Acquisition), or (iv) enter into any joint venture; provided, however, that:

(a)

any Loan Party may sell, transfer, lease or otherwise dispose of its assets (whether in one transaction or a series of transactions) to any other Loan Party;

(b)

any Related Company may sell, transfer, lease or otherwise dispose of its assets (whether in one transaction or a series of transactions) to any Loan Party or any other Related Company;

(c)

any Subsidiary of the Borrower may merge or consolidate with another Person to effect any Permitted Acquisition; provided, that (i) in any such transaction involving the Borrower, the Borrower shall be the continuing or surviving Person or (ii) in any such transaction involving a Guarantor, the continuing or surviving Person shall be a Guarantor; or

(d)

any Subsidiary of the Borrower may merge or consolidate with (i) the Borrower, provided, that the Borrower shall be the continuing or surviving Person or (ii) any one or more other Subsidiaries of the Borrower, provided, that when any Guarantor is merging or consolidating with another Subsidiary that is not a Guarantor, the continuing or surviving Person shall be a Guarantor.

§8.4.

Sale and Leaseback.  The Borrower will not, and will not permit any Guarantor or any of the Related Companies to enter into any arrangement, directly or indirectly, whereby the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower intends to use for substantially the same purpose as the property being sold or transferred. Nor will the Borrower permit any of the Related Companies to enter into any such arrangement.

§8.5.

Compliance with Environmental Laws.  The Borrower will not do, and will not permit the Guarantor or any of the Related Companies to do, any of the following: (a) use any of

2076882.7

the Portfolio Properties (including any of the Borrowing Base Properties) or other Real Estate Asset or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Materials except for immaterial amounts of Hazardous Materials used in the routine maintenance and operation of the Portfolio Properties (including any of the Borrowing Base Properties) and in compliance with applicable Law, (b) cause or permit to be located on any of the Portfoilo Properties (including any of the Borrowing Base Properties) any underground tank or other underground storage receptacle for Hazardous Materials which is reasonably likely to result in a Material Adverse Effect, (c) generate any Hazardous Materials on any of the Portfolio Properties (including any of the Borrowing Base Properties) or other Real Estate Asset except in material compliance with Environmental Laws, or (d) conduct any activity at any or use any Portfolio Properties (including any of the Borrowing Base Properties) or other Real Estate Asset in any manner so as to cause a Release which is reasonably likely to result in a Material Adverse Effect.

§8.6.

Intentionally Omitted.

§8.7.

Assumption.  The Borrower will not make and will not permit any Guarantor or any Related Company to assume, endorse, be or become liable for or guarantee the obligations of any Person excluding, however, the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

§8.8.

Development Financing.  Without the prior written consent of the Requisite Lenders, the Borrower will not and will not permit any Guarantor or any Related Company to enter into any development financing (including the making of any Permitted Acquisition) except, subject to compliance with the financial covenants set forth in §9.1 to §9.4 herein, in connection with building expansions required under terms of existing leases, renewed leases or new leases entered into by Borrower or any Guarantor.  Borrower and each Guarantor will provide written notification to Lender at the time of each financing commitment entered into by Borrower during the term of the Loan.

§8.9.

Liens.  The Borrower will not, and will not permit any Guarantors or any Related Companies to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a)

Permitted Liens; and

(b)

Liens existing on the date hereof and listed in Schedule 8.9 hereto and any modification, replacement, renewal or extensions (but not increases thereof).

§8.10.

Negative Pledge.  From and after the date hereof, none of the Borrower, nor any Guarantor shall enter into or permit to exist, and none of the Borrower, nor any Guarantor will permit any Related Company to enter into or permit to exist with any lender or creditor during the Term of the Loans, any Negative Pledge or other agreement or arrangement (a) containing any provision prohibiting or restricting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired to secure the

2076882.7

Obligations, except for a Negative Pledge contained in an agreement or arrangement (x) evidencing Indebtedness which the Borrower, such Guarantor or such Related Company may create, incur, assume, or permit or suffer to exist under §8.1, (y) which Indebtedness is secured by a Lien permitted by this Agreement or any other Loan Document, and (z) which prohibits the creation of any other Lien on only the properties, revenues or assets securing such Indebtedness, (b) prohibiting or restricting the ability of a such party to amend or modify this Agreement or any other Loan Document, or (c) prohibiting or restricting the ability of any Guarantor or any Related Company to make or pay dividends or distributions to, the Borrower or any other Guarantor.

§8.11.

Transactions with Affiliates.  The Borrower will not, and will not permit any Guarantors or any Related Companies to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to such party or such Related Company than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Related Companies, (c) payment of compensation, perquisites and fringe benefits arising out of any employment or consulting relationship, and (d) any such transactions between or among any Loan Party and any other Loan Party.

§8.12.

Change in Nature of Business.  The Borrower will not, and will not permit any Guarantors or any Related Companies to (i) engage in any material line of business substantially different from the line of business conducted by such party on the date hereof or any Related Business; or (ii) engage in any transaction described in §7.15 without the prior written consent of the Agent and Requisite Lenders; provided, however, that such consent shall not be unreasonably withheld or delayed.

§8.13.

Information Regarding Collateral.  The Borrower will not, and will not permit any Guarantors or any Related Companies to effect any change (i) in its legal name, (ii) in the location of its chief executive office or legal domicile, (iii) in such party’s identity or organizational structure, (iv) in its organizational identification number, if any, or (v) in its jurisdiction of organization (in each case, including by merging or amalgamating with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until it shall have given the Agent not less than ten (10) days’ prior written notice, or such lesser notice period agreed to by the Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Agent may reasonably request.  The Borrower and each Guarantor and Related Company agrees to promptly provide the Agent with certified Organization Documents reflecting any of the changes described in the preceding sentence.  The Borrower and each Guarantor and Related Company also agrees to promptly notify the Agent of any change in the location of any office in which it maintains Records.

§8.14

Market Regulations.  The Borrower will not use the proceeds of any Borrowings, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase

2076882.7

or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock or to refinance indebtedness originally incurred for such purpose.

§8.15

Modifications of Organization Documents and Other Documents, Etc.

(a)

The Borrower will not and will not permit the Guarantors or any of the Related Companies to directly or indirectly amend or modify, or permit the amendment or modification of, any provision of any Loan Document or any document governing the any Indebtedness of the Borrower or any Guarantor; or

(b)

The Borrower will not and will not permit the Guarantors or any of the Related Companies to directly or indirectly terminate, amend, modify or change any of its Organization Documents or any agreement to which it is a party with respect to its Equity Interests (including any operating, stockholders’ or similar agreement) in a manner that could reasonably be expected to be adverse to Agent or any Lender.

§8.16

Change in Fiscal Year.  The Borrower will not and will not permit the Guarantor or any of the Related Companies to make any change in its Fiscal Year.

§8.17

Anti-Terrorism Law; Anti-Money Laundering ..

(a)

The Borrower will not and will not permit the Guarantor or any of the Related Companies to directly or indirectly: (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in §6.26, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Borrower, each Guarantor and Related Companies shall deliver to the Agent any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming their compliance with this §8.17).

(b)

No Loan Party shall knowingly cause or permit any of the funds of such Loan Party that are used to repay the Loan to be derived from any unlawful activity with the result that the making of the Loan would be in violation of any applicable Law.

§9.  FINANCIAL COVENANTS OF THE BORROWER.  The Borrower covenants and agrees as follows, so long as any Loan, Note or Letter of Credit is outstanding, or any Obligation with respect to principal, interest, fees or other non-contingent liabilities is unsatisfied, or any Lender has any Commitment or other obligation to make any Loan or issue or renew any Letter of Credit:

§9.1.

Debt Service Coverage Ratio.  The Borrower will not permit the Debt Service Coverage Ratio to be less than 1.25 to 1.0.

2076882.7

§9.2.

Leverage Ratio.  The Borrower will not at any time permit the Leverage Ratio to exceed 60%.

§9.3.

Minimum Tangible Net Worth.  The Borrower will not permit its Tangible Net Worth to be less than $255,000,000.00 plus 75% of Net Offering Proceeds (Equity Raises) after the Effective Date.

§9.4.

Minimum Corporate Debt Yield.  The Borrower will not permit its Corporate Debt Yield to be less than 11%.

§9.5.

Test Period.  The Financial Covenants set forth in §9.1 through §9.4 will be tested at the time of each Borrowing, at the end of each Fiscal Quarter of Borrower, and as otherwise required under this Agreement.

§9.6.

Pro Forma Calculations.  The Borrower shall comply with the financial ratios set forth in §9.1 through §9.4 as of each Borrowing Date. The Borrower shall recalculate such financial ratios referred to in §9.1 through §9.4 by adding the amount equal to the Indebtedness associated with the Loans to be made on such Borrowing Date to the Indebtedness reflected on the most recently available Financial Statements, and adding thereto any Indebtedness incurred since the date of such Financial Statement (less any Indebtedness repaid, retired, or forgiven during such period) and adding thereto the value of such assets (determined at cost) acquired with such Indebtedness to Total Asset Value, if applicable (less the value of any assets sold during such period).  The Borrower shall deliver its Compliance Certificate on each Borrowing Date, signed on its behalf by a Responsible Officer of the Borrower, certifying that the pro forma calculations as of such Borrowing Date demonstrate the Borrower’s compliance with the covenants and financial ratios set forth in §9.1 through §9.4.

§10.  CONDITIONS TO EFFECTIVENESS.  This Agreement shall become effective when each of the following conditions precedent have been satisfied:

§10.1.

Loan Documents.  Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. Each Lender shall have received a fully executed copy of each such document prior to or on the Effective Date.

§10.2.

Certified Copies of Organization Documents; Good Standing Certificates.  The Agent shall have received (i) a Certificate of the Borrower to which there shall be attached (A) complete copies of the Borrower’s charter and all amendments thereto, certified as of a recent date by the Secretary of State of Maryland and (B) true copies of the Borrower’s by-laws and the resolutions adopted by its Board of Directors authorizing the transactions described herein, each certified by its secretary to be true and complete and in effect on the Effective Date, (ii) Certificates of Good Standing for the Borrower and each Guarantor from its state of incorporation or organization, as applicable and each state in which an Borrowing Base Property is located, and (iii) certificates from the Borrower certifying as to the applicable organizational documents of the Guarantors.

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§10.3.

By-laws; Resolutions.  All action on the part of the Borrower and each Guarantor necessary for the valid execution, delivery and performance by the Borrower and each Guarantor of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent.

§10.4.

Incumbency Certificate; Authorized Signers.  The Agent shall have received from the Borrower and each Guarantor an incumbency certificate, dated as of the Effective Date, signed by a duly authorized officer of the Borrower and each Guarantor and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower and each Guarantor, each of the Loan Documents to which the Borrower or any Guarantor is or is to become a party; (b) to make Loan Requests on behalf of the Borrower; and (c) to give notices and to take other action on behalf of the Borrower under the Loan Documents.

§10.5.

Opinions of Counsel Concerning Organization and Loan Documents.  Each of the Lenders and the Agent shall have received favorable opinions from Borrower’s and Guarantors’ counsel addressed to the Lenders and the Agent and dated as of the Effective Date, in form and substance satisfactory to the Agent.

§10.6.

Payment of Fees.  The Borrower shall have paid to the Agent the fees pursuant to §4.1 and shall have paid all other expenses as provided in §15 hereof then outstanding.

§10.7.

Closing Certificate.  The Borrower shall have delivered to the Agent a certificate of the Borrower, signed on its behalf by a Responsible Officer, certifying that the conditions specified in §§10.1-10.6, §10.8 and §11.1 have been satisfied and that there has been no event or circumstance in the business, operations, financial or other condition or prospects of the Borrower, any Guarantor or any Related Company since the Financial Statement Date, that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

§10.8.

Compliance Certificate.  The Borrower shall have provided to the Agent and each of the Lenders a Compliance Certificate of the Borrower, signed on its behalf by a Responsible Officer, certifying as to pro forma compliance with the financial covenants in §9 as of the Effective Date, taking into account any Loans to be made or Letters of Credit to be issued on such date.

§10.9

  Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Loan Agreement shall be satisfactory in form and substance to each Lender and the Agent’s counsel.

Without limiting the generality of the provisions of the last paragraph of §14.3, for purposes of determining compliance with the conditions specified in this §10, each Lender that

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has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

§11.  CONDITIONS TO ALL CREDIT ADVANCES.  The obligations of the Lenders to make any Loan or to issue, amend, renew or extend any Letter of Credit, whether on or after the Effective Date, shall also be subject to the satisfaction of the following conditions precedent:

§11.1.

Representations True; No Event of Default; Compliance Certificate.  Each of the representations and warranties of the Borrower and the Guarantors contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true in all material respects at and as of the time of the making of such Loan or the issuance of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, except to the extent that such representations and warranties relate expressly to an earlier date, and except to the extent that such representation and warranty is qualified by materiality, in which case it shall be true in all respects); the Borrower shall have performed and complied with all terms and conditions herein required to be performed by it or prior to the Borrowing Date of such Loan or the issuance date of such Letter of Credit; and no Default or Event of Default shall have occurred and be continuing on the date of any Loan Request or on the Borrowing Date of such Loan or on the date of any Letter of Credit Application or on the issuance date of such Letter of Credit or would occur as a result of the making of such Loan or the issuance of such Letter of Credit. Each of the Lenders shall have received a Compliance Certificate of the Borrower, signed on its behalf by a Responsible Officer, to such effect, which certificate will include, without limitation, computations evidencing compliance with the covenants contained in §9.1 through §9.4 hereof after giving effect to such requested Loan or Letter of Credit.

§11.2.

No Legal Impediment.  No change shall have occurred after the date of this Agreement in any Law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan or to hold an interest in such Letter of Credit.

Each Loan Request or Letter of Credit Application submitted by the Borrower, and each amendment, renewal, or extension of any Letter of Credit shall be deemed to be a representation and warranty that the conditions specified in §11.1 have been satisfied on and as of the applicable Borrowing Date or date on which a Letter of Credit is issued.

§12.  EVENTS OF DEFAULT; ACCELERATION; ETC.

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§12.1.

Events of Default.  If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:

(a)

the Borrower or any Guarantor shall fail to pay any principal, interest or fees on the Loans or any other sums due hereunder or under any of the other Loan Documents when the same shall become due and payable;

(b)

the Borrower shall fail to comply with any of its covenants contained in §7.4, §7.5, the first sentence of §7.6, §7.11, §7.13, §7.15, §8 or §9 hereof;

(c)

the Borrower, or any Guarantor shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this §12) for thirty (30) days after written notice of such failure from Agent to the Borrower;

(d)

any representation or warranty of the Borrower or any Guarantor in this Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement, shall prove to have been false in any material respect (or in all respects, to the extent that such representation or warranty is qualified by materiality) upon the date when made or deemed to have been made or repeated; provided, however, that with respect to the representations and warranties of the Borrower contained in §6.2, §6.3, §6.13, §6.18 and §6.21, if the condition or event making the representation and warranty false is capable of being cured by the Borrower, no enforcement action has been commenced against the Borrower or the applicable Portfolio Property or Borrowing Base Property on account of such condition or event, the applicable Portfolio Property or Borrowing Base Property is not subject to risk of forfeiture due to such condition or event, and the Borrower promptly commences the cure thereof after the Borrower’s first obtaining knowledge of such condition or event, the Borrower shall have a period of thirty (30) days after the date that the Borrower first obtained knowledge of such condition or event during which the Borrower may cure such condition or event (or, if such condition or event is not reasonably capable of being cured within such thirty (30) day period, such additional period of time as may be reasonably required in order to cure such condition or event but in any event such period shall not exceed three (3) months from the date that the Borrower first obtained knowledge of such condition or event), and no Event of Default shall exist hereunder during such thirty (30) day or additional period so long as the Borrower continuously and diligently pursues the cure of such condition or event and the other conditions to such cure period have not changed.  Notwithstanding the foregoing, the failure of any Borrowing Base Property to comply with such representations shall result in such Borrowing Base Property’s no longer qualifying as a Borrowing Base Property under this Agreement while such non-compliance is in effect, but such disqualification shall not by itself constitute a Default or Event of Default;

(e)

the Borrower, any Guarantor, or any of the Related Companies shall fail to pay at maturity, or within any applicable period of grace, any Indebtedness, or shall fail to observe or perform any material term, covenant or agreement contained in any agreement by

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which it is bound, evidencing or securing Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required and the passage of any applicable grace or cure periods) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, unless in any event the aggregate amount of all such defaulted Indebtedness is less than $15,000,000;

(f)

any of the Borrower, or any Guarantor shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any substantial part of its properties or shall commence any case or other proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar Law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any such Person and such Person shall indicate its approval thereof, consent thereto or acquiescence therein, or any of the events described in this paragraph shall occur with respect to any other Related Company and such event shall have a Material Adverse Effect;

(g)

an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, or any Guarantor, or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, or any Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered, or any of the events described in this paragraph shall occur with respect to any other Related Company and such event shall have a Material Adverse Effect;

(h)

there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any judgment against the Borrower or any Guarantor that, with other outstanding uninsured final judgments, undischarged, against the Borrower or any Guarantor, or any of the Related Companies, exceeds in the aggregate $15,000,0 00 ;

(i)

if any of the Loan Documents or any material provision of any Loan Documents shall be unenforceable, cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Agent, or any action at Law, suit or in equity or other legal proceeding to make unenforceable, cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower, or any Guarantor or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

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(j)

the Borrower, or any Guarantor shall be indicted for a federal crime, a punishment for which could include the forfeiture of any material assets of the Borrower or any Guarantor;

(k)

the Borrower or any Guarantor shall fail to pay, observe or perform any term, covenant, condition or agreement contained in any agreement, document or instrument evidencing, securing or otherwise relating to any Indebtedness of the Borrower or any Guarantor to any Lender (other than the Obligations) and/or relating to any Permitted Lien (other than the Obligations), in each case, which relates to Indebtedness in excess of $15,000,000 with respect to any one obligation and $25,000,000 in the aggregate, within any applicable period of grace provided for in such agreement, document or instrument;

(l)

The Borrower shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan; (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten days after commencement thereof, as the case may be; or (iv) any Plan shall terminate;

(m)

 Unless otherwise permitted herein or in any other Loan Document, the termination of existence, dissolution, winding up, or liquidation of the Borrower or any Guarantor;

(n)

If all or any part of the Borrowing Base Properties shall, without the prior written consent of Agent, become subject to any Lien not permitted under this Agreement or shall be transferred or conveyed to any other party, except as otherwise permitted under this Agreement or any other Loan Document;

(o)

Borrower or any Guarantor shall have concealed or removed any part of such party's property with intent to hinder, delay, or defraud creditors, or made or suffered a fraudulent transfer as defined by any bankruptcy, fraudulent conveyance, or similar Law;

(p)

If any attachment, garnishment, trustee process, or other prejudgment security is granted against any material part of the property of Borrower or any Guarantor and is not discharged, vacated, stayed, dissolved or fully bonded within forty-five (45) days after its issuance;

(q)

If a Covenant Default Condition is not cured by the time of the next succeeding Borrower's Form 10-Q; or

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(r)

A Change in Control shall occur.

Then Agent and Lenders shall have the Remedies described in §12.2.

§12.2.

Remedies.  If any Event of Default occurs and is continuing, the Agent shall, at the request of, or may, with the consent of, the Requisite Lenders, take any or all of the following actions:

(a)

declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to issue, renew or extend Letters of Credit to be terminated, whereupon such Commitments and obligation shall be terminated;

(b)

declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)

require that the Borrower Cash Collateralize the Letter of Credit Obligations (in an amount equal to the then outstanding amount thereof); and

(d)

exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of any Event of Default specified in §12.1(f) or §12.1(g) with respect to the Borrower, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to issue, renew or extend Letters of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the Letter of Credit Obligations as aforesaid shall automatically become effective, in each case without further act of the Agent or any Lender.

§12.3.

Remedies Cumulative.  No remedy herein conferred upon any Lender or the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at Law or in equity or by statute or any other provision of Law.

§12.4.

Distribution of Enforcement Proceeds.  In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Lender as the case may be, receives any monies in connection with the enforcement of any of the Loan Documents, such monies shall, subject to the provisions of §2.10 and §2.11, be distributed for application as follows:

(a)

First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by

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the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by Law shall have, or may have, priority over the rights of the Agent to such monies;

(b)

Second, to all other Obligations in such order or preference as the Requisite Lenders may determine; provided, however, that distribution in respect of such Obligations shall be made among the Lenders pro rata in accordance with each Lender’s respective Credit Exposure; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

(c)

Third, to the Agent for the account of the L/C Issuer, to Cash Collateralize that portion of Letter of Credit Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to §2.9 and §2.11;

(d)

Fourth, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Requisite Lenders and the Agent of all of the Obligations, and the deposit in any Cash Collateral account established pursuant to §2.10 of the amount required thereby, to the payment of any obligations required to be paid pursuant to Laws applicable to the enforcement proceedings; and

(e)

Fifth, the excess, if any, shall be returned to the Borrower or to such other Persons as are legally entitled thereto.

Subject to §2.9(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Third above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

§13.  SETOFF.  Borrower hereby grants to each Lender a continuing lien, security interest and, after the occurrence and during the continuation of an Event of Default, a right of setoff for all liabilities and obligations to such Lender hereunder, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of such Lender or in transit to it. At any time, after the occurrence and during the continuation of an Event of Default, without demand or notice (any such notice being expressly waived by Borrower), any Lender may setoff the same or any part thereof and apply the same to any liability or obligation of Borrower hereunder even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY COLLATERAL WHICH SECURES

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THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY THE BORROWER. Each of the Lenders agrees with each other Lender that if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by such Lender by proceedings against the Borrower at Law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition-and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest, unless the Lender from whom such payment is recovered is required to pay interest thereon, in which case each Lender returning funds to such Lender shall pay its allocable share of such interest based on the period of time that it was in possession of the funds being returned.  Notwithstanding the foregoing, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of §2.10 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

§14.  THE AGENT.

§14.1.

Appointment and Authority.  Each of the Lenders and the L/C Issuer hereby irrevocably appoints Capital One to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any Guarantor nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

§14.2.

Rights as a Lender.   Capital One (and any successor serving as the Agent hereunder ) shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Agent hereunder in its individual capacity. Capital One (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, enter into

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any secured swap agreement or other “swap agreement” as defined in 11 U.S.C. 101 with, make investments in and generally engage in any kind of lending, trust or other business with Borrower (and any of its Affiliates) as if it were not acting as Agent, and without providing to the Lenders any opportunity to review or approve of any decisions to be made by it with respect thereto and Capital One and its Affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.  Further, Agent and any affiliate may accept fees and other consideration from Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders.  The Lenders acknowledge that, pursuant to such activities, Capital One or its affiliates may receive information regarding Borrower, other loan parties, other subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that Agent shall be under no obligation to provide such information to them ..

§14.3.

Exculpatory Provisions.  The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Agent:

(a)

shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender except to the extent that Agent acts as an agent with respect to the receipt or payment of funds, nor shall Agent have any fiduciary duty to Borrower nor shall any Lender have any fiduciary duty to Borrower or any other Lender;

(b)

shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Requisite Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable Law;

(c)

shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity ;

(d)

shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Loan Documents or any other document referred to or provided for therein or for any failure by Borrower or any other Person to perform any of its obligations thereunder;

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(e)

shall not be responsible for any action taken or omitted to be taken by it under any Loan Document or under any other document or instrument referred to or provided for therein or in connection therewith, except to the extent any such action taken or omitted violates Agent’s standard of care set forth in the first sentence of Section 14.13;

(f)

shall not, except to the extent expressly instructed by the Requisite Lenders with respect to any collateral security under the Loan Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and

(g)

shall not be required to take any action which is contrary to the Loan Documents or applicable Requirements of Law.

The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in §§25 and 12.2) or (ii) in the absence of its own gross negligence or willful misconduct.  The Agent shall be deemed not to have knowledge of any Default (other than a Default under §12.1(a) (with respect to interest and fees)) unless and until notice describing such Default is given to the Agent by the Borrower, a Lender or the L/C Issuer.

The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in §10 or 11 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

The relationship between Agent and each Lender is a contractual relationship only, and nothing herein shall be deemed to impose on Agent any obligations other than those for which express provision is made herein or in the other Loan Documents.  Agent may employ agents and attorneys, and may delegate all or any part of its obligations hereunder, to third parties and shall not be responsible for the negligence or misconduct of any such agents, attorneys in fact or third parties selected by it in good faith.  Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with Agent, any such assignment or transfer to be subject to the provisions of Section 18.  Except to the extent expressly provided in Section 14, the provisions of this Article 14 are solely for the benefit of Agent and the Lenders, and Borrower shall not have any rights as a third-party beneficiary of any of the provisions hereof and Agent and the

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Lenders may modify, amend or waive such provisions of this Article 14 in their sole and absolute discretion.

§14.4 Reliance by Agent.  The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. As to any matters not expressly provided for by this Agreement or any other Loan Document, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Requisite Lenders, and such instructions of the Requisite Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

§14.5.

Delegation of Duties.  The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent.  The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

§14.6.

Resignation or Removal of Agent.  The Agent may at any time (a) give notice of its resignation to the Lenders, the L/C Issuer and the Borrower or (b) be removed by written notice of the Requisite Lenders with the prior written consent of the Borrower if the Agent engages in gross negligence or willful misconduct in the performance of its duties under the Loan Documents, as determined by a court of competent jurisdiction by a final and non-appealable judgment, and such resignation or removal shall become effective upon the earlier of the appointment of a successor Agent (and acceptance of such appointment by such successor) as set forth below or 30 days after the delivery of such notice of resignation by the Agent or such notice of removal by the Requisite Lenders, as applicable.  The Agent shall also submit a notice of resignation at the request of the Requisite Lenders if the Agent assigns all of its Commitments and Loans pursuant to §18.  Upon receipt of any such notice of resignation or delivery of such notice of removal, the Requisite Lenders shall have the right, in consultation with the Borrower,

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to appoint a successor, which shall be an Eligible Institution bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation or the Agent receives notice of its removal from the Requisite Lenders, then the retiring or removed Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Borrower and the Lenders in writing that no qualifying Person has accepted such appointment, then such resignation or removal shall nonetheless become effective in accordance with such notice and (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Agent (except any Agent fees, and a pro-rated portion of any such fees paid in advance to the Agent which relate to any period after resignation shall be promptly refunded to the Borrower) shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Requisite Lenders appoint a successor Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Agent, and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and §15 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

Any resignation or removal by Capital One, as Agent pursuant to this Section shall also constitute its resignation or removal as L/C Issuer.  Upon the acceptance of a successor’s appointment as Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed L/C Issuer, (b) the retiring or removed L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring or removed L/C Issuer to effectively assume the obligations of the retiring or removed L/C Issuer with respect to such Letters of Credit.

§14.7.

Non-Reliance on Agent and Other Lenders.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and

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information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

§14.8.

Non-Reliance on Agent and Other Lenders ..  Each Lender and the L/C Issuer expressly acknowledges and agrees that neither Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties to such Lender or the L/C Issuer and that no act by Agent hereafter taken, including any review of the affairs of Borrower or Affiliate of Borrower, shall be deemed to constitute any such representation or warranty by Agent to any Lender or the L/C Issuer.  Each Lender and the L/C Issuer, for itself, agrees that it has, independently and without reliance on Agent or any other Lender and the L/C Issuer, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and its Affiliates and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender and the L/C Issuer, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document.  Subject to the provisions of the first sentence of Section 14.13, Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the books of Borrower or any of its Affiliates.  Except for notices, reports and other documents and information expressly required to be furnished to the Lender or the L/C Issuer by Agent hereunder or as otherwise agreed by Agent and the Lender and the L/C Issuer, Agent shall not have any duty or responsibility to provide any Lender or the L/C Issuer  with any credit or other information concerning the affairs, financial condition or business of Borrower or any of its Affiliates that may come into the possession of Agent or any of its Affiliates.  Without limiting the foregoing, Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity.  Agent shall, except as expressly set forth herein and in the other Loan Documents, have no obligation whatsoever to the Lender and the L/C Issuer or to any other Person to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this Article 14 or in any of the Loan Documents, it being understood and agreed that in respect of, or any act, omission or event related thereto, Agent shall have no duty or liability whatsoever to the Lender or the L/C Issuer , except for actual loss to the extent resulting from its gross negligence or willful misconduct that results in actual loss to a Lender or the L/C Issuer .

§14.9.

Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower or any Guarantor, the Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and

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irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)

to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Agent under §2.8(i) and (j), 4.2 and 15) allowed in such judicial proceeding; and

(b)

to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under §§4.2 and 15.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or to authorize the Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

§14.10.

 Guaranty Matters.  The Lenders and the L/C Issuer irrevocably authorize the Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, including if such Guarantor no longer owns any Borrowing Base Property and is therefore no longer required to be a Guarantor.  Upon request by the Agent at any time, the Requisite Lenders will confirm in writing the Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this §14.10.

§14.11.

 Payments by Agent.  The Agent shall promptly distribute to each Lender such Lender’s pro rata share of payments received by the Agent for the account of the Lenders, except as otherwise expressly provided herein or in any of the other Loan Documents.  If any amount which the Agent is required to distribute to the Lenders pursuant to this §14.11 is actually distributed to any Lender on a date which is later than the first Business Day following the Agent’s receipt of the corresponding payment from the Borrower, the Agent shall pay to such Lender on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for

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federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such late distribution to such Lender, times (iii) a fraction, the numerator of which is the number of days or portion thereof that elapsed from and including the second Business Day after the Agent’s receipt of such corresponding payment from the Borrower to the date on which the amount so required to be distributed to such Lender actually is distributed, and the denominator of which is 365.  Notwithstanding anything to the contrary contained herein or any of the other Loan Documents, in no event shall the Borrower or any Guarantor be required to reimburse Agent for any amount paid by Agent pursuant to the provisions of this §14.11.

§14.12.

  Defaults ..

(a)

Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default unless Agent has received notice from a Lender or Borrower specifying such Default or Event of Default and stating that such notice is a “ Notice of Default ..”  In the event that Agent receives such a notice of the occurrence of a Default or Event of Default, Agent shall give prompt notice thereof to the Lenders.  Within ten (10) days of delivery of such notice of Default or Event of Default from Agent to the Lenders (or such shorter period of time as Agent determines is necessary), Agent and the Lenders shall consult with each other to determine a proposed course of action.  Agent shall (subject to Section 14.14) take such action with respect to such Default or Event of Default as shall be directed by the Requisite Lenders, provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, including decisions to exercise any remedy, with respect to such Default or Event of Default as it shall deem advisable in the interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of all of the Lenders; provided, however, that no actions approved by the Requisite Lenders shall violate the Loan Documents or applicable Requirements of Law.  Each of the Lenders acknowledges and agrees that no individual Lender may separately enforce or exercise any of the provisions of any of the Loan Documents (including the Notes) other than through Agent.  Agent shall advise the Lenders of all material actions which Agent takes in accordance with the provisions of this Section 14.12(a) and shall continue to consult with the Lenders with respect to all of such actions.  Notwithstanding the foregoing, if the Requisite Lenders shall at any time direct that a different or additional remedial action be taken from that already undertaken by Agent, such different or additional remedial action shall be taken in lieu of or in addition to, the prosecution of such action taken by Agent; provided that all actions already taken by Agent pursuant to this Section 14.12(a) shall be valid and binding on each Lender.  All cash proceeds received from any enforcement actions shall be applied in accordance with Section 12.4;

(b)

All losses incurred in connection with the Loans and Letter of Credit Obligations (including with respect to interest (including interest at the Default Rate) and other sums payable pursuant to the Notes), the enforcement thereof, or the realization of the security therefor, shall be borne by the Lenders in accordance with their respective Commitment Percentages. The Lenders shall promptly, upon request by Agent, remit to Agent their respective Commitment Percentage of (i) any expenses incurred or to be incurred by Agent in connection

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with any Default to the extent any such expenses have not been paid by Borrower or Guarantors, (ii) any other expenses incurred in connection with the enforcemen t of the Loan Documents, and (iii) any expenses incurred in connection with the consummation of the Loans not paid or provided for by Borrower;  and

(c)

If, at the direction of the Requisite Lenders or otherwise as provided in this Agreement, including Sections 14.12(a) or 12.2, any action(s) is brought to collect on the Notes or enforce the Loan Documents, such action shall (to the extent permitted under applicable Requirements of Law and the decisions of the court in which such action is brought) be an action brought by Agent for the benefit of the Lenders, collectively, to collect on all or a portion of the Notes or enforce the Loan Documents and counsel selected by Agent shall prosecute any such action on behalf of Agent and the Lenders, and Agent and the Lenders shall consult and cooperate with each other in the prosecution thereof.  If requested by Agent, each Lender shall join as a party in any such lawsuit or proceeding.  The costs and expenses of any such action shall be borne by the Lenders in accordance with each of their respective Commitment Percentage.

§14.13

Standard of Care ..  Notwithstanding anything to the contrary contained in the Loan Documents or this Article 14, in performing its duties under the Loan Documents, Agent will exercise the same degree of care as it normally exercises in connection with revolving loans that it syndicates and administers, but Agent shall have no further responsibility to any Lender except for its own gross negligence or willful misconduct which results in actual loss to such Lender, and, except to such extent, Agent shall have no responsibility to any Lender.

§14.14

Failure to Act ..  Except for action expressly required of Agent hereunder, and under the other Loan Documents, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 14.15 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

§14.15

Liability of Agent ..  Agent shall not have any liabilities or responsibilities to Borrower on account of the failure of any Lender or L/C Issuer (other than Agent in its capacity as a Lender) to perform its obligations hereunder or to any Lender or L/C Issuer on account of the failure of Borrower to perform its obligations hereunder or under any other Loan Document.

§14.16

Transfer of Agency Function ..  Without the consent of Borrower or any Lender or L/C Issuer, Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its Affiliates or offices wherever located in the United States; provided that Agent shall promptly notify Borrower and the Lenders in writing thereof.

§14.17

Several Obligations; No Liability, No Release ..  Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of Lenders, any and all obligations on the part of Agent (if any) to make any advances of the Loans, L/C Advances or reimbursements for other Lender funding amounts shall constitute the several (and not joint) obligations of the

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respective Lenders on a ratable basis, according to their respective Commitment Percentage.  Except as may be specifically provided in this Agreement, no Lender shall have any liability for the acts of any other Lender.  No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make advances of the Loans or L/C Advances or reimbursements for other Lender funding amounts, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.  The failure of any Lender to pay to Agent its Commitment Percentage of a Loan, L/C Advances or other Lender funding amount shall not relieve any other Lender of any obligation hereunder to pay to Agent its Commitment Percentage of such any Loans, L/C Advances or any other Lender funding amounts as and when required herein, but no Lender shall be responsible for the failure of any other Lender to so fund its Commitment Percentage of such Loan, L/C Advance or other the Lender funding amount.  In furtherance of the foregoing, Lenders shall comply with their obligation to pay Agent their Commitment Percentage of such Loan, L/C Advance or other Lender funding amounts regardless of (i) the occurrence of any Event of Default hereunder or under any Loan Document; (ii) any failure of consideration, absence of consideration, misrepresentation, fraud, or any other event, failure, deficiency, breach or irregularity of any nature whatsoever in the Loan Documents; or (iii) any bankruptcy, insolvency or other like event with regard to Borrower or any Guarantor.  The obligation of Lenders to pay to such Loan, L/C/ Advance or other Lender funding amounts are in all regards independent of any claims between Agent and any Lender.

§14.18

No Reliance on Agent's Customer Identification Program ..  Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 1020.220 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with Borrower or any other loan parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Anti-Terrorism Law.

§14.19

Documentation Agent, Arranger; Bookrunner .  Anything herein to the contrary notwithstanding, none of the D ocumentation Agent, Arranger nor the Sole Bookrunner shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent or a Lender hereunder.

§15.  EXPENSES; INDEMNITY; DAMAGE WAIVER.

(a)

Costs and Expenses.  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and

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administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Agent, any Lender or the L/C Issuer), in connection with the enforcement or preservation of its rights after the occurrence, and continuation of, a Default or an Event of Default (including in any restructuring or work-out) (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.  All of the forgoing costs and expenses shall be charged to the Borrower as Obligations.

(b)

Indemnification by the Borrower.  The Borrower shall indemnify the Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in §4.4), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that, in each case, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) relate to any sale, syndication or participation of any of the Loans, (y) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (z) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations

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hereunder or under any other Loan Document, if the Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)

Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be and indemnify Agent (to the extent not reimbursed under Sections (a) and (b) of this Section, but without limiting the obligations of Borrower under Sections (a) and (b) of this Section) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on , incurred by or asserted against Agent (including any of the foregoing that arise from any claims or assertions of any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that Borrower is obligated to pay under Section (a) and (b) of this Section, but excluding, unless an Event of Default has occurred and is continuing , normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or any action taken or omitted by Agent under the Loan Documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment provided, however, that no action taken in accordance with the directions of the Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this this Section (c).  Without limiting the generality of the foregoing, each Lender agrees to reimburse Agent (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to Agent) incurred by Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by Agent to enforce the terms of the Loan Documents and/or collect any obligation of Borrower hereunder, any “lender liability” suit or claim brought against Agent and/or the Lenders, and any claim or suit brought against Agent and/or the Lenders arising under any Environmental Laws.  Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of Agent notwithstanding any claim or assertion that Agent is not entitled to indemnification hereunder upon receipt of an undertaking by Agent that Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that Agent is not so entitled to indemnification.  The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the

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termination of this Agreement.  If Borrower shall reimburse Agent for any of the foregoing amounts following payment by any Lender to Agent in respect of such amount pursuant to this Section (c), then Agent shall share such reimbursement on a ratable basis with each Lender making any such payment in accordance with each such Lender’s respective Commitment Percentage.  The obligations of the Lenders under this subsection (c) are subject to the provisions of §2.8(c).

(d)

Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)

Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)

Survival.  The agreements in this Section shall survive the resignation of the Agent, the L/C Issuer the replacement of any Lender, the termination of the Total Commitments and the repayment, satisfaction or discharge of all the other Obligations.

§16.  TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.  Each of the Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it, (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to §2.2(a) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g)

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with the written consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.  For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

§17.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Agent and each Lender, regardless of any investigation made by the Agent or any Lender or on their behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default at the time of any the making of any Loan or the issuance, renewal or amendment of any Letter of Credit, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.  The indemnification obligations of the Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to the Agent, the L/C Issuer or any Lender at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

    §18.

SUCCESSORS AND ASSIGNS.

(a)

Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder

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without the written consent of the Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower, in each case, consent shall not be unreasonably withheld or delayed, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder provided except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest in accordance with the provisions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)

Assignments by Lenders.  Any Lender may at any time upon notice to the Agent and payment of the processing fee described in §18(b)(iv), assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in Letter of Credit Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)

Minimum Amounts.

(A)

in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)

in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000.00 unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents in writing (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

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(ii)

Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)

Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)

the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender or an Affiliated Lender;

(B)

the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required;

(C)

the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding);

(D)

no consent by Agent shall be required in the case of any assignment by any Lender to another Lender or an Affiliate of such Lender or such other Lender except to the extent that Agent has reserved the right to consent to further assignments to a Lender in connection with the granting of its consent to the initial assignment to such Lender; and

(E)

each such assignment (including an assignment to another Lender or an Affiliate of a Lender) by a Lender of its Loans, Letter of Credit Obligations or Commitment shall be made in such manner so that the same portion of its Loans, Letter of Credit Obligations and Commitment is assigned to the respective assignee ..

(F)

upon execution and delivery by the assignee (even if already a Lender) to Borrower and Agent of an Assignment and Assumption pursuant to which such assignee agrees to become a “Lender” hereunder (if not already a Lender) having the Commitment and Loans specified in such instrument, and upon consent thereto by Administrative Agent to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment and Loans (or portions thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned.

(G)

The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal

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effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Legal Requirements, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records A ct, or any other similar state Laws based on the Uniform Electronic Transactions Act.

(iv)

Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500 and the reasonable fees and disbursements of Administrative Agent’s counsel incurred in connection therewith ; provided, however, that no such processing and recordation fee shall be required for an assignment by a Lender to an Affiliate of such Lender and the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not already a Lender, shall deliver to Administrative Agent an Administrative Questionnaire

(v)

No Assignment to Certain Persons.  No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

(vi)

Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Commitment Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in

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the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of §4.3, §4.4, §4.5, and §15 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)

Register.  The Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Agent’s Head Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and Letter of Credit Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)

Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Letter of Credit Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to §25 that affects such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of §4.3, §4.4 and §4.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by Law, each Participant also shall be entitled to the

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benefits of §13 as though it were a Lender, provided such Participant agrees to be subject to §4.13 as though it were a Lender.

(e)

Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under §4.3, §4.4 or §4.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of §4.3 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with §4.4(e) as though it were a Lender.

(f)

Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)

Resignation as L/C Issuer after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Capital One assigns all of its Commitment and Loans pursuant to subsection (b) above, Capital One may, (i) upon 30 days’ prior written notice to the Borrower and the Lenders, resign as L/C Issuer.  In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Capital One as L/C Issuer.  If Capital One resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all Letter of Credit Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to §2.8(c)).  Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to Capital One to effectively assume the obligations of Capital One with respect to such Letters of Credit.

§19.

NOTICES, ETC.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone or email (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by Telecopier, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

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(i)

if to the Borrower or any Guarantor, at 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728, Attention: Kevin Miller, Chief Financial Officer, facsimile: (732) 577-9981,or at such other address for notice as the Borrower shall last have furnished in writing to the Agent;

(ii)

with a copy to Waller Lansden Dortch & Davis, LLP, 511 Union Street, Suite 2700, Nashville, TN 37219, Attention: Matthew T.  Harris and Steven Connor, facsimile: (615)244-6804;

(iii)

if to the Agent or the L/C Issuer, at Capital One Bank, 499 Thornall Street, 11th Floor, Edison, New Jersey 08837, Attention: Charles VanBenschoten, facsimile: (732)635-0993, telephone: (732) 321-4705 or such other address for notice as the Agent shall last have furnished in writing to the Borrower, with a copy to the Agent at the Agent’s Head Office;

(iv)

with a copy to McElroy, Deutsch, Mulvaney & Carpenter, L.L.P., 1300 Mount Kemble Avenue, Morristown, NJ 07692, Attention Kevin P. Galvin, Esquire, facsimile: (973)425-0161; or

(v)

if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)

Electronic Communications.

(i)

Borrower agrees that Administrative Agent, Arranger and Sole Bookrunner may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, IntraLinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)

Borrower hereby acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  Borrower hereby agrees that (i) all Communications that are

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to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Communications “PUBLIC,” Borrower shall be deemed to have authorized Administrative Agent, the Lenders, Arranger and Sole Bookrunner to treat such Communications as not containing any material non-public information with respect to Borrower or any Affiliate thereof or their respective securities for purposes of United States Federal and state securities Laws; (iii) all Communications marked “PUBLIC” are permitted to be made available through the Platform; and (iv) Administrative Agent, Arranger and Sole Bookrunner shall be entitled to treat any Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform designated as “Non-Public Information.”

(c)

The Platform.

(i)

The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Communications or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall Administrative Agent, Arranger, Sole Bookrunner or any of their Affiliates (collectively, the “Agent Parties”) have any liability to Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s or Agent Party’s transmission or posting of Borrower Materials through the Platform or via email, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of Borrower or any Guarantor pursuant to any Loan Document or the transactions contemplated therein which is distributed to Administrative Agent, Arranger, Sole Bookrunner or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

(d)

Change of Address, Etc.  Each of the Borrower, the Agent and the L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Agent and the L/C Issuer.  In addition, each Lender agrees to notify the Agent from time to time to ensure that the Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such

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Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities Laws.

(e)

Reliance by the Agent, L/C Issuer and Lenders.  The Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Request) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

§20.

GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

(a)

GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)

SUBMISSION TO JURISDICTION.  THE BORROWER, ON BEHALF OF ITSELF AND EACH GUARANTOR, IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK] AND OF THE UNITED STATES DISTRICT COURT OF THE DISTRICT OF NEW YORK (SOUTHERN DISTRICT), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING

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RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY GUARNATOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)

WAIVER OF VENUE.  THE BORROWER, ON BEHALF OF ITSELF AND EACH GUARANTOR, IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)

SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN §19.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

§21.

HEADINGS.  The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

§22.

COUNTERPARTS.  This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means (including via “pdf” files) shall be effective as delivery of a manually executed counterpart of this Agreement; provided, that at the request of any party, each party shall confirm such facsimile or electronic transmission by providing duplicate original counterparts.

§23.

ENTIRE AGREEMENT.  The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §25.

§24.

WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT

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OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

§25. CONSENTS, AMENDMENTS, WAIVERS, ETC.   Except as otherwise provided in this Agreement, Agent may (without any Lender’s consent) give or withhold its agreement to any amendments of the Loan Documents or any waivers or consents in respect thereof or exercise or refrain from exercising any other rights or remedies which Agent may have under the Loan Documents or otherwise provided that such actions do not, in Agent’s reasonable judgment, materially adversely affect the value of any collateral, taken as a whole, or represent a departure from Agent’s standard of care described in Section 14.13.  Any other amendment, waiver or consent, to be effective, shall require the consent or agreement in writing of the Requisite Lenders and Agent, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given .. Notwithstanding the foregoing, neither Agent nor the Requisite Lenders shall agree to the following (provided that no Lender’s consent shall be required for any of the following which are otherwise required or contemplated under the Loan Documents) :

(a)

extend or increase the Commitment of any Lender , or reinstate any Commitment terminated pursuant to Section 12.2 (provided that no such increase shall be deemed to result from the operation of the provisions of this Agreement which contain indemnification obligations of such Lender or obligations of such Lender with respect to the sums as more fully provided in Sections 14.12(b), 15(c) and with respect to a Defaulting Lender hereunder) without the consent of each Lender affected thereby other than changes in the Commitments pursuant to Section 2.2;

(b)

postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(c)

reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Agent shall be necessary to amend the determination or amount of the Default Rate in §4.9 or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate in §4.9;

(d)

change §12.4 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

2076882.7

(e)

change any provision of this Section or the definition of “Requisite Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(f)

release the Borrower from the Obligations, release all or substantially all of any collateral pledged to the Agent hereunder or release a Guarantor from the Guaranty without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to §14.10 (in which case such release may be made by the Agent acting alone) , or any other party from liability from under the Loan Documents (except for any assigning Lender and resigning Agent in accordance with the terms hereof) and provided that any decision to waive or modify any affirmative, negative or financial covenant shall not be deemed a “release” for these purposes and may be granted by the Requisite Lenders, and Agent is hereby authorized, to release Borrower upon payment of the Obligations in full in accordance with the terms of the Loan Documents;

(g)

release or subordinate in whole or in part any material portion of any collateral given as security for the Loans without the consent of each Lender (except that no such consent shall be required, and Agent is hereby authorized, to release any Lien covering the collateral under the Loan Documents (A) as expressly provided in the Loan Documents and (B) upon payment of the Loan in full in accordance with the terms of the Loan Documents); or

(h)

modify the terms of any Event of Default without the consent of each Lender.

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; and (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above, affect the rights or duties of the Agent under this Agreement or any other Loan Document.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary contained in this Agreement, (w) any modification or supplement of Article 14, or of any of the rights or duties of Agent hereunder, shall require the consent of Agent, (x) any modification or supplement of any rights or obligations in respect of any swap agreement shall require the consent of Agent; (y) any modification or supplement of any rights or obligations in respect of any Arranger or Sole Bookrunner shall require the consent

2076882.7

of any Arranger or Sole Bookrunner, respectively; and (z) Agent is hereby authorized to enter into modifications or amendments to the Loan Documents which are ministerial in nature, including the preparation and execution of Uniform Commercial Code forms, Assignments and Assumptions and subordination and non-disturbance agreements with tenants at any Real Estate.  If Agent solicits any consents or approvals from the Lenders under any of the Loan Documents, each Lender shall within fifteen (15) Business Days of receiving such request, give Agent written notice of its consent or approval or denial thereof; provided that, if any Lender does not respond within such fifteen (15) Business Days, such Lender shall be deemed to have authorized Agent to vote such Lender’s interest with respect to the matter which was the subject of Agent’s solicitation as a denial.  Any such solicitation by Agent for a consent or approval shall be in writing and shall include a description of the matter or thing as to which such consent or approval is requested and shall include Agent’s recommended course of action or determination in respect thereof.

§26.

SEVERABILITY.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this §26, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Agent, the L/C Issuer, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

§27.

ACKNOWLEDGMENTS.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agent and the Arranger are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Agent and the Arranger, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Agent nor the Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the

2076882.7

Borrower and its Affiliates, and neither the Agent nor the Arranger has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against the Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

The Borrower hereby acknowledges that: (i) neither the Agent nor any Lender has any fiduciary relationship with, or fiduciary duty to, the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents; (ii) the relationship in connection herewith between the Agent and the Lenders, on the one hand, and the Borrower, on the other hand, is solely that of debtor and creditor and (iii) no joint venture or partnership among any of the parties hereto is created hereby or by the other Loan Documents, or otherwise exists by virtue of the Facility or the Loans.

§28.

NO WAIVER; CUMULATIVE REMEDIES.  No failure by any Lender, the L/C Issuer or the Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower and the Guarantors or any of them shall be vested exclusively in, and all actions and proceedings at Law in connection with such enforcement shall be instituted and maintained exclusively by, the Agent in accordance with §12.2 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with §13 (subject to the terms of §4.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower or any Guarantor under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (i) the Requisite Lenders shall have the rights otherwise ascribed to the Agent pursuant to §12.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to §4.13, any Lender may, with the consent of the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Requisite Lenders.

§29.

INTEREST RATE LIMITATION.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan

2076882.7

Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

§30.

USA PATRIOT ACT NOTICE.  Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and Guarantor and other information that will allow such Lender or the Agent, as applicable, to identify such Borrower in accordance with the Act.  The Borrower shall, promptly following a request by the Agent or any Lender, provide all documentation and other information that the Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

§31.

TIME OF THE ESSENCE. Time is of the essence in this Loan Agreement and each other Loan Document.

§32.

FURTHER ASSURANCES; POWER OF ATTORNEY. Borrower shall promptly, upon the reasonable request of Agent and at Borrower's expense, execute, acknowledge, and deliver, or cause the execution, acknowledgment, and delivery of any document or instrument supplemental to or confirmatory of the Loan Documents.

Effective immediately but to be exercised by Agent only upon (a) the failure of Borrower to execute any instrument or take any action required under any Loan Document within ten (10) days after receipt of a written request from Agent to do so, or (b) an Event of Default, whichever first occurs, Borrower hereby irrevocably constitutes and appoints Agent as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower for the purpose of carrying out the terms of the Loan Documents, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the terms and provisions of the Loan Documents. The powers conferred on Agent hereunder are solely to protect the interests of Lender and shall not impose any duty upon Lender to exercise any such power.

§33.

CONFLICTS WITH OTHER LOAN DOCUMENTS.  Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this

2076882.7

Agreement shall govern and control; provided, however, the terms of the Guaranty shall control with respect to each Guarantor’s liabilities and obligations.

§34.

PRESS RELEASES AND RELATED MATTERS.  Borrower and each Guarantor agrees that neither it, them or any of them nor any of their Affiliates will issue any press releases or other public disclosure relating to any Loan Document or any financing thereunder using the name of the Agent or any Lender of its or their Affiliates without at least 2 Business Days’ prior written notice to the Agent and without the prior written consent of Agent and such Lender unless (and only to the extent that) Borrower or any Guarantor or Affiliate is required to do so under Law and then, in any event, such Borrower or Guarantor or Affiliate will consult with the Agent and the applicable Lender before issuing such press release or other public disclosure.

§35.  REPLACEMENT OF LENDERS.  If any Lender requests compensation under §4.3 or §4.4, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to §4.2, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, §18), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)

the Borrower shall have paid to the Agent the assignment fee specified in §18(b);

(b)

such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under §4.8) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)

in the case of any such assignment resulting from a claim for compensation under §4.3 or §4.4 or payments required to be made pursuant to §4.3, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)

such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

 [Remainder of Page Intentionally Left Blank]

2076882.7

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their proper and duly authorized representatives on the date first above written.

2064077

ATTEST

(AFFIX CORPORATE SEAL)

By:_/s/ Laura Teman

WITNESS AS TO GUARANTOR:

By :/s/ Trish Olszewski

                                                           s1

                                                         s2

WITNESS AS TO ALL:

/s/____________________________

/s/____________________________

s3

WITNESS AS TO ALL:

/s/____________________________

BORROWER:

MONMOUTH REAL ESTATE

INVESTMENT CORPORATION,

a Maryland corporation

By: /s/ Allison Nagelberg

      Allison Nagelberg

      General Counsel

GUARANTOR:

MONMOUTH CAPITAL CORPORATION,

a New Jersey corporation

By: /s/ Allison Nagelberg

       Allison Nagelberg

       General Counsel

MREIC O’FALLON MO, LLC,

A Missouri limited liability company

By: /s/ Allison Nagelberg

       Allison Nagelberg

       General Counsel

MREIC ORANGEBURG NY, LLC,

a New York limited liability company

By: /s/ Allison Nagelberg

      Allison Nagelberg

      General Counsel

MREIC RICHLAND MS, LLC,

a Mississippi limited liability company

By: /s/ Allison Nagelberg

       Allison Nagelberg

       General Counsel

MREIC RIDGELAND MS, LLC,

a Mississippi limited liability company

By: /s/ Allison Nagelberg

       Allison Nagelberg

       General Counsel

MREIC URBANDALE IA, LLC,

an Iowa limited liability company

By: /s/ Allison Nagelberg

       Allison Nagelberg

       General Counsel

MREIC WINSTON-SALEM  NC, LLC,

a North Carolina limited liability company

By: /s/ Allison Nagelberg

       Allison Nagelberg

       General Counsel

ADMINISTRATIVE AGENT, SOLE BOOK RUNNER, AND JOINT LEAD ARRANGER:

CAPITAL ONE, NATIONAL ASSOCIATION

By: /s/ William G. Booth

      William G. Booth

       Senior Vice President

LENDER:

CAPITAL ONE, NATIONAL ASSOCIATION

By: /s/ William G. Booth

       William G. Booth

       Senior Vice President

JOINT LEAD ARRANGER AND

DOCUMENTATION AGENT:

BANK OF MONTREAL

By: /s/ Lloyd Baron

       Lloyd Baron

       Vice President

LENDER:

BANK OF MONTREAL

/s/_____________________________

     By: /s/ Lloyd Baron

           Lloyd Baron

       Vice President

                                                            s4

2064077

Exhibit A

Form of Note

NOTE

$20,000,000.00

              Melville, New York

     As of June___, 2013

For value received, the undersigned, MONMOUTH REAL ESTATE INVESTMENT CORPORATION (the “Borrower”), hereby promises to pay to the order of _________________________________ (the “Lender”), on June 30, 2016, or such earlier date as may be provided in the Credit Agreement dated as of the date hereof, among the Borrower, the Agent and the Lenders, (as may be amended, restated, supplemented or otherwise modified from time to time the “Credit Agreement”), in lawful money of the United States of America and in immediately available funds, the principal amount of up to TWENTY MILLION and 00/100 ($20,000,000.00) DOLLARS, or so much thereof as shall be advanced by the Lender under the Credit Agreement. The Borrower further promises to pay interest in like money on the unpaid principal balance of this Note from time to time outstanding at an annual rate set forth in Section 2.4 of the Credit Agreement, or as otherwise applicable.  Interest shall be computed on the basis of a 360-day year for actual days elapsed and shall be payable as provided in the Credit Agreement.

The Lender is hereby authorized by the Borrower to record on Schedule "A" attached to this Note an appropriate notation evidencing the amount of each Borrowing (which absent manifest error, shall be conclusive as to the outstanding principal amount of all Borrowings hereunder) the amount of each payment or prepayment of principal thereon, and such other information as the Lender requires; provided, however, that any failure by the Lender to record any such notation shall not relieve the Borrower of its obligation to repay the outstanding principal amount of such portion of the Loans, all accrued interest hereon and any amount payable with respect hereto in accordance with the terms of this Note and the Credit Agreement.

After the stated or any accelerated maturity hereof or any other Event of Default under the Credit Agreement, this Note shall bear interest at the Default Rate as set forth in the Credit Agreement, payable on demand, but in no event in excess of the maximum rate of interest permitted under applicable law.  If the entire amount of any required principal and/or interest payment is not paid in full on the date that it is due, Borrower shall pay to Lender a late fee equal to five (5%) percent of such required payment.

2064077

The Borrower may borrow, prepay and re-borrow such proceeds available under the Facility all in accordance with the terms and conditions hereof and the Credit Agreement.

Time is of the essence with respect to the obligations of the Borrower under this Note.  If more than one person or entity executes this Note as a borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby.

The Borrower and all sureties, endorsers, guarantors, and any other party now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note, or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange, or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that the Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the city and county, and venue in the city or county, designated in the Credit Agreement for the enforcement of any and all obligations under this Note and the Loan Documents; (f) agree that their liability under this Note shall not be affected or impaired by any determination that any security interest or lien taken to secure this Note is invalid or unperfected; and (g) subordinate any and all rights against the Borrower and any of the security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full.

A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought.

THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY THE LAWS OF THE GOVERNING STATE (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in accordance with the Credit Agreement.

2064077

All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

This Note is the “Note” referred to in the Credit Agreement, and is entitled to the benefits thereof and may be prepaid and is required to be prepaid, in whole or in part (subject to the indemnity and other provisions provided in the Credit Agreement) as provided therein.

2064077

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its proper and duly authorized officer on the day and year first above written.

ATTEST:

MONMOUTH REAL ESTATE INVESTMENT CORPORATION, a Maryland corporation

By:

[Signature Page to Note]

2064077

SCHEDULE A

SCHEDULE OF BORROWINGS AND PAYMENTS OF PRINCIPAL

TO REVOLVING CREDIT NOTE

DATE	AMOUNT OF BORROWING	INTEREST RATE	LAST DAY OF INTEREST PERIOD	BALANCE PRINCIPAL PAID	REMAINING UNPAID	NOTATION MADE BY

2084911

Exhibit B

Form of Loan Request

LOAN REQUEST

Capital One, National Association

499 Thornall Street, 11th Floor

Edison, New Jersey 08837

Attn: Loan Administration

Borrower: Monmouth Real Estate Investment Corporation

Date of Request: _______________________

Principal Amount Requested______________

Requested Borrowing Date: ______________

Availability:  __________________________

With respect to the Credit Agreement, dated as of June__, 2013 (the “Credit Agreement”), by and among the Borrower, the Administrative Agent and the Lenders (as identified in the Credit Agreement), the Borrower hereby notifies the Lender that it requires a “Borrowing” under the Credit Agreement.

2084911

In order to induce the Lender to fund such Borrowing, the Borrower hereby affirms the following (all initially-capitalized terms not otherwise defined herein having the respective meanings ascribed thereto in the Credit Agreement):

1.

Each of the representations and warranties of the Borrower and the Guarantors contained in the Credit Agreement and the other Loan Documents are true and correct, in all material respects, as of the date hereof as though made on and as of this date, other than any such representation or warranty that relates to a specified prior date and except to the extent the Lender has been notified in writing by the Borrower that any representation or warranty is not correct and the Lender has explicitly waived in writing compliance with such representation or warranty.

2.

No Default or Event of Default has occurred and is continuing.

3.

There has been no change in the Borrower’s or in any other Loan Party’s condition, financial or otherwise, since the date of the Credit Agreement that would have a Material Adverse Effect on the Borrower or other Loan Party.

4.

All of the Loan Documents remain in full force and effect, without modification.

5.

The duly executed Compliance Certificate is attached hereto.

6.

If applicable, the duly executed Letter of Credit Application is attached hereto.

7.

The Borrower has delivered to the Lender all of the documents required pursuant to the Credit Agreement. The Borrower has satisfied all of the conditions precedent to advances contained in Section 11 of the Credit Agreement.

2084911

MONMOUTH REAL ESTATE

INVESTMENT CORPORATION

By: _______________________

2084911

[signature page to Loan Request]

2084911

Exhibit C

Form of Compliance Certificate

Financial Statement Date:  ____

To:

Capital One, National Association, as Administrative Agent, and the Lenders party to the Credit Agreement described below

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June __, 2013 (as amended, modified, supplemented, extended, renewed or replaced from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), by and among Monmouth Real Estate Investment Corporation (the “Borrower”), Capital One, National Association, as administrative Agent (“Administrative Agent”) and the Lenders party thereto.

The undersigned, hereby certifies as of the date hereof that he/she is the [_____________] of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Administrative Agent on behalf of the Lenders on the behalf of Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.

Borrower has delivered the year-end consolidated financial statements of Borrower, required by Section 7.4(a) of the Credit Agreement for the Fiscal Year ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.

Borrower has delivered the financial statements of Borrower required by Section 7.4(c) of the Credit Agreement for the Fiscal Quarter ended as of the above date.  Such financial statements fairly present, in all material resepcts, the financial condition, results of operations and cash flows of Borrower in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.

The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower during the accounting period covered by such financial statements.

3.

A review of the activities of Borrower during such fiscal period has been made under the

2084911

supervision of the undersigned with a view to determining whether during such fiscal period Borrower performed and observed all their obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or--

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.

The representations and warranties of Borrower contained in Section 6 of the Credit Agreement, and any representations and warranties of Borrower and any Guarantor that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct, in all material respects, on and as of the date hereof as if made on the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date).

5.

The financial covenant analyses of the covenants contained in Sections 9.1, 9.2, 9.3, 9.4 and 9.6, as applicable, and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

6.

Schedule 2 attached hereto contains an updated listing of the Borrowing Base Properties.

[the next page is the signature page]

2084911

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of

,

.

BORROWER

MONMOUTH REAL ESTATE

INVESTMENT CORPORATION

By:

Name:
Title:

2084898

Exhibit D

Form of Assignment and Assumption

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable Legal Requirements, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.

Assignor:

______________________________

2.

Assignee:

______________________________
[and is an Approved Fund or an Affiliate of [identify Lender]1]

1Select as applicable.

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3.

Borrower:

4.

Administrative Agent:

Capital One, National Association, as administrative agent under the Credit Agreement

5.

Credit Agreement:

The (i) $__________ Credit Agreement, dated as of ______ __, 20___, among Borrower, the Lenders parties thereto, and Capital One, National Association, as Administrative Agent

6.

Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Loans Assigned	Amount of Unused Commitment Assigned	Percentage Assigned of Commitment and Loans[1]
$	$	$	%
$	$	$	%
$	$	$	%

Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By: ___________________________________

Name:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

1Set forth, to the 9th decimal, as a percentage of the Commitment/Loans of all Lenders thereunder.

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By: ___________________________________

Name:

Title:

Applicable Lending Office

Address for Notices:

Telephone No.: (  )

Telecopier No.: (  )

[Consented to and]1 Accepted:

CAPITAL ONE, NATIONAL ASSOCIATION, as
 Administrative Agent

By:____________________________________
    Name:
   Title:

[Consented to:]2

[NAME OF BORROWER]

By:___________________________________
     Name:
     Title:

1To be added only if the consent of Administrative Agent is required by the terms of the Credit Agreement.

2To be added only if the consent of Borrower is required by the terms of the Credit Agreement.  Delete if such consent is not required.

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ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.

Representations and Warranties.

1.1

Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreements or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.

Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.

Payments.  From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the

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Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.

General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

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 Exhibit E

CONTINUING AGREEMENT FOR IRREVOCABLE STANDBY LETTERS OF CREDIT

Definitions:

(1)

The "Applicant" means any party and all parties signing the Application, whether as applicant or account party.

(2)

The "Application" means any and all applications submitted to the Bank by the Applicant for issuance of Credit as such applications may be amended or modified from time to time with the written or oral consent of the Applicant.

(3)

The "Bank" means Capital One, N.A.

(4)

"Credit" means any and all letters of credit issued by Bank by order of Applicant pursuant to the Application.

(5)

An "Instrument" means any draft, receipt, acceptance, teletransmission (including, but not limited to, telex) or cable or other written demand for payment.

(6)

"Property" means goods and merchandise and any and all documents relative thereto, securities, funds, choices in action, and any and all other forms of property, whether real, personal, or mixed and any right or interest therein.

(7)

"Uniform Customs and Practice" means the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, or the International Standby Practices (ISP98), as specified in the Credit issued by the Bank for the Applicant, or any subsequent revision thereof adhered to by the Bank on the date the Credit is issued.

In consideration of the issuance by the Bank of the Credit substantially as requested in the Application, the Applicant hereby agrees with the Bank as follows with respect to the Credit:

1.

The Applicant will pay the Bank, on demand, at the Bank's principal office, or such other office as is designated by the Bank, in immediately available funds, the amount required to pay each Instrument. Such payment shall be made with interest from the date of the Bank's payment of such Instrument to the date of reimbursement. If the Instrument is in a foreign currency, such payment shall be in United States currency at the higher of the Bank's or the Bank's correspondent's selling rate of exchange for cable transfers to the place of payment of the Instrument current on the date of payment or the Bank's settlement of its obligation or the date of demand as the Bank may require. If, for any cause, on the date of payment or settlement, as the case may be, there is no selling rate or other rate of exchange generally current in New York for effecting such transfers, the Applicant will pay the Bank on demand an amount in United States currency equivalent to the Bank's actual cost of settlement of its obligation however or whenever the Bank shall make such settlement, with interest from the date of settlement to the date of payment. The Applicant will comply with all governmental exchange regulations now or hereafter applicable to the Credit or Instrument or payments related thereto and will pay the Bank, on demand, in United States currency, such amount as the Bank may be or may have been required to expend on account of such regulations. The Bank may debit the Applicant's demand deposit account referred to in the Application, and any other account or accounts maintained by the Applicant with any office of the Bank, or any subsidiary or affiliate thereof (now or in the future) and apply the proceeds to the payment of any and all amounts owed by the Applicant to the Bank hereunder. The Applicant shall during the life of all Credit maintain the account referred to in the Application.

2.

(a)

The Applicant will pay the Bank, on demand, the Bank's commission and all charges, costs and expenses paid or incurred by the Bank and the Bank's correspondents in connection with the Credit, and interest where chargeable, including, but not limited to, reasonable fees and charges of counsel in connection with the preparation, performance or enforcement of this Agreement or the Credit. Unless otherwise agreed:

(1)

commissions payable hereunder on amounts not paid when due shall be at the rate customarily charged by the Bank at the time in like circumstances; and

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(2)

interest payable hereunder on amounts not paid when due shall be at the lesser of (i) the maximum rate permissible under applicable law, or (ii) the Prime Rate, which shall mean the highest rate of interest from time to time published in The Wall Street Journal as the prime rate, plus 4% per annum.

              (b)

In addition to commissions, fees and amounts otherwise payable with respect to the issuance of the Credit, the Applicant shall pay to the Bank on demand such amounts as the Bank in its sole discretion determines are necessary to compensate it for any costs, expenses, or loss of income attributable to its issuing or having outstanding such Credit resulting from the application of any law or regulation applicable to the Bank regarding any reserve, assessment, capital adequacy or similar requirement relating to letters of credit or the reimbursement agreement with respect thereto or other similar liabilities or assets of the Bank whether existing at the time of issuance of the Credit or adopted thereafter, provided, however, that in the case of a sale of a participation permitted by paragraph5 hereof all amounts payable by Applicant under paragraph 2 hereof shall be determined as if the Bank has not sold such participation. The applicant acknowledges that there may be various methods of allocating costs (including, but not limited to, the cost of maintaining capital sufficient to permit issuance of the Credit) to the Credit and agrees that the Bank's allocation for purposes of determining the costs referred to above shall be conclusive and binding upon the Applicant provided such allocation is made in good faith. The Bank shall be deemed to be entitled to a twenty percent per annum rate of return on capital (after federal, state and local taxes) in calculating any cost, expense, or loss of income pursuant to this paragraph.

3.

The Bank may accept or pay any Instrument presented on or before the expiration date set forth in the Application. Except insofar as written instructions may be given by a person purporting to be an authorized representative of the Applicant expressly to the contrary, and prior to the Bank's issuance of Credit, the Bank may honor as complying with the terms of the Credit and of the Application, any Instrument or other document otherwise in order signed or issued by a person purporting to be an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditor, liquidator, receiver or other legal representative of the party authorized under the Credit to draw or issue such Instrument or other documents.

4.

In the event of any amendment, change or modification, with the consent of the Applicant, relative to the Credit, or any Instrument or documents called for thereunder, including waiver of noncompliance of any such Instruments or documents with the terms of the Credit, this Agreement shall be binding upon the Applicant with regard to the Credit as so amended, changed or modified, and to any action taken by the Bank or any of its correspondents relative thereto. No amendment, change, waiver or modification to which the Bank has consented shall be deemed to mean that the Bank will consent or has consented to any other or subsequent request to amend, change, modify or waive a term of the Credit. The Bank shall not be deemed to have waived any of its rights hereunder, unless the Bank or its authorized agent shall have signed such waiver in writing. No such waiver, unless expressly as stated therein, shall be effective as to any transaction which occurs subsequent to the date of such waiver, nor as to any continuance of a breach after such waiver. All rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

5.

The Uniform Customs and Practice as specified in the Credit shall be binding on the Applicant and the Bank except to the extent it is otherwise expressly agreed. It is also agreed that:

(a)

user(s) of the Credit shall not be deemed agents of the Bank;

(b)

none of the Bank, its affiliates, subsidiaries, or its correspondents shall be responsible for:

(i)

failure of any Instrument to bear any reference to the Credit or inadequate reference in any Instrument to the Credit, or failure of documents (other than documents expressly required to be presented under the Credit) to accompany any Instrument at negotiation, or failure of any person to note the amount of any Instrument on the reverse of the Credit, or to surrender or take up the Credit or to forward documents apart from Instruments as required by the terms of the Credit, each of which provisions, if contained in the Credit itself, it is agreed may be waived by the Bank; or

(ii)

errors, omissions, interruptions or delays in transmission, or delivery of any messages, by mail, telex, cable, telegraph, facsimile, wireless or other teletransmission or by oral instructions, whether or not they may be in cipher;

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(iii)

any acts or omissions of any beneficiary of the Credit or assignee of the Credit, if assignable;

(iv)

the existence, nature, amount, condition, or delivery of the property purporting to be represented by documents or any variance from descriptions therein;

(v)

the nature, validity, form, sufficiency, genuineness or collectability of any documents (including insurance), or Instruments, or of any endorsement thereon, or the relationship of any issuer thereof of the property;

(vi)

any irregularity in connection with shipment, including any default, oversight, or fraud by the shipper and or any other in connection with the property or documents or the shipment, non-shipment or transmittal thereof, or delay in arrival thereof, failure to arrive, or failure to give notice of shipment or arrival thereof;

(vii)

any act or omission or insolvency or failure in business of any other person;

(viii)

any act or omission, whether rightful or wrongful, of any present or future dejure or de facto government or governmental authority, "Governmental Acts";

(ix)

failure to pay under Credit as a result of Governmental Acts or any other cause beyond the control of the Bank, its correspondents, and agents.

               (c)

    the Bank shall not be responsible for any act, error, neglect or default, omission, insolvency or failure in business of any of its correspondents;

                (d)               the occurrence of any one or more of the contingencies or events referred to in the Uniform Customs and Practice or in the preceding clauses of subparagraphs (b) and (c) shall not affect, impair, or prevent the vesting of any of the Bank's rights or powers hereunder or the applicant's obligation to make payment;

(e)

     the Applicant will promptly examine:

(i)

the copy of the Credit (and of any amendments thereof) sent to it by the Bank; and

(ii)

all Instruments and documents delivered to it from time to time and, in the event of any claim of noncompliance with the Applicant's instructions or other irregularity, the Applicant will immediately notify the Bank thereof in writing, the Applicant being conclusively deemed to have waived any such claim against the Bank and its correspondents unless such notice is given as aforesaid;

               (f)

   without in any way limiting the foregoing, any action, inaction omission on the part of the Bank or any of its correspondents, under or in connection with the Credit or relative Instruments, documents or property, if in good faith, shall be binding upon the Applicant and shall not place the Bank or any of its correspondents under any liability to the Applicant and in no event shall the Bank or any correspondent be liable for any special, incidental, consequential, or punitive damages. The Applicant agrees to hold the Bank, each affiliate and subsidiary of the Bank, and the correspondents of any of them indemnified and harmless against any and all claims, loss, liability or damage, including, but not limited to, reasonable counsel fees, howsoever arising from issuance of the Credit or any act or omission pursuant to instructions or otherwise in connection with the Credit including, without limitation, any such claim, loss, liability or damage arising out of any transfer, sale, delivery, surrender or endorsement of any document at any time held by the Bank or any of its affiliates or subsidiaries, or held for the account of them by any correspondent of any of them or arising out of any action for injunctive or other judicial or administrative relief and affecting, directly or indirectly, the Bank or such affiliate of subsidiary. The occurrence of any event set forth above shall not affect or impair the rights or powers of the Bank or Applicant's obligation to reimburse the Bank;

               (g)

notice from the Bank's correspondent of payment, acceptance or other action under the Credit shall be conclusive evidence of the Applicant's liability to reimburse the Bank as provided herein;

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                (h)

The Applicant has not relied on the Bank in any manner in connection with the wording of the Credit, including, but not limited to the drawing conditions or the structuring of the underlying transaction, the same being Applicant's responsibility undertaken with opportunity to consult counsel.

6.

(a)

The Applicant agrees not to initiate or acquiesce in any judicial, administrative, or other proceeding for any injunctive or declaratory relief to block the Bank from paying the Credit. This provision shall apply notwithstanding any fraud covered by Section 5114 of the Uniform Commercial Code (or successor section). The Applicant acknowledges that remedies for all such fraud related risks have been adequately considered in the agreements between the beneficiaries of the Credit and the Applicant.

(b)

Any claim against the Bank shall be limited to actual damages with no liability for consequential, incidental, special or punitive damages.  Any action for damages by the Applicant against the Bank with respect to this Agreement must be commenced within three (3) years after the claim arises.

(c)

The Applicant requests the Bank to accept and act upon instructions, to issue Credit and to amend existing Credit upon the Bank's receipt of written instructions by telex, cable, facsimile, and/or telecopier transmission. In the event the Bank honors such instructions (and the Bank need not so honor) the Applicant indemnifies and holds harmless the Bank from and against any claims, actions, suits, liability, costs, expenses, and damages including, but not limited to, attorney fees, arising out of the Bank's honoring such request, so long as the instructions are given by anyone purporting to be authorized to give such instructions for the Applicant. All such instructions must contain such information as determined by the Bank in its sole discretion and shall be governed by this Agreement, including, but not limited to, Section 9 hereof.

7.

(a)

Any and all obligations and liabilities of the Applicant to the Bank, whether now existing or hereafter incurred

(including the future obligation to pay hereunder), shall become and be due and payable forthwith without notice or demand, which Applicant hereby waives, as follows (an “Event of Default”):

(i)

upon the death or dissolution of the Applicant;

 (ii)            if any obligation and/or liability of the Applicant to the Bank or any of its affiliates or subsidiaries shall not be paid or performed when due, or any event of default as such is defined under any material Agreement to which the Applicant is a party remains uncured after any appropriate cure period thereunder.

                (iii)

if Applicant shall become insolvent (however such insolvency may be evidenced or defined), file or have filed against it any petition in bankruptcy or insolvency, make a general assignment for the benefit of creditors, suspend the transaction of its usual business, or be expelled or suspended from any exchange, or if an application is made by any judgment creditor of Applicant for an order directing Bank to pay over money or to deliver other property, if a petition is filed by or against Applicant, or any proceeding is instituted by or against Applicant for any relief under any bankruptcy or insolvency laws or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extensions, or if any governmental authority, or any court at the instance of any governmental authority, shall take possession of any substantial part of the property of Applicant or shall assume control over the affairs or operations of Applicant, or if a receiver or custodian shall be appointed of, or a writ or order of attachment or garnishment shall be issued or made against any of the property or assets of Applicant and in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered, or any of the events described in this paragraph shall occur with respect to any other Related Company and such event shall have a Material Adverse Effect.

                (iv)

if the Applicant fails to comply with any provision of this Agreement;

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                (v)           or if any representation or warranty made to obtain credit or extension thereof is or appears to Bank to be false.

 (b)

It is further agreed that;

(i)

in the event of any of the foregoing, the Applicant shall, on demand of the Bank, deliver, convey, transfer or assign to the Bank collateral of a value and character satisfactory to the Bank, or make such payment as the Bank may require, and

(ii)

if a temporary order, an injunction (preliminary or permanent) or any similar order is issued in connection with the Credit or any instrument or documents relating thereto, which order, injunction or similar order may apply, directly or indirectly, to the Bank, the Applicant shall, on demand of the Bank, deliver, convey, transfer or assign to the Bank collateral of a value and character satisfactory to the Bank, or make such payment as the Bank may require.

                 (c)

  Upon the occurrence and continuation of an Event of Default, in addition to the foregoing, the Bank shall have all of the rights and remedies provided for herein and at law and including, but not limited to, those under the Uniform Commercial Code.

8.

The Applicant agrees that all of the Bank’s rights and liens hereunder shall continue unimpaired, and the Applicant shall be and remain obligated in accordance with the terms and provisions hereof, notwithstanding any release or substitution of any property pledged as security, or any interest therein, and notwithstanding any delay, extension of time, renewal, compromise, or other indulgence which may occur or be granted by the Bank, including without limitation the release or modification of the obligations of any person or entity obligated to the Bank hereunder. No delay, extension of time, renewal , compromise or other indulgence which may occur or be granted by the Bank, shall impair the Bank's rights or powers hereunder. The Applicant further agrees that the Bank shall not be deemed to have waived any of its rights hereunder unless the Bank, by its authorized agent, shall have expressly waived such rights in writing; and its obligations hereunder shall continue in force and shall be binding upon the Applicant and the Applicant’s heirs, executors, administrators, successors and assigns notwithstanding any change in the composition of any entities which are parties hereto or users of the Credit, whether such change occurs by the accession, secession, or death of one or more partners or otherwise. If the Applicant is a partnership, its obligations hereunder shall continue in force and apply, notwithstanding any change in the membership of such partnership, whether arising from the death or retirement of one or more partners or the accession of one or more new partners. If the Applicant is a banking institution, the Applicant hereby appoints the Bank its agent to issue the Credit in accordance with, and subject to this Agreement and the Application. If more than one entity and/or persons sign this Agreement, each of them shall be jointly and severally liable hereunder and all the terms and provisions regarding liabilities, obligations and Property of such entities and/or persons shall apply to any liabilities, obligations and Property of all of them. The rights of the Bank under this Agreement, the Credit, the Application and any related documents shall be cumulative, and the exercise of partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

9.

Instructions hereunder (whether by oral, telephone, facsimile, teleprocess or other means) may be honored by the Bank when received from anyone purporting to be authorized to give such instructions for the Applicant. The Applicant agrees to furnish the Bank with written confirmation of each such instruction signed by the person giving such instruction, or other authorized officer, but the Bank's responsibility with respect to any instruction shall not be affected by its failure to receive or the content of such confirmation, and in the event of any such discrepancy the original instructions shall govern. The Bank shall have no responsibility to notify the Applicant of any discrepancies between the Applicant's instructions and its written confirmation. The Bank shall be fully protected in, and shall incur no liability to the Applicant for, acting upon any oral, telephone, teleprocess or other instructions which the Bank in good faith believes to have been given by any authorized person, and in no event shall the Bank be liable for special, consequential or punitive damages. The Bank may, but need not at its option, use any means of verifying any instructions received by it. The Bank also may, at its option, but need not, refuse to act on any oral, telephone, teleprocess or other instruction or any part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal.

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10.

(a)

In the event that the Bank shall amend its standard reimbursement Agreement executed by each applicant for Credit, the Applicant shall execute and deliver to the Bank an amendment to this Agreement incorporating such changes, promptly upon receipt thereof from the Bank.

                (b)

The Applicant hereby consents to the dissemination to subsidiaries and affiliates of the Bank of credit information relating to the Applicant in connection with any proposed participations by the Bank of any rights and obligations hereunder.

11.

(a)

As security for the performance of all Applicant's obligations of every kind to Bank, present or future, due or to become due, absolute or contingent, arising hereunder or otherwise (hereinafter called "Applicant's obligations"), the Applicant hereby assigns, pledges and gives the Bank a security interest in and a lien upon, and the right of set-off, possession, and disposal of:

(i)

all documents or Instruments accompanying or relative to drafts under the Credit and all Property shipped, stored or otherwise disposed of in connection with the Credit or in any way relating thereto and all chattel paper, accounts or general intangibles arising therefrom or relating thereto, and all proceeds of the foregoing;

(ii)

all the Applicant's rights and causes of action against all parties arising from or in connection with the contract of sale or purchase of the property covered by the Credit, or any guarantees, agreements or other undertakings (including those in effect between the Applicant and any account party named in the Credit), credits, policies of insurance or other assurances in connection therewith; and

(iii)

all property, rights, choses in action, claims and demands of every kind (including, but not limited to, all deposit balances) now or hereafter existing and belonging to the Applicant and which may now or hereafter be in the possession, custody or control of, or in transit to or set apart for, the Bank, the Bank's agents or correspondents for any purpose, whether or not for the express purpose of being used by the Bank as collateral security or for any other or different purpose. Applicant agrees at any time or from time to time, upon Bank's demand, to furnish the Bank with additional security to the Bank's satisfaction.

(b)

The Bank may at any time or times transfer into the Bank's or the Bank's nominee's name all or part of such security, before or after maturity of any of the Applicant's obligations and without any notice to the Applicant or any other person. Whenever the Bank deems it necessary for the Bank's or the Applicant's protection, or after an Event of Default specified in paragraph 7, or other default, the Bank may, without regard to such maturity, realize upon (by sale, assignment, set-off, application or otherwise) all or any part of such security in each case without advertisement, notice to, tender, demand or call of any kind upon the Applicant or any other person. Any such sale or assignment may be public, private or upon any broker's board or exchange, for cash, on credit or for future delivery, and at such price and upon such terms and conditions as the Bank deems appropriate. The Bank may acquire all or any part of such security and any purchaser shall hold same free from any equity of redemption or other claim or right on the Applicant's part, which are hereby specifically waived and released. The Bank may discount, settle, compromise or extend any obligations constituting such security, and sue thereon in the Bank's or the Applicant's name. Any demands, tenders, call or notices to the Applicant shall be deemed duly made or given as of the time left at the Applicant's last known address, or mailed telegraphed, telephoned, or otherwise sent to such address. No advertising, notice, tender, demand or call at any time given or made shall be a waiver of the Bank's right to proceed in the same or other instances without any further action.

(c)

proceeds of any such security shall be applied, without any marshaling of assets, in such manner or order as the Bank may deem proper, to any one or more of the Applicant's obligations, whether or not due, and the Bank may retain any amounts necessary, in the Bank's sole judgment, to meet any contingent obligations. The Applicant shall remain liable for any deficiency.

(d)

no receipt, of realization upon, release or substitution, of or other dealing with, any such security shall affect the Bank's rights or liens hereunder and the Bank need not realize upon any security prior to seeking payment from the Applicant.

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(e)

the Bank shall not be liable for failure to collect or demand payment of, or for failure to protest or give notice of protest or nonpayment of any obligation or relating to any part of the collateral or for any delay. The Bank shall not be under any obligation to take any action with respect to the collateral.

(f)

In addition to and not in limitation of the foregoing, the Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code.

12.

The Applicant represents and warrants that: (a) the execution and delivery of this Agreement and the Application, and the performance of the obligations they impose, do not violate any law, conflict with any Agreement by which it is bound, or require the consent or approval of any governmental authority or any third party; (b) this Agreement and the Application are valid, binding and enforceable according to their terms; and (c) all balance sheets, profit and loss statements, and other financial statements furnished to the Bank are accurate and fairly reflect, in all material respect, the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. The Applicant, if not a natural person, further represents that: (a) it is duly organized, existing and in good standing under the laws where it is organized; and (b) the execution and delivery of this Agreement and the Application, and the performance of the obligations they impose, (i) are within its powers (ii) have been duly authorized by all necessary action of its governing body; and (iii) do not contravene the terms of its articles of incorporation or organization, or by-laws, or any agreement governing its affairs.

13.

The right is expressly granted to the Bank at the Bank's discretion, to file one or more financing statements under the Uniform Commercial Code naming the Applicant as debtor and the Bank as secured party and covering any property to be  purchased or shipped under or by virtue of the Credit, the documents relating thereto and/or any property which is or becomes collateral security under the terms of this Agreement. Except as disclosed in writing to the Bank, the Applicant has not signed or filed or authorized or permitted to be filed in any jurisdiction any financing statement in which Bank is not named as the sole secured party. Without the Bank's prior written consent, the Applicant will not create, grant or permit to exist any security interest in any property to be purchased or shipped under or by virtue of the Credit or in the documents relating thereto or in any other property which is or becomes collateral security under the terms of this Agreement, and including security interest in the proceeds, products and accessions of and to any thereof.

14.

The Applicant hereby consents to the personal jurisdiction of any court located where the Credit was issued and agrees that any such court shall be a proper forum for any action or suit brought by or against the Bank relating to this Agreement or the Credit. Service of process in any action or suit arising out of or in connection with this Agreement or the Credit may be made upon the Applicant by mailing a copy of the summons to the Applicant either at the address set forth in the application or at the Applicant's last address appearing in the Bank's records. In any such action or any other action between the Bank and the Applicant or any claim by the Bank against the Applicant, Applicant agrees to pay the Bank's reasonable attorneys' fees whether at the trial or appellate court or bankruptcy court.

APPLICANT ALSO WAIVES:

(a)

the right to trial by jury in the event of any litigation to which the Bank and the Applicant are parties in respect of any manner arising under the Credit (including, but not limited to, this Agreement and the Application), whether or not such litigation has been commenced in respect of the Credit (including, but not limited to, Agreement and the Application) and whether or not other persons are also parties thereto;

(b)

any immunity it or its property may now or hereafter have from suit, jurisdiction, attachment (whether prior to judgment or in aid of execution), execution or other legal process;

(c)

any claim against the Bank for consequential, incidental, special or punitive damages. Notice of acceptance of this Agreement by the Applicant is waived; and

(d)

the right to assert that any court in the state where the Credit was issued is an inconvenient forum.

2084898

15.

No Waiver of the Bank's Right of Set-Off. It is expressly recognized and acknowledged by the Applicant that notwithstanding anything to the contrary contained herein, the Bank does not waive its common law or statutory rights of set-off or any other rights generally available to creditors.

16.

Notices. Notice from the Bank to the Applicant , or vice-versa, relating to this Agreement shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient’s address, telex number or facsimile number set forth by the Applicant on the Application or in the Credit, and for the Bank in the Credit, by any of the following means; (i) hand delivery, (ii) registered or certified mail, postage prepaid, with return receipt requested, (iii) first class or express mail, postage prepaid, (iv) Federal Express, Purolator Courier or like overnight courier service, or (v) facsimile, telex, or other wire transmission with request for assurance or receipt in a manner typical with respect to communications of that type. Notice to the Bank must be sent to the Bank’s address set forth in the Credit; notice to the Applicant must be sent to the address set forth in the Credit, the Application, or at any Applicant’s last address appearing in the Bank’s records. Notice made in accordance with this section shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing or deposit with an overnight courier service if delivered by express mail or overnight courier; provided, however, that notice to the Bank shall be deemed delivered upon receipt.

17.     This Agreement represents the entire understanding of the parties, with regard to the transaction contemplated herein and there are no understandings.

This Agreement may not be assigned by the Applicant without the prior written consent of the Bank. The Bank may assign or sell participations in all or any part of the credit or this Agreement to another entity. This Agreement and all rights, obligations and liabilities arising hereunder shall be binding upon and inure to the benefit of the Bank and the Applicant and their respective successors and permitted assigns and shall be governed by and construed in accordance with the internal laws of the state where the Credit was issued without reference to principles of conflict of laws. Any provision hereof which may prove unenforceable shall not affect the validity of any other provision. Headings are for convenience only and shall not influence construction or interpretation of this Agreement.

DATED:  _________________________________

WITNESS:

CAPITAL ONE, N.A.

By: _____________________________________

Company Name

Title:

              By: _____________________________

Title: ____________________________

2076882.7

Exhibit F

Form of Joinder Agreement

JOINDER AGREEMENT

Credit Agreement

The undersigned (“Additional Guarantor”) is executing and delivering this Joinder Agreement pursuant to that certain Credit Agreement dated as of June __, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement;” the terms defined therein being used herein as therein defined) (a copy of which is hereby acknowledged as being received by the undersigned by and among Monmouth Real Estate Investment Corporation (the “Borrower”), Capital One, National Association, as administrative agent (“Administrative Agent”) and the Lenders party thereto.

  By executing and delivering this Joinder Agreement to Administrative Agent for the benefit of the Lenders, the Additional Guarantor hereby agrees to become a party to, to be bound by, and to comply with all of the terms, covenants and conditions of the Loan Agreement, in the same manner as if the Additional Guarantor were an original signatory to such agreement.  The Additional Guarantor agrees that it shall be a “Guarantor” as such term is defined and used in the Loan Agreement.  The Additional Guarantor  hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Guarantor contained in the Loan Agreement

The Additional Guarantor further represents and warrants to Lender that the Additional Guarantor has all requisite power, authority and legal right to execute and deliver this Joinder Agreement and that the execution, delivery and performance by the Additional Guarantor of this Joinder Agreement, the Loan Agreement and all other Loan Documents (as defined in the Loan Agreement) to which it is, or may become a party, have been duly authorized by all necessary action.

Accordingly, the Additional Guarantor has executed and delivered this Joinder Agreement as of this ___ day of _________________, 201_.

ADDITIONAL GUARANTOR

By:_____________________________

Print Name:

Title:

Address:

2076882.7

________________________________

________________________________

________________________________

2076882.7

Exhibit G

  Form of Guaranty

GUARANTY

This GUARANTY (this “Guaranty”), dated as of June __, 2013, made by the undersigned signatories to this Guaranty (each, a “Guarantor”, and collectively, the “Guarantors”), in favor of CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent on behalf of certain Lenders (as defined below) (together with its successors and assigns, hereinafter referred to as “Administrative Agent”).

R E C I T A L S:

A.

Pursuant to that certain Credit Agreement dated as of the date hereof (as the same may be amended, modified, supplemented or replaced from time to time, the “Credit Agreement”) among Monmouth Real Estate Investment Corporation (“Borrower”), Administrative Agent and certain lenders party thereto (each, a “Lender”, and collectively, the “Lenders”), the Lenders have agreed to make a loan or loans (the “Loan”) to Borrower in an aggregate principal amount not to exceed $40,000,000, subject to the terms and conditions of the Credit Agreement;

B.

As a condition to the Lenders’ making the Loans, Administrative Agent and the Lenders are requiring that each Guarantor execute and deliver to Administrative Agent and the Lenders this Guaranty; and

C.

Each Guarantor hereby acknowledges that Guarantor will materially benefit from the Lenders’ agreeing to make the Loans;

NOW, THEREFORE, in consideration of the premises set forth herein and as an inducement for and in consideration of the agreement of the Lenders to make the Loans pursuant to the Credit Agreement, each Guarantor hereby agrees, covenants, represents and warrants to Administrative Agent and the Lenders as follows:

1.

Definitions.

(a)

All capitalized terms used and not defined herein shall have the respective meanings given such terms in the Credit Agreement.

(b)

The term “Guaranteed Obligations” means the Obligations.

2.

Guaranty.

2076882.7

(a)

Each Guarantor hereby irrevocably, absolutely and unconditionally guarantees, on a joint and several basis, to Administrative Agent (on behalf of the Lenders) the full, prompt and complete payment when due of the Guaranteed Obligations.

(b)

All sums payable to Administrative Agent (on behalf of the Lenders) under this Guaranty shall be payable on demand and without reduction for any offset, claim, counterclaim or defense.

(c)

Each Guarantor hereby agrees to indemnify, defend and save harmless Administrative Agent and the Lenders from and against any and all costs, losses, liabilities, claims, causes of action, expenses and damages, including reasonable attorneys’ fees and disbursements, which Administrative Agent or any Lender may suffer or which otherwise may arise by reason of Borrower’s failure to pay any of the Guaranteed Obligations when due, irrespective of whether such costs, losses, liabilities, claims, causes of action, expenses or damages are incurred by Administrative Agent or any Lender prior or subsequent to Administrative Agent’s declaring the principal, interest and other sums evidenced or secured by the Loan Documents to be due and payable, except if such costs, losses, liabilities, claims, causes of action, expenses or damages are caused by Administrative Agent’s or any Lender’s gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction.

3.

Representations and Warranties.  Each Guarantor hereby represents and warrants to Administrative Agent and the Lenders as follows (which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Guaranty):

(a)

Organization, Authority and Execution.  Each Guarantor is duly organized, validly existing and in good standing under the laws of the State of its incorporation or formation, as appropriate, and has all necessary power and authority to own its properties and to conduct its business as presently conducted or proposed to be conducted and to enter into and perform this Guaranty and all other agreements and instruments to be executed by it in connection herewith.  This Guaranty has been duly executed and delivered by each Guarantor.

(b)

Enforceability.  This Guaranty constitutes a legal, valid and binding obligation of each Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(c)

No Violation.  The execution, delivery and performance by each Guarantor of its obligations under this Guaranty has been duly authorized by all necessary action, and do not and will not violate any law, regulation, order, writ, injunction or decree of any court or governmental body, agency or other instrumentality applicable to such Guarantor, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the assets of such Guarantor pursuant to the terms of such Guarantor’s

2076882.7

articles of organization, or any mortgage, indenture, agreement or instrument to which such Guarantor is a party or by which it or any of its properties is bound (except such agreements or instruments as to which such a conflict would not result in a Material Adverse Effect).  No Guarantor is in default under any other guaranty which it has provided to Administrative Agent or any Lender.

(d)

No Litigation.  There are no actions, suits or proceedings at law or at equity, pending or, to each Guarantor’s best knowledge, threatened against or affecting such Guarantor or which involve or might involve the validity or enforceability of this Guaranty or which might have a Material Adverse Effect.  Each Guarantor is not in default beyond any applicable grace or cure period with respect to any order, writ, injunction, decree or demand of any Governmental Authority which might have a Material Adverse Effect.

(e)

Consents.  All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all Governmental Authorities (collectively, the “Consents”) that are required in connection with the valid execution, delivery and performance by each Guarantor of this Guaranty have been obtained and such Guarantor agrees that all Consents required in connection with the carrying out or performance of any of such Guarantor’s obligations under this Guaranty will be obtained when required.

(f)

Financial Statements and Other Information.  All financial statements of each Guarantor heretofore delivered to Administrative Agent are true and correct in all material respects and fairly present the financial condition of such Guarantor as of the respective dates thereof, and no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof.  None of the aforesaid financial statements or any certificate or statement furnished to Administrative Agent or any Lender by or on behalf of each Guarantor in connection with the transactions contemplated hereby, and none of the representations and warranties in this Guaranty contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.  No Guarantor is insolvent within the meaning of the United States Bankruptcy Code or any other applicable law, code or regulation and the execution, delivery and performance of this Guaranty will not render any Guarantor insolvent.

(g)

Consideration.  Borrower is the owner, directly or indirectly, of all of the legal and beneficial equity interests in each Guarantor.

4.

Financial Statements.  Guarantors shall deliver to Administrative Agent (for delivery to the Lenders), the financial statements required to be delivered to the Administrative Agent pursuant to Section 7.4 of the Credit Agreement.

5.

Unconditional Character of Obligations of Guarantors.

2076882.7

(a)

The obligations of Guarantors hereunder shall be joint and several,  irrevocable, absolute and unconditional, irrespective of the validity, regularity or enforceability, in whole or in part, of the other Loan Documents or any provision thereof, or the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against Borrower, Guarantors or any other Person or any action to enforce the same, any failure or delay in the enforcement of the obligations of Borrower under the other Loan Documents or Guarantors under this Guaranty, or any setoff, counterclaim, and irrespective of any other circumstances which might otherwise limit recourse against Guarantors by Administrative Agent or the Lenders or constitute a legal or equitable discharge or defense of a guarantor or surety.  Administrative Agent on behalf of the Lenders may enforce the obligations of Guarantors under this Guaranty by a proceeding at law, in equity or otherwise, independent of any proceeding or any deficiency action against Borrower or any other Person at any time, either before or after an action against Borrower or any other Person.  This Guaranty is a guaranty of payment and performance and not merely a guaranty of collection.  Each Guarantor waives diligence, notice of acceptance of this Guaranty, filing of claims with any court, any proceeding to enforce any provision of any other Loan Document, against such Guarantor, Borrower or any other Person, any right to require a proceeding first against Borrower or any other Person, or to exhaust any security for the performance of the Guaranteed Obligations or any other obligations of Borrower or any other Person, or any protest, presentment, notice of default or other notice or demand whatsoever (except to the extent expressly provided to the contrary in this Guaranty).

(b)

The obligations of Guarantors under this Guaranty, and the rights of Administrative Agent on behalf of the Lenders to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by any of the following:

(i)

any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower, Guarantors or any other Person;

(ii)

any failure by Administrative Agent, any Lender or any other Person, whether or not without fault on its part, to perform or comply with any of the terms of the Credit Agreement, or any other Loan Documents, or any document or instrument relating thereto;

(iii)

the release of Borrower or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law or otherwise; or

(iv)

the release in whole or in part of any collateral for any or all Guaranteed Obligations or for the Loan or any portion thereof.

2076882.7

(c)

Except as otherwise specifically provided in this Guaranty, each Guarantor hereby expressly and irrevocably waives all defenses in an action brought by Administrative Agent or any Lender to enforce this Guaranty based on claims of waiver, release, surrender, alteration or compromise and all setoffs, reductions, or impairments, whether arising hereunder or otherwise.

(d)

Administrative Agent may deal with Borrower and Affiliates of Borrower in the same manner and as freely as if this Guaranty did not exist and shall be entitled, among other things, to grant Borrower or any other Person such extension or extensions of time to perform any act or acts as may be deemed advisable by Administrative Agent, at any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of Guarantors hereunder.

(e)

No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent, delay, omission, failure to act or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of, the Loan Documents shall in any way alter, impair or affect any of the obligations of Guarantors hereunder, and each Guarantor agrees that if any Loan Document are modified with Administrative Agent’s consent, the Guaranteed Obligations shall automatically be deemed modified to include such modifications.

(f)

Administrative Agent may proceed to protect and enforce any or all of its and the Lenders' rights under this Guaranty by suit in equity or action at law, whether for the specific performance of any covenants or agreements contained in this Guaranty or otherwise, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by Guarantors.  Each and every remedy of Administrative Agent and the Lenders shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

(g)

No waiver shall be deemed to have been made by Administrative Agent or any Lender of any rights hereunder unless the same shall be in writing and signed by Administrative Agent or the Lenders, as applicable, and any such waiver shall be a waiver only with respect to the specific matter involved and shall in no way impair the rights of Administrative Agent and the Lenders or the obligations of Guarantors to Administrative Agent and the Lenders in any other respect or at any other time.

(h)

At the option of Administrative Agent, any Guarantor may be joined in any action or proceeding commenced by Administrative Agent against Borrower in connection with or based upon any other Loan Documents and recovery may be had against such Guarantor in such action or proceeding or in any independent action or proceeding against such Guarantor to the extent of such Guarantor’s liability hereunder, without any requirement that Administrative Agent first assert, prosecute or exhaust any remedy or claim against Borrower or any other Person, or any security for the obligations of Borrower or any other Person.

2076882.7

(i)

Each Guarantor agrees that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment is made by Borrower or such Guarantor to Administrative Agent or any Lender and such payment is rescinded or must otherwise be returned by Administrative Agent or such Lender (as determined by Administrative Agent or such Lender in its sole and absolute discretion) upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower or such Guarantor, all as though such payment had not been made.

(j)

In the event that any Guarantor shall advance or become obligated to pay any sums under this Guaranty or in connection with the Guaranteed Obligations or in the event that for any reason whatsoever Borrower is now, or shall hereafter become, indebted to such Guarantor, such Guarantor agrees that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to all sums, including principal and interest and other amounts, at any time owed to Administrative Agent or any Lender under the Loan Documents, and (ii) such Guarantor shall not be entitled to enforce or receive payment thereof until all Obligations due pursuant to the Loan Documents have been paid in full and the Facility terminated.  Nothing herein contained is intended or shall be construed to give any Guarantor any right of subrogation in or under the Loan Documents or any right to participate in any way therein, or in the right, title or interest of  Administrative Agent or any Lender in or to any collateral for the Loan, notwithstanding any payments made by any Guarantor under this Guaranty, until the actual and irrevocable receipt by Administrative Agent on behalf of the Lenders of payment in full of all principal, interest and other sums due with respect to the Loan or otherwise payable under the Loan Documents.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when any such sums due and owing to Administrative Agent or any Lender shall not have been fully paid, such amount shall be paid by such Guarantor to Administrative Agent for credit and application against such sums due and owing to Administrative Agent or any Lender.

        6.           Intentionally Deleted.

        7.      Entire Agreement/Amendments.  This instrument represents the entire agreement between the parties with respect to the subject matter hereof.  The terms of this Guaranty shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Administrative Agent and each Guarantor.

         8.         Successors and Assigns.  This Guaranty (a) shall be binding upon each Guarantor, and such Guarantor’s successors and assigns; (b) may not be assigned or delegated by any Guarantor; and (c) shall inure to the benefit of Administrative Agent, the Lenders and their respective successors and assigns.

        9.

Applicable Law and Consent to Jurisdiction.  This Guaranty shall be governed by, and construed in accordance with, the substantive laws of the Governing State.  Each Guarantor irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Guaranty may be brought in a court of record in the City and County of New York or in the Courts of the United States of America located in New York, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding and (c) waives any

2076882.7

objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.  Each Guarantor irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of copies of such process to such Guarantor at its address provided in Section 14 hereof.  Nothing in this Section 9, however, shall affect the right of Administrative Agent to serve legal process in any other manner permitted by law or affect the right of Administrative Agent to bring any suit, action or proceeding against any Guarantor or its property in the courts of any other jurisdictions.

         10.

Section Headings.  The headings of the sections and paragraphs of this Guaranty have been inserted for convenience of reference only and shall in no way define, modify, limit or amplify any of the terms or provisions hereof.

                      11.        Severability.  Any provision of this Guaranty which may be determined by any competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, each Guarantor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

        12.         WAIVER OF TRIAL BY JURY.  EACH GUARANTOR HEREBY WAIVES THE RIGHT OF TRIAL BY JURY IN ANY LITIGATION, ACTION OR PROCEEDING ARISING HEREUNDER OR IN CONNECTION THEREWITH.

        13.           Other Guaranties.  The obligations of each Guarantor hereunder are separate and distinct from, and in addition to, the obligations of such Guarantor now or hereafter arising under any other  Guaranties, pursuant to which such Guarantor has guaranteed payment and performance of certain other obligations of Borrower described therein.

                   14.         Notices.   All notices, consents, approvals and requests required or permitted hereunder (a “Notice”) shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party):  If to Administrative Agent: Capital One, National Association, 499 Thornall Street, 11th Floor, Edison, New Jersey 08837, Attention:  Commercial Real Estate, with a copy to McElroy, Deutsch, Mulvaney & Carpenter, LLP, 1300 Mount Kemble Avenue, P.O. Box 2075, Morristown, New Jersey 07962, Attention:  Kevin P. Galvin, Esq., and if to Guarantors: c/o Monmouth Real Estate Investment Corporation, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, Attention:  Kevin Miller, Chief Financial Officer, Telecopier: (732)577-9981, with a copy to: Waller, Lansden, Dortch & Davis, LLP, 511 Union Street, Suite 2700, Nashville, Tennessee, Attention: Matthew T. Harris and Steven Connor, Telecopier: (615)244-6804.  A notice shall be deemed to have been given:  in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of overnight delivery, upon the first attempted delivery on a Business Day.

         15.       Guarantors’ Receipt of Loan Documents.  Each Guarantor by its execution hereof acknowledges receipt of true copies of all of the Loan Documents, the terms

2076882.7

and conditions of which are hereby incorporated herein by reference.

                     16.             Interest; Expenses.

(k)

If Guarantors fail to pay all or any sums due hereunder upon demand by Administrative Agent, the amount of such sums payable by Guarantors to Administrative Agent shall bear interest from the date of demand until paid at the Default Rate in effect from time to time.

(l)

Each Guarantor hereby agrees to pay all costs, charges and expenses, including reasonable attorneys’ fees and disbursements, that may be incurred by Administrative Agent or any Lender in enforcing the covenants, agreements, obligations and liabilities of Guarantors under this Guaranty.

                        17.         Joint and Several Obligations.  If “Guarantor” consists of more than one Person, each such Person shall have joint and several liability for the obligations of Guarantors hereunder.

                        18.    Specific Limitation on Guaranty and Indemnity Obligations. Guarantors, Administrative Agent and the Lenders hereby confirm that it is the intention of Guarantors, Administrative Agent and the Lenders that this Guaranty not constitute a fraudulent transfer or fraudulent conveyance (a "Fraudulent Conveyance") under the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any other debtor relief law or insolvency law (whether statutory, common law, case law or otherwise) or any jurisdiction whatsoever (collectively, the "Bankruptcy Laws").  To give effect to the foregoing intention of Guarantors, Administrative Agent and the Lenders, each of such parties hereby irrevocably agrees that the Guaranteed Obligations shall be limited to (but shall not be less than) such maximum amount as will, after giving effect to the maximum amount of such obligations and all other liabilities (whether contingent or otherwise) of Guarantors that are relevant under such Bankruptcy Laws, result in the Guaranteed Obligations not constituting a Fraudulent Conveyance under the Bankruptcy Laws, as of the date of execution and delivery of this Guaranty.

          [the next page begins the Signature Pages]

2076882.7

IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the date first above written.

10889910.2

    [Signature Page to Guaranty]

10889910.2

Schedule 1

Lender and Lending Offices

Lenders

Lending Office

Capital One, National Association

499 Thornall Street, 11th Floor Edison, New Jersey 08837

Attn: Commercial Real Estate     Department

Capital One Bank
Syndications Portfolio Management

90 Park Avenue, 4th Floor

New York, NY 10016

Bank of Montreal

Bank of Montreal

BMO Capital Markets |

100 High Street, 26th Floor

Boston, MA  02110

10889910.2

Schedule 1.1(a)

Portfolio Properties

	Owned by:	Address:	Location
1.	Monmouth Capital Corporation	1078 Bertram Road	Augusta, GA (FedEx)
2.	Monmouth Real Estate Investment Corporation	2902 Gun Club Road	Augusta, GA (FedEx Ground)
3.	Monmouth Capital Corporation	5313 Majestic Pkwy	Bedford Heights, OH
4.	Monmouth Real Estate Investment Corporation	11900 Trolley Lane	Beltsville, MD
5.	Monmouth Real Estate Investment Corporation	7019 High Grove Blvd.	Burr Ridge, IL
6.	Palmer Terrace Realty Associates, L.L.C. (51% owned by Monmouth Capital Corporation)	2 Palmer Terrace	Carlstadt, NJ
7.	Monmouth Real Estate Investment Corporation	2000 Luna Road	Carrollton, TX
8.	Monmouth Real Estate Investment Corporation	14257 E. Easter Avenue	Centennial (Denver), CO
9.	Monmouth Real Estate Investment Corporation	1122 Stoney Ridge Rd.	Charlottesville, VA
10.	Monmouth Capital Corporation	6023 Century Oaks Drive	Chattanooga, TN
11.	Monmouth Capital Corporation	1289 Walden Avenue	Cheektowaga, NY
12.	Monmouth Real Estate Investment Corporation	3155 Grissom Pkwy	Cocoa Beach, FL
13.	Monmouth Real Estate Investment Corporation	2050 Cygnet Heights	Colorado Springs, CO
14.	MREIC Corpus Christi TX, LLC	246 Glasson Drive	Corpus Christi, TX
15.	MRC I, LLC	5300 S. International Dr.	Cudahy, WI
16.	MREIC Edinburg TX, LLC	502 W. Independence Dr.	Edinburg, TX
17.	Monmouth Real Estate Investment Corporation	2701 S. 98th Street	Edwardsville, KS
18.	Jones EPI, LLC	11501 Wilkinson	El Paso, TX
19.	MREIC El Paso, LLC	Vacant land next to 11501 Wilkinson	El Paso, TX
20.	Monmouth Real Estate Investment Corporation	2580 Technology Drive	Elgin, IL
21.	Monmouth Real Estate Investment Corporation	590 Assembly Court	Fayetteville, NC
22.	Monmouth Real Estate Investment Corporation (owns 2/3rds)	1135 Easton Avenue	Franklin Township (Somerset), NJ
23.	MREIC South Carolina, LLC	3058 Lakemont Blvd.	Ft. Mill, SC
24.	Monmouth Real Estate Investment Corporation	2670 Colonial Blvd.	Ft. Myers, FL
25.	Monmouth Real Estate Investment Corporation	6 Konzen Court	Granite City, IL
26.	Monmouth Real Estate Investment Corporation	700 Hudson Road	Griffin, GA
27.	Hemingway at Halfmoon, LLC	4 Liebich Lane	Halfmoon, NY
28.	Monmouth Real Estate Investment Corporation	7409 Magi Road	Hanahan, SC (FedEx Ground)
29.	Monmouth Real Estate Investment Corporation	7410 Magi Road	Hanahan, SC (Norton)
30.	Monmouth Real Estate Investment Corporation	16211 Air Center Blvd.	Houston, TX
31.	Monmouth Real Estate Investment Corporation	3736 Salisbury Road	Jacksonville, FL
32.	Monmouth Capital Corporation	1801 N. Corrington Ave.	Kansas City, MO
33.	Monmouth Capital Corporation	1900 Interstate Blvd.	Lakeland, FL
34.	MREIC Lebanon, OH, LLC	4170 Columbia Road	Lebanon, OH
35.	MREIC Lebanon, Tennessee, LLC	900 Hutchinson Place	Lebanon, TN
36.	Monmouth Real Estate Investment Corporation	2901 Heartland Drive	Liberty, MO
37.	MREIC Livonia MI, LLC	38401 Amrhein Road	Livonia, MI
38.	Monmouth Real Estate Investment Corporation	510 Production Ave.	Madison, AL
39.	Monmouth Real Estate Investment Corporation	8800 Studley Road	Mechanicsville (Richmond), VA
40.	Monmouth Real Estate Investment Corporation	5025 Tuggle Road	Memphis, TN
41.	Monmouth Real Estate Investment Corporation	1729 Pennsylvania Avenue	Monaca, PA
42.	Monmouth Real Estate Investment Corporation	1942 Airport Road	Monroe, NC
43.	Monmouth Capital Corporation	1000 Knell Road	Montgomery, IL
44.	Monmouth Real Estate Investment Corporation	50 Hollow Tree Lane	Newington, CT
45.	MREIC O’Fallon MO, LLC	831 Lone Star Drive	O'Fallon, MO
46.	MREIC Oklahoma City OK, LLC	2701 SW 18th Street	Oklahoma City, OK
47.	MREIC Olive Branch MS, LLC	8644 Polk Lane	Olive Branch, MS
48.	MREIC Olive Branch MS II, LLC	12385 Crossroad Drive	Olive Branch, MS
49.	Monmouth Real Estate Investment Corporation	7130 Q Street	Omaha, NE
50.	MREIC Orangeburg NY, LLC	29 Corporate Drive	Orangeburg, NY
51.	Monmouth Real Estate Investment Corporation	1601 Brown Road	Orion, MI
52.	Monmouth Real Estate Investment Corporation	950 Bennett Road	Orlando, FL
53.	Monmouth Real Estate Investment Corporation	7569 Golf Course Blvd.	Punta Gorda, FL
54.	Monmouth Real Estate Investment Corporation	3245 Henry Road	Richfield, OH
55.	MREIC Richland MS, LLC	440 US Highway 49 South	Richland, MS (Jackson)
56.	Monmouth Capital Corporation	2300 Westmoreland St.	Richmond, VA
57.	MREIC Ridgeland MS, LLC	105 Business Park Dr.	Ridgeland, MS
58.	Monmouth Real Estate Investment Corporation	3736 Tom Andrews Rd. NW	Roanoke, VA (DHL)
59.	MREIC Roanoke VA, LLC	1935 Blue Hills Drive	Roanoke, VA (FedEx Ground)
60.	MREIC Illinois, LLC	4472 Technology Drive	Rockford, IL
61.	Monmouth Real Estate Investment Corporation	28000 Five M Center Dr.	Romulus, MI
62.	Monmouth Real Estate Investment Corporation	1270 N. Wilkening	Schaumburg, IL
63.	Monmouth Real Estate Investment Corporation	5703 Mitchell Avenue	St. Joseph, MO
64.	BB Streetsboro, LLC	Interstate Commerce Center Industrial Park, Mondial Parkway, 9780 Mopar Drive, Portage County	Streetsboro, OH
65.	Monmouth Real Estate Investment Corporation	8411 Florida Mining Blvd.	Tampa, FL (FedEx Ground)
66.	Monmouth Real Estate Investment Corporation	5101 W. Waters Avenue	Tampa, FL (FedEx)
67.	Monmouth Capital Corporation	3404 Cragmont Drive	Tampa, FL (Grand Prix)
68.	Monmouth Real Estate Investment Corporation	9860 W. Buckeye Road	Tolleson, AZ
69.	Monmouth Real Estate Investment Corporation	6700 SW Topeka Blvd., Bldg 400	Topeka, KS
70.	MREIC Urbandale IA, LLC	4401 112th Street	Urbandale, IA
71.	MREIC Waco TX, LLC	685 Alliance Parkway	Waco, TX (Hewitt)
72.	Monmouth Real Estate Investment Corporation	9667 Inter-Ocean Ave	West Chester Township, OH
73.	Wheeling Partners LLC	1430 South Wolf Road	Wheeling IL
74.	Monmouth Capital Corporation	1828 Buerkle Road	White Bear Lake, MN
75.	MREIC Winston-Salem NC, LLC	4040 Business Park Ct.	Winston-Salem, NC

10889910.2

10889910.2

Schedule 1.1(b)

Borrowing Base Properties

All Borrowing Base Properties are readily marketable with no material impediments as to ability to finance.

	Owned by:	Address:	Location
1.	Monmouth Capital Corporation	1078 Bertram Road	Augusta GA
2.	Monmouth Real Estate Investment Corporation	7019 High Grove Blvd.	Burr Ridge IL
3.	Monmouth Real Estate Investment Corporation	590 Assembly Court	Fayetteville, NC
4.	Monmouth Real Estate Investment Corporation	2670 Colonial Blvd.	Ft. Myers, FL
5.	Monmouth Capital Corporation	1900 Interstate Blvd.	Lakeland, FL
6.	Monmouth Real Estate Investment Corporation	2901 Heartland Drive	Liberty, MO
7.	Monmouth Real Estate Investment Corporation	1729 Pennsylvania Avenue	Monaca, PA
8.	Monmouth Capital Corporation	1000 Knell Road	Montgomery, IL
9.	MREIC O’Fallon MO, LLC	831 Lone Star Drive	O'Fallon MO
10.	MREIC Orangeburg NY, LLC	29 Corporate Drive	Orangeburg, NY
11.	MREIC Richland MS, LLC	440 US Highway 49 South	Richland, MS (Jackson)
12.	Monmouth Capital Corporation	2300 Westmoreland St.	Richmond, VA
13.	MREIC Ridgeland MS, LLC	105 Business Park Dr.	Ridgeland MS
14.	Monmouth Real Estate Investment Corporation	1270 N. Wilkening	Schaumburg IL
15.	MREIC Urbandale IA, LLC	4401 112th Street	Urbandale, IA
16.	Monmouth Capital Corporation	1828 Buerkle Road	White Bear Lake, MN
17.	MREIC Winston-Salem NC, LLC	4040 Business Park Ct.	Winston-Salem, NC

10889910.2

            Schedule 1.2

             Commitment and Commitment Percentages

Commitment

Lender

Percentage

Commitment

Capital One, National Association

50%

$20,000,000.00

Bank of Montreal

50%

$20,000,000.00

10889910.2

Schedule 1.3

Related Companies; Guarantors

Related Companies:

1.

BB Streetsboro LLC

2.

Hemingway at Halfmoon, LLC

3.

Jones EPI, LLC

4.

MRC I, LLC

5.

MREIC Buckner KY, LLC

6.

MREIC Corpus Christi TX, LLC

7.

MREIC Edingburg TX, LLC

8.

MREIC El Paso, LLC

9.

MREIC Financial, Inc. (owned 100% by Monmouth Real Estate Investment Corporation)

10.

MREIC Illinois, LLC

11.

MREIC Lebanon OH, LLC

12.

MREIC Lebanon, Tennessee, LLC

13.

MREIC Livonia MI, LLC

14.

MREIC Oklahoma City OK, LLC

15.

MREIC Olive Branch MS II, LLC

16.

MREIC Olive Branch MS, LLC

17.

MREIC Roanoke VA, LLC

18.

MREIC South Carolina, LLC

19.

MREIC Waco TX, LLC

20.

Palmer Terrace Realty Associates, L.L.C. (owned 51% by Monmouth Capital Corporation)

21.

Wheeling Partners LLC

Guarantors:

1.

Monmouth Capital Corporation

2.

MREIC O’Fallon MO, LLC

3.

MREIC Orangeburg NY, LLC

4.

MREIC Richland MS, LLC

5.

MREIC Ridgeland MS, LLC

6.

MREIC Urbandale IA, LLC

7.

MREIC Winston-Salem NC, LLC

10889910.2

Schedule 6.1(a)

States of Formation

	Guarantor	State of Formation
1.	Monmouth Capital Corporation	New Jersey
2.	MREIC O’Fallon MO, LLC	Missouri
3.	MREIC Orangeburg NY, LLC	New York
4.	MREIC Richland MS, LLC	Mississippi
5.	MREIC Ridgeland MS, LLC	Mississippi
6.	MREIC Urbandale IA, LLC	Iowa
7.	MREIC Winston-Salem NC, LLC	North Carolina

10889910.2

Schedule 6.3

Title to Properties

None.

10889910.2

Schedule 6.7

Litigation

None.

10889910.2

Schedule 6.15

Insider Transactions

1.

Daniel D. Cronheim is an inside Director of the Borrower and Executive Vice President of David Cronheim Company (Cronheim) and CMS.  Daniel Cronheim received $27,250, $25,000 and $20,500 for Director’s fees in 2012, 2011 and 2010, respectively.  The David Cronheim Company received $15,950, $15,400 and $22,773 in lease commissions in 2012, 2011 and 2010, respectively.  The David Cronheim Mortgage Corporation, an affiliated company, received $161,000, $-0- and $100,000 in mortgage brokerage commissions in 2012, 2011 and 2010, respectively and $161,500 in mortgage broker commissions thus far in fiscal year 2013.

2.

Effective August 1, 2012, the Board agreed to compensate Robert Cronheim (Real Estate Advisor) $8,333 per month for 12 months, in recognition of his services for past years and continued advice and insight.

3.

An industrial property in Carlstadt, New Jersey is owned by Palmer Terrace Realty Associates, L.L.C.  The Company owns 51% of Palmer Terrace Realty Associates, LLC.  This property is managed by Marcus Associates, an entity affiliated with the 49% non-controlling interest.  Management fees paid to Marcus Associates for each of the fiscal years ended 2012, 2011 and 2010 totaled $15,804.

4.

There are six Directors of the Company who are also Directors and shareholders of UMH Properties, Inc.  During 2011, the Company purchased 200,000 shares of the UMH Series A 8.125% preferred stock in a public offering for $5,000,000.  The Company holds common and preferred stock of UMH Properties, Inc. in its securities portfolio.

10889910.2

Schedule 6.16

Employee Benefit Plans

None, however Borrower employees may participate in UMH Properties, Inc.’s 401(k) plan.

10889910.2

Schedule 6.18

Environmental Matters

None.

10889910.2

Schedule 6.21

Building Structural Defects, etc.

None.

10889910.2

Schedule 6.22

Insurance

The Borrower has a general liability insurance policy that covers all Portfolio Properties. Please see attached for a copy of the policy.

10889910.2

Schedule 8.1(c)

Indebtedness

Mortgage Loans:	Property Locations	Principal Balance	Maturity Date
1.	Augusta, GA (FDX Gr)	$1,386,437.64	1/27/2020
2.	Bedford Heights, OH	$3,224,408.81	1/5/2018
3.	Beltsville, MD (Aegon)	$1,731,880.92	5/1/2016
4.	Beltsville, MD (SUN)	$5,354,509.67	5/1/2016
5.	Carlstadt, NJ	$2,348,921.30	5/15/2026
6.	Carrolton/Dallas, TX	$10,013,160.75	2/1/2025
7.	Charlottesville, VA	$306,844.31	7/1/2014
8.	Chattanooga, TN	$2,231,379.86	5/1/2017
9.	Cheektowaga, NY	$1,235,347.70	10/1/2017
10.	Cocoa, FL	$5,974,735.10	12/1/2017
11.	Colorado Springs, CO	$2,159,458.54	1/1/2021
12.	Corpus Christi, TX	$2,881,695.90	11/1/2021
13.	Cudahy, WI	$1,272,648.92	5/1/2016
14.	Denver, CO	$1,955,474.07	11/1/2019
15.	Edinburg, TX	$4,369,274.73	9/30/2021
16.	Edwardsville, KS	$1,887,857.08	7/1/2017
17.	El Paso, TX	$4,333,363.72	1/5/2017
18.	Elgin, IL	$1,840,379.15	5/1/2017
19.	Ft. Mill, SC	$3,555,701.89	10/10/2019
20.	Granite City, IL	$3,121,286.83	11/1/2016
21.	Griffin, GA	$7,942,474.24	10/1/2016
22.	Halfmoon, NY	$4,092,855.78	1/13/2037
23.	Hanahan, SC (FDX Gr)	$1,906,011.59	1/21/2020
24.	Hanahan, SC (Norton)	$6,607,272.27	5/1/2017
25.	Houston, TX	$4,351,527.60	8/10/2022
26.	Huntsville, AL	$1,393,628.25	3/1/2020
27.	Jacksonville, FL	$1,056,241.08	12/1/2016
28.	Jacksonville, FL (interest only)	$1,300,000.00	12/1/2016
29.	Kansas City, MO	$2,667,877.56	7/1/2017
30.	Lebanon, OH	$2,907,637.82	5/1/2019
31.	Lebanon, TN	$8,248,287.26	7/10/2019
32.	Livonia, MI	$9,252,605.77	12/1/2026
33.	Memphis, TN	$8,989,401.75	1/1/2024
34.	Monroe, NC	$1,359,252.67	12/1/2016
35.	Newington, CT	$719,303.34	5/1/2016
36.	Oklahoma City, OK	$5,831,832.20	6/1/2024
37.	Olive Branch, MS (Anda)	$10,451,213.96	4/1/2022
38.	Olive Branch, MS (Milwaukee)	$16,759,083.48	1/1/2023
39.	Omaha, NE	$254,280.64	1/1/2014
40.	Orion, MI	$10,138,525.38	8/1/2017
41.	Orlando, FL	$5,033,143.76	10/1/2018
42.	Punta Gorda, FL	$2,356,365.22	10/1/2017
43.	Richfield, OH	$4,109,431.70	1/1/2018
44.	Richmond, VA (FDX)	$1,330,901.63	12/1/2015
45.	Roanoke, VA	$3,431,028.49	5/30/2017
46.	Roanoke, VA - Fedex Grd	$6,650,000.00	7/1/2026
47.	Rockford, IL	$1,814,714.45	12/10/2013
48.	Romulus, MI	$2,681,378.42	7/1/2021
49.	St. Joseph, MO	$2,443,722.45	3/1/2016
50.	Streetsboro, OH	$12,054,910.76	11/1/2021
51.	Tampa, FL (FDX Gr)	$8,702,539.65	3/1/2019
52.	Tampa, FL (FDX)	$4,609,248.28	4/1/2018
53.	Tampa, FL (Kellogg)	$2,439,917.34	3/1/2015
54.	Tolleson, AZ	$7,614,904.19	11/1/2022
55.	Topeka, KS	$2,052,823.41	8/10/2021
56.	Waco TX	$5,611,316.77	8/1/2022
57.	West Chester Twp, OH	$2,776,870.16	6/1/2018
58.	Wheeling, IL	$4,479,520.79	3/1/2016

Other Loans:	Lender:	Principal Balance	Term
1.	Bank of Princeton	$2,700,000	3/9/2017
2.	Two River Bank	$2,500,000	11/29/2016

10889910.2

Schedule 8.2(b)

Investments

	Type of Investment	Name:	Number of Equity Securities Purchased
1.	Preferred Stock	Apollo Commercial Real Estate 8.625% Ser A Pfd	10,000
2.	Preferred Stock	American Land Lease PFD 7.75%	18,000
3.	Preferred Stock	Arbor Realty Trust 7.75% Series B	10,000
4.	Preferred Stock	Campus Crest Cmntys SrA	10,000
5.	Preferred Stock	Caplease Inc. 8.125% Pf A	2,334
6.	Preferred Stock	Caplease Inc. 8.375% CUM B	52,403
7.	Preferred Stock	CBL & Assoc 6.625% PFD Ser E	40,000
8.	Preferred Stock	Cedar Realty Trust Inc Ser B Pfd	32,000
9.	Preferred Stock	Chesapeake Lodging 7.75 Pfd Ser A	20,000
10.	Preferred Stock	Commonwealth 6.5%	20,000
11.	Preferred Stock	Corporate Office 7.375 Pfd Ser L	20,000
12.	Preferred Stock	Dynex Captial Ser A Cum Pfd 8.5	50,000
13.	Preferred Stock	EPR Properties 6.625%	10,000
14.	Preferred Stock	General Growth Prop 6.375%	10,000
15.	Preferred Stock	Glimcher Realty 6.875% Pfd	10,000
16.	Preferred Stock	Glimcher Realty 7.5% Pfd Series H	40,000
17.	Preferred Stock	Grace Acqu I Pfd B	31,000
18.	Preferred Stock	Hatteras Financial Corp 7.625% Series A Pfd	10,000
19.	Preferred Stock	Innkeepers USA 8%	30,000
20.	Preferred Stock	Investors Real Estate 7.95% Pfd Series B	20,000
21.	Preferred Stock	Istar Financial 7.875SrE	59,000
22.	Preferred Stock	Istar Financial In Pfd D	41,753
23.	Preferred Stock	Istar Financial SR F	26,885
24.	Preferred Stock	Istar Financial 7.5%	33,883
25.	Preferred Stock	Kilroy Realty 6.375% Pfd Series H	20,000
26.	Preferred Stock	Kite Realty Group 8.25% Sr A	24,000
27.	Preferred Stock	Pennsylvania REIT 8.25 Series A	44,000
28.	Preferred Stock	Pennsylvania REIT 7.375 Series B	40,000
29.	Preferred Stock	Resource Capital Corp 8.25 Ser B	28,200
30.	Preferred Stock	SL Green Realty 6.5 Pfd Series I	20,000
31.	Preferred Stock	Staq Industrial Inc. 6.625%	5,000
32.	Preferred Stock	Summit Hotel 7.875%	20,000
33.	Preferred Stock	Supertel Hospitality SR A	17,000
34.	Preferred Stock	Sun Communities 7.125% Ser A	20,000
35.	Preferred Stock	Taubman Centers 6.5% PFD Series J	20,000
36.	Preferred Stock	Terreno Realty Ser A Cum Pfd 7.75	20,000
37.	Preferred Stock	UMH PPTYS - Sr A	200,000
38.	Preferred Stock	Urstadt Biddle 7.125 Pfd Ser F	55,000
39.	Preferred Stock	Winthrop Realty Tr SerD 9.25%	35,000
40.	Common Stock	Caplease Inc.	26,000
41.	Common Stock	First Indl Realty Tr Inc Reit	40,000
42.	Common Stock	First Potomac Realty	25,000
43.	Common Stock	Getty Realty Corp New	100,000
44.	Common Stock	Gladstone Commercial Corp	55,000
45.	Common Stock	Gov't Properties Income Trust	30,000
46.	Common Stock	Mack Cali Realty Corp(CLI	40,000
47.	Common Stock	One Liberty PPTYS Inc	12,500
48.	Common Stock	Select Income REIT	125,000
49.	Common Stock	Urstadt Biddle Pptys Inc	20,000
50.	Common Stock	UMH Properties	750,303
51.	Common Stock	Gladstone Commercial Corp.	10,000
52.	N/A	Gnma. Single Fam. Pool	500,000

10889910.2

Schedule 8.9

Existing Liens

Mortgages:	Address:	Location:
1.	2902 Gun Club Road	Augusta, GA
2.	5313 Majestic Pkwy	Bedford Heights, OH
3.	11900 Trolley Lane	Beltsville, MD
4.	2000 Luna Road	Carrollton, TX
5.	14257 E. Easter Avenue	Centennial (Denver), CO
6.	1122 Stoney Ridge Rd.	Charlottesville, VA
7.	6023 Century Oaks Drive	Chattanooga, TN
8.	1289 Walden Avenue	Cheektowaga, NY
9.	3155 Grissom Pkwy	Cocoa Beach, FL
10.	2050 Cygnet Heights	Colorado Springs, CO
11.	246 Glasson Drive	Corpus Christi, TX
12.	5300 S. International Dr.	Cudahy, WI
13.	502 W. Independence Dr.	Edinburg, TX
14.	2701 S. 98th Street	Edwardsville, KS
15.	11501 Wilkinson	El Paso, TX
16.	2580 Technology Drive	Elgin, IL
17.	3058 Lakemont Blvd.	Ft. Mill, SC
18.	6 Konzen Court	Granite City, IL
19.	700 Hudson Road	Griffin, GA
20.	4 Liebich Lane	Halfmoon, NY
21.	7409 Magi Road	Hanahan, SC
22.	7410 Magi Road	Hanahan, SC
23.	16211 Air Center Blvd.	Houston, TX
24.	3736 Salisbury Road	Jacksonville, FL
25.	1801 N. Corrington Ave.	Kansas City, MO
26.	4170 Columbia Road	Lebanon, OH
27.	900 Hutchinson Place	Lebanon, TN
28.	38401 Amrhein Road	Livonia, MI
29.	510 Production Ave.	Madison, AL
30.	5025 Tuggle Road	Memphis, TN
31.	1942 Airport Road	Monroe, NC
32.	50 Hollow Tree Lane	Newington, CT
33.	831 Lone Star Drive	O'Fallon, MO
34.	2701 SW 18th Street	Oklahoma City, OK
35.	8644 Polk Lane	Olive Branch, MS
36.	12385 Crossroad Drive	Olive Branch, MS
37.	7130 Q Street	Omaha, NE
38.	1601 Brown Road	Orion, MI
39.	950 Bennett Road	Orlando, FL
40.	7569 Golf Course Blvd.	Punta Gorda, FL
41.	3245 Henry Road	Richfield, OH
42.	2300 Westmoreland St.	Richmond, VA
43.	3736 Tom Andrews Rd. NW	Roanoke, VA
44.	1935 Blue Hills Drive	Roanoke, VA
45.	4472 Technology Drive	Rockford, IL
46.	28000 Five M Center Dr.	Romulus, MI
47.	5703 Mitchell Avenue	St. Joseph, MO
48.	Interstate Commerce Center Industrial Park, Mondial Parkway, 9780 Mopar Drive, Portage County	Streetsboro, OH
49.	8411 Florida Mining Blvd.	Tampa, FL
50.	5101 W. Waters Avenue	Tampa, FL
51.	3404 Cragmont Drive	Tampa, FL
52.	9860 W. Buckeye Road	Tolleson, AZ
53.	6700 SW Topeka Blvd., Bldg 400	Topeka, KS
54.	685 Alliance Parkway	Waco, TX (Hewitt)
55.	9667 Inter-Ocean Ave	West Chester Township, OH
56.	1430 South Wolf Road	Wheeling IL
57.	685 Alliance Parkway	Waco, TX (Hewitt)
58.	9667 Inter-Ocean Ave	West Chester Township, OH

Endnotes

2076882.7